UNITE
D S
TATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant
☒
                                  Filed by a Party other
than
the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12
HILTON GRAND VACATIONS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Proxy Statement

Notice of Annual Meeting of Stockholders

May 3, 2023

8:30 a.m., Eastern Time

Orlando, Florida

March 21, 2023

Dear Fellow Stockholder:

We are pleased to invite you to the 2023 Annual Meeting of Stockholders of Hilton Grand Vacations Inc. The annual meeting will be held on May 3, 2023 at 8:30 a.m., Eastern Time, at the Hilton Orlando, Key Largo A Meeting Room, 6001 Destination Parkway, Orlando, Florida 32819.

At the annual meeting, stockholders will be considering nine director nominees for election to our board of directors. We encourage you to review the qualifications and experience of the director nominees beginning on page 7 of the attached proxy statement. In addition to the election of directors, stockholders will also be considering (i) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2023 fiscal year, (ii) a proposal to approve the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan, (iii) a non-binding advisory vote to approve the compensation of our named executive officers, and (iv) a non-binding advisory vote on the frequency with which we should hold an advisory vote on executive compensation.

Stockholder accountability is of paramount importance to our board of directors and our senior leadership. Since we became an independent publicly-traded company, we have actively used our stockholder engagement program to receive constructive views from our stockholders. We listen carefully to your viewpoints and take them into consideration in the boardroom and in the strategic decision-making of our senior leadership. Additional information about our stockholder engagement can be found on page 6 of the proxy statement.

In addition, we believe in being a responsible corporate citizen and have continued our efforts to operate in a sustainable and socially responsible manner. This is particularly important given that we are a global hospitality and destination company. We have implemented a number of programs to reduce our environmental impact, serve the communities in which we operate, and create an inclusive and service-oriented workplace for our team members, for which we received a number of accolades and recognitions. You can read more about our corporate social responsibility program on page 13 of the proxy statement.

Your vote is important to us. Regardless of how many shares you own, it is important that your views are represented, and your shares are counted at the annual meeting. Voting instructions can be found on page 3 of the proxy statement and in the Question and Answer section that begins on page 82 of the proxy statement. Voting instructions are also provided in the Notice Regarding Internet Availability of Proxy Materials that was mailed or sent to stockholders via electronic delivery on or about March 21, 2023 that is discussed on page 5 of the proxy statement.

Thank you for your continued ownership in Hilton Grand Vacations. We are excited about HGV’s growth prospects for 2023 and beyond.

Sincerely,

Leonard A. Potter	Mark D. Wang
Chairperson of the Board of Directors	President and Chief Executive Officer

Hilton Grand Vacations	2023 PROXY STATEMENT

HILTON GRAND VACATIONS INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

We are pleased to invite you to join our board of directors and senior leadership at Hilton Grand Vacations Inc.’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

WHEN:	May 3, 2023, 8:30 a.m., Eastern Time

WHERE:	Hilton Orlando, Key Largo A Meeting Room, 6001 Destination Parkway, Orlando, Florida 32819

ITEMS OF BUSINESS

1.	To elect the nine (9) director nominees named in the accompanying Proxy Statement to serve until the annual meeting of stockholders in 2024.

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year.

3.	To approve our 2023 Omnibus Incentive Plan.

4.	To hold a non-binding advisory vote to approve the compensation of our named executive officers.

5.	To hold a non-binding advisory vote to determine whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

6.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

RECORD DATE

The board of directors set March 10, 2023 as the record date for the meeting. This means that only our stockholders as of the close of business on that date are entitled to receive this Notice of 2023 Annual Meeting of Stockholders and vote at the Annual Meeting, and any adjournments or postponements of the annual meeting. On the record date, there were 112,397,205 shares of Hilton Grand Vacations Inc. common stock issued and outstanding, and entitled to receive notice of, and vote at, the Annual Meeting. A list of stockholders eligible to receive notice of, and vote at, the Annual Meeting is available at our corporate offices in Orlando, Florida.

By Order of the Board of Directors,

Charles R. Corbin General Counsel and Secretary

Hilton Grand Vacations	2023 PROXY STATEMENT

Your Vote is Important

Please vote as promptly as possible online or by telephone, or by signing, dating and returning the proxy card or voting instructions form mailed to those who receive paper copies of the proxy materials. All properly executed and timely received proxy cards and voting instruction forms, and all properly completed proxies and voting instructions submitted online or by telephone will be voted at the Annual Meeting in accordance with the directions given by stockholders, unless revoked prior to completion of voting at the Annual Meeting.

Hilton Grand Vacations	2023 PROXY STATEMENT

Hilton Grand Vacations	i	2023 PROXY STATEMENT

Hilton Grand Vacations	ii	2023 PROXY STATEMENT

HILTON GRAND VACATIONS INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

The Board of Directors (the “Board”) of Hilton Grand Vacations Inc. (the “Company,” “HGV,” “we,” “our” or “us”) is providing you with this Proxy Statement relating to the 2023 Annual Meeting of Stockholders of Hilton Grand Vacations Inc. (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 3, 2023, at 8:30 a.m., Eastern Time, at Hilton Orlando, Key Largo A Meeting Room, 6001 Destination Parkway, Orlando, Florida 32819.

We began mailing a Notice Regarding Internet Availability of Proxy Materials on March 21, 2023 containing instructions on how to access this Proxy Statement and our annual report online. We also began mailing a full set of proxy materials to stockholders who had previously requested delivery of a printed copy of the proxy materials.

Only owners of record of shares of common stock of the Company as of the close of business on March 10, 2023, the record date, are entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments or postponements of the Annual Meeting. Each owner of record on the record date is entitled to one vote for each share of HGV common stock held by such stockholder. On March 10, 2023, there were 112,397,205 shares of our common stock issued and outstanding.

The mailing address of our principal office is Hilton Grand Vacations Inc., Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839.

ROADMAP OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the Annual Meeting:	Our Board’s Recommendations

Proposal No. 1: Election of Nine (9) Director Nominees	FOR Each Director Nominee
The Board unanimously believes that all of the director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of our business and management.	Pg. 7

Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as Independent Auditors of the Company for the 2023 Fiscal Year	FOR
The Board unanimously believes that the retention of Ernst & Young LLP as our independent auditors for the 2023 fiscal year is in the best interests of the Company and our stockholders.	Pg. 29

Proposal No. 3: Approval of 2023 Omnibus Incentive Plan	FOR

The Board unanimously believes that the approval of the 2023 Omnibus Incentive Plan is in the best interests of the Company and our stockholders so that we may continue to offer meaningful equity-based incentives to our employees, officers, directors and consultants.

Pg. 31

Hilton Grand Vacations	2023 PROXY STATEMENT

Stockholders are being asked to vote on the following matters at the Annual Meeting:	Our Board’s Recommendations

Proposal No. 4: Non-Binding Advisory Vote on Executive Compensation	FOR

We are seeking a non-binding advisory vote to approve the 2022 compensation paid to our named executive officers, which is described in the section of this Proxy Statement entitled “Executive Compensation.”

Pg. 41

Proposal No. 5: Advisory Vote on Frequency of Non-Binding Vote on Executive Compensation	ONE YEAR

We are seeking a non-binding advisory vote to determine whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

Pg. 42

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting to be Held on May 3, 2023

This Proxy Statement and HGV’s annual report to stockholders and instructions to vote online, by telephone, or by mail are all available at www.proxyvote.com and on our website at investors.hgv.com under the “Financials” heading.

Hilton Grand Vacations	2	2023 PROXY STATEMENT

SUMMARY OF VOTING INFORMATION

It is very important that your views be represented, and your shares be counted. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all voting matters. Stockholders with additional questions about voting their shares should contact our proxy solicitor, Okapi Partners LLC, at (888) 785-6707 or by email to info@okapipartners.com.

Please vote using one of the following voting methods. Be sure to have your proxy card or voting instruction form or your Notice of Internet Availability of Proxy Materials in hand and follow the instructions.

RECORD OWNERS * (your shares are registered on the books of the Company)	BENEFICIAL OWNERS * (your shares are held by a broker or other financial institution)

Via the Internet Visit www.proxyvote.com	Via the Internet † Visit www.proxyvote.com

By phone Call 1-800-690-6903 or the telephone number on your proxy card	By phone † Call 1-800-454-8683 or the telephone number on your voting instruction form

By mail Sign, date and return your proxy card	By mail Sign, date and return your voting instruction form

*

All record owners may vote at the Annual Meeting. Beneficial owners may vote at the Annual Meeting if they obtain a legal proxy from their broker or other financial institution before the Annual Meeting. See Questions 7 and 21 below for information about attending and voting at the Annual Meeting.

†

Not all beneficial owners may be able to vote at the web address and phone number provided above. If your 16-digit number is not recognized, please refer to the information provided by your broker or other financial institution for voting information.

IMPORTANT DEADLINES

RECORD OWNERS (your shares are registered on the books of the Company)	BENEFICIAL OWNERS (your shares are held by a broker or other financial institution)
Online — Online voting will end at 11:59 p.m., Eastern Time, on May 2, 2023.	Online — Online voting will end at 11:59 p.m., Eastern Time, on May 2, 2023.
By Telephone — Telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 2, 2023.	By Telephone — Telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 2, 2023.
By Mail — Your proxy card must be received on or before 5:00 p.m., Eastern Time, on May 2, 2023.	By Mail — Your voting instructions must be received by the broker’s or other financial institution’s deadline, which can be found in the information provided by your broker or other financial institution.

Hilton Grand Vacations	3	2023 PROXY STATEMENT

HOW TO REVOKE A PROXY AND CHANGE YOUR VOTE

RECORD OWNERS (your shares are registered on the books of the Company)	BENEFICIAL OWNERS (your shares are held by a broker or other financial institution)

•   Send a written statement to our Corporate Secretary to the effect that you are revoking a proxy; the statement must be received no later than May 2, 2023; or

•   Vote again online or by telephone, before 11:59 p.m., Eastern Time, on May 2, 2023; or

•   Mail a properly signed proxy card, with a later date, to the address above; Such later-dated proxy card must be received no later than 5:00 p.m., Eastern Time, on May 2, 2023; or

•   Attend the Annual Meeting on May 3, 2023, where you can revoke your proxy and vote in person.

•   Submit new voting instructions by contacting your broker or other financial institution; or

•   Change your vote at the Annual Meeting by following instructions provided at the meeting; provided, however, that you first obtain a signed proxy from your broker or other financial institution giving you the right to vote the shares at the Annual Meeting.

Hilton Grand Vacations	4	2023 PROXY STATEMENT

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by the “notice and access” rules of the U.S. Securities and Exchange Commission (“SEC”), on or about March 21, 2023, we mailed a “Notice Regarding Internet Availability of Proxy Materials” (the “notice”) to our stockholders of record at the close of business on March 10, 2023 (other than those who previously requested a printed set of proxy materials). The notice provides instructions on how to access our proxy materials on the Internet, and how to vote online, by telephone or by mail. To view our proxy materials online, go to www.proxyvote.com. This process expedites delivery of the proxy materials to our stockholders and helps us contribute to fiscally and environmentally responsible practices.

If you received a Notice Regarding Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials in the mail, unless you make a request for a printed copy. To receive a printed copy of the proxy materials, you can choose one of the following methods to make your request:

Online: Go to www.proxyvote.com;

Email: Send email to sendmaterial@proxyvote.com; or

Phone: Call at 1-800-579-1639.

You will need to provide the 16-digit number that is printed on your notice when accessing the proxy materials online or requesting a paper copy of the proxy materials. To facilitate timely delivery, all requests for paper copies must be received no later than April 19, 2023.

ELECTRONIC DELIVERY OF PROXY MATERIALS

As an alternative to receiving a Notice Regarding Internet Availability of Proxy Materials or printed proxy materials by mail, record owners and most beneficial owners can elect to receive an email that will provide electronic links to these documents. To request electronic delivery of the proxy materials, send a blank email to: sendmaterial@proxyvote.com. In the subject line of the email, provide the 16-digit number printed on your notice. You will receive an email with electronic links to the proxy materials and the proxy voting site. Opting to receive all proxy correspondences and proxy materials by email will save the Company the cost of producing and mailing documents, and it will also give you an electronic link directly to the proxy voting site.

THANK YOU FOR VOTING

Hilton Grand Vacations	5	2023 PROXY STATEMENT

STOCKHOLDER ENGAGEMENT

Our Board and senior management believe that stockholder accountability is critical to our success, and we actively seek our stockholders’ input and perspectives on our policies and practices. To encourage meaningful communication and cultivate value-added relationships with our stockholders, we have instituted a stockholder engagement program. Our stockholder engagement program is led by our senior management and overseen by our Board, and in 2022 included the following:

•	5 non-deal virtual roadshow presentations, meeting with over 67 investors;

•	7 broker-sponsored conferences, meeting with over 117 investors; and

•	nearly 115 investor calls made or received over the course of the year.

We listen carefully to your viewpoints. Our Board takes your perspectives and concerns into consideration in the boardroom. Our senior leadership is cognizant of stockholders’ perspectives in connection with strategic decisions. In addition, HGV instituted a number of complementary mechanisms that allow our stockholders to effectively communicate with and provide input and feedback to the Board, including:

•	the annual election of directors;

•	the annual advisory vote to approve executive compensation;

•	the ability to attend and voice opinions at the Annual Meeting; and

•	the ability to direct communications to individual directors or the entire Board.

As a result of our ongoing engagement with stockholders, we implemented the following corporate governance and compensation practices and policies, and continue to follow such practices and policies:

•	formalized governance “best practices” in Board committee charters, such as a mandatory annual review of the committee charters;

•	Board-level oversight of the Company’s sustainability, corporate social responsibility and corporate citizenship practices and activities;

•	company-wide social responsibility and community engagement programs through HGV Serves;

•

included performance-based RSU component to our annual long-term incentive compensation design for our executive officers to better align overall corporate performance over a three-year period with long-term compensation (except as temporarily modified in response to the COVID-19 pandemic); and

•	included on an annual basis CEO reported and realizable pay disclosure.

Hilton Grand Vacations	6	2023 PROXY STATEMENT

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board has considered and nominated the following persons (the “Director nominees”) for a one-year term expiring at the 2024 annual meeting of stockholders, or until his or her successor is duly elected and qualified:

Mark D. Wang	Brenda J. Bacon	Mark H. Lazarus	David Sambur	Paul W. Whetsell

Leonard A. Potter David W. Johnson Pamela H. Patsley Alex van Hoek

Messrs. Sambur and van Hoek were appointed to our Board effective as of August 2, 2021 pursuant to the terms of the Stockholders Agreement, dated as of August 2, 2021 (the “Apollo Stockholders Agreement”), by and among the Company, certain investment funds and vehicles managed by affiliates of Apollo Global Management Inc. (the “Apollo Investors”) and (for certain limited purposes) Hilton Worldwide Holdings Inc. (“Hilton Worldwide”). We entered into the Apollo Stockholders Agreement in connection with the completion of our acquisition of Diamond Resorts International Inc. in August 2021 (the “Acquisition”). See “Transactions with Related Persons—Apollo Agreements” for an additional discussion of such director appointment rights and other terms of the Apollo Stockholders Agreement.

Each Director nominee is currently a director of HGV and each has consented to continue to serve if elected.

Action will be taken at the Annual Meeting for the election of the Director nominees. Unless otherwise instructed, the persons named in the proxy card (the “proxyholders”) intend to vote the proxies held by them “FOR” the election of each of the Director nominees. If any of the Director nominees ceases to be a candidate for election at the time of the Annual Meeting, proxies received with voting instructions with respect to any such Director nominee may be disregarded or may be voted by the proxyholders in accordance with the recommendation of the Board.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2023

The following information describes the offices held, other business directorships and the periods of service of each Director nominee. Each of the Director nominees is currently serving as a member of the Board with a term expiring at the Annual Meeting. Beneficial ownership of equity securities of the Director nominees is shown in the section titled “Ownership of Securities.”

Mark Wang

Mark D. Wang, 65, has served as a director since May 2016, and he has served as our President and Chief Executive Officer since the spin-off from Hilton Worldwide in January 2017. Prior to the spin-off, from March 2008 through December 2016, Mr. Wang served as Executive Vice President and President of Hilton Grand Vacations, a wholly-owned subsidiary of Hilton Worldwide, overseeing all of Hilton global timeshare operations; and before such position, Mr. Wang was head of HGV Asia for Hilton. He first joined Hilton in 1999, as the managing director of Hawaii and Asia Pacific; and he has held a series of senior management positions within HGV. During Mr. Wang’s time as president of HGV, he also served as executive vice president of Hilton’s executive committee; and held a dual role as president of Global Sales for Hilton’s hotel division from 2013 to 2014. Mr. Wang led Hilton’s inaugural Asia-Pacific Islander Team Member Resource Group. Under Mr. Wang’s leadership, HGV has experienced sustained growth; and he transformed the business into a capital-efficient model. With over 35 years of industry experience, Mr. Wang has earned a reputation as an innovator who brought new, highly effective sales and marketing techniques to the timeshare industry. In 1987, he introduced the U.S. vacation ownership product to the Japanese market. Prior to joining HGV, Mr. Wang co-founded three independent timeshare companies, where he served as president and chief operating officer of each. Mr. Wang currently serves on the board of directors of the American Resort Development Association (“ARDA”). He has been a member of ARDA’s board of directors and served on ARDA’s executive committee since 2008 and served as the chairman of the board from 2017-2019. Mr. Wang served as the vice chairperson of ARDA-Hawaii, an ARDA State Legislative Committee, for six years.

Hilton Grand Vacations	7	2023 PROXY STATEMENT

Qualifications, Attributes, Skills, and Experience: Mr. Wang’s knowledge of and extensive experience in senior leadership roles in the timeshare industry provides the Board of Directors with valuable industry-specific knowledge and expertise. In addition, Mr. Wang’s current role as our president and chief executive officer brings management perspective to Board deliberations and provides valuable context with regard to day-to-day operations.

Leonard A. Potter

Leonard A. Potter, 61, has served as the Chairperson of our Board of Directors since January 2017. Mr. Potter founded Wildcat Capital Management, LLC, a registered investment advisor, in September 2011 and has served as its president and chief investment officer since inception. Mr. Potter has also served as a founder and senior managing director of Vida Ventures I and II, each a biotech venture fund, since 2017. From 2002 through 2009, Mr. Potter was managing director—private equity at Soros Fund Management LLC (“SFM”) where, from May 2005 through July 2009, he served as co-head of its private equity group and as a member of the private equity investment committee. From July 2009 until September 2011, Mr. Potter served as a consultant to SFM, and as chief investment officer of Salt Creek Hospitality, a private acquirer and owner of hospitality-related assets, which was backed by SFM. From September 1998 until joining SFM in 2002, Mr. Potter was a managing director of Alpine Consolidated LLC, a private merchant bank. From April 1996 through September 1998, Mr. Potter founded and served as a managing director of Capstone Partners LLC, a private merchant bank (“Capstone”). Prior to founding Capstone, Mr. Potter was an attorney specializing in mergers, acquisitions, corporate governance and corporation finance at Morgan, Lewis & Bockius LLP, and at Willkie Farr & Gallagher LLP. Mr. Potter has served and continues to serve as a director on a number of boards of public and private companies, including SLR Capital Ltd. (NASDAQ: SLRC), SLR Senior Capital Ltd. (NASDAQ: SUNS) and SuRo Capital Corporation (NASDAQ: SSSS). Mr. Potter has prior board experience in the hospitality and vacation ownership industries, having served on the board of directors of Hilton Worldwide from 2008 through 2013, and on the board of directors of Diamond Resorts International, LLC from 2007 through 2010. Mr. Potter received a Bachelor of Arts degree from Brandeis University and a Juris Doctor degree from Fordham University School of Law.

Qualifications, Attributes, Skills, and Experience: Mr. Potter’s experience as an attorney in the fields of securities law, corporation finance, corporate governance and mergers and acquisitions brings valuable knowledge and insight to the Board of Directors on regulatory, risk management and business transactions matters. Further, Mr. Potter’s tenure in venture capital, private equity and other investment services activities, and his service on the boards of directors of several public and private companies, including companies in the hospitality and vacation ownership industry, bring capital markets and industry-specific knowledge and expertise to our Board of Directors.

Brenda J. Bacon

Brenda J. Bacon, 72, has served as a director since January 2017. Ms. Bacon is the president and chief executive officer of Brandywine Senior Living, Inc., a provider of quality care and services to seniors, which she co-founded in 1996. Ms. Bacon served as chief of management and planning, a cabinet-level position, under New Jersey Governor James J. Florio from 1989 to 1993. During President Clinton’s first term, Ms. Bacon was on loan to the Presidential Transition Team, as co-chair for the transition of the Department of Health and Human Services. Ms. Bacon is a board member and a past chairman of the board of directors of Argentum (formerly, the Assisted Living Federation of America), where she advocated on behalf of the senior living business and the families they serve and is the current board chair of the senior living certification committee. In 2006, Ms. Bacon was elected as a director by the shareholders of FTI Consulting (NYSE: FCN), an independent global business advisory firm. She serves as chair of the Nominating, Corporate Governance, and Social Responsibility Committee and serves on the Compensation Committee. In 2013, New Jersey Governor Chris Christie appointed Ms. Bacon to the board of trustees of Rowan University where she serves as chair of the Risk Management Committee and is a member of the University Advancement Committee. Ms. Bacon is a founding member of the Boys and Girls Club of Camden and served as a Board member for several years. She received her undergraduate degree from Hampton University, and she holds a Master of Business Administration from the Wharton School of the University of Pennsylvania.

Hilton Grand Vacations	8	2023 PROXY STATEMENT

Qualifications, Attributes, Skills, and Experience: Ms. Bacon’s organizational and management skills acquired through her career, including co-founding Brandywine Senior Living, Inc., bring extensive financial expertise and a distinctive and entrepreneurial approach to the Board of Directors.

David W. Johnson

David W. Johnson, 61, has served as a director since January 2017. Mr. Johnson has served as co-founder and managing director at Horizon Capital Partners LLC since September 2021. Before this, he served as president and chief executive officer of Aimbridge Hospitality (“Aimbridge”) from April 2003 to September 2021 and oversaw the management of Aimbridge’s portfolio of over 1,600 hotels having approximately $10 billion in annual revenue and over 65,000 employees. Mr. Johnson held senior management positions at Wyndham International, including as president of Wyndham Hotels, overseeing approximately 15,000 employees, with $3 billion in annual revenue. He helped Wyndham grow from 10 hotels to over 500 hotels during his tenure. Currently, Mr. Johnson serves on the owners’ board of the Dallas Stars NHL Franchise. Additionally, he serves as chairman of the board and a member of the audit committee for Sonida Senior Living (NYSE: SNDA). Mr. Johnson previously served on several boards of directors, including Strategic Hotel (NYSE: BEE), where he was also a member of its audit committee and corporate governance committee from 2012 to 2016. From 2009 to 2012, Mr. Johnson served as a director of Gaylord Entertainment (NYSE: GET). He also serves on several nonprofit boards, including the Juvenile Diabetes Research Foundation and the Plano YMCA. He was recognized as a finalist for the Ernst & Young 2014 Entrepreneur of the Year. Mr. Johnson received his undergraduate degree in business economics, with highest honors, from Northeastern Illinois University.

Qualifications, Attributes, Skills, and Experience: Mr. Johnson’s extensive experience as president and chief executive officer of one of the premier hotel management companies in the United States, as well as his marketing background, will provide our Board of Directors with valuable insights.

Mark H. Lazarus

Mark H. Lazarus, 59, has served as a director since January 2017. Mr. Lazarus has served as the chairman of NBCUniversal Television and Streaming (“NBCUniversal”) since May 2020. In this position, he is responsible for the company’s television networks — NBC Entertainment, Telemundo, USA, SYFY, Bravo, Oxygen, E!, Universal Kids, and international networks. He also oversees the company’s streaming service Peacock, the NBC Sports Group, owned television stations, and NBC affiliate relations. Prior to joining NBCUniversal, Mr. Lazarus was the president of Media and Marketing at CSE, a sports and entertainment company, from 2008 through 2010, and previously served as the president of Turner Entertainment Group, from 2003 through 2008, where he oversaw all aspects of Turner Entertainment Networks. Mr. Lazarus also served as President of Turner Sports from 1999 to 2003. Mr. Lazarus currently serves on the board of governors of the Boys and Girls Clubs of America, and on the board of directors for the Eastlake Foundation. He previously served on the board of directors of Compass Diversified Holdings (NYSE: CODI) from 2006 to 2016 and the board of directors of Cincinnati Bell (NYSE: CBB) from 2009 to 2011. Mr. Lazarus received his Bachelor of Arts from Vanderbilt University.

Qualifications, Attributes, Skills, and Experience: Mr. Lazarus’ extensive experience in the media industry provides our Board of Directors with an important perspective in the areas of marketing and use of media. In addition, Mr. Lazarus’ management and leadership experience provide our Board of Directors with guidance on the skills necessary to lead and properly manage our business.

Hilton Grand Vacations	9	2023 PROXY STATEMENT

Pamela H. Patsley

Pamela H. Patsley, 66, has served as a director since December 2016. Ms. Patsley served as executive chairman of MoneyGram International, Inc. (NYSE: MGI), a P2P payments and money transfer company, from January 2009 to January 2018 and served as its chief executive officer from September 2009 to December 2015. Previously, Ms. Patsley served as senior executive vice president of First Data Corporation (“First Data”) from 2000 to 2007 and president of First Data International from 2002 to 2007. Ms. Patsley retired from those positions in 2007. From 1991 to 2000, Ms. Patsley served as president and chief executive officer of Paymentech, Inc., prior to its acquisition by First Data. Ms. Patsley also previously served as chief financial officer of First USA, Inc. Ms. Patsley currently serves on the boards of directors of Texas Instruments, Inc., where she chairs the Compensation Committee (NASDAQ: TXN), Keurig Dr. Pepper, Inc. where she is a member of the Audit Committee (NYSE: KDP), and Payoneer Global, Inc. where she chairs the Audit Committee (NASDAQ: PAYO). She served on the boards of directors of ACI Worldwide, Inc. (NASDAQ: ACIW) from 2018 to 2021, Molson Coors Brewing Company from 1996 to 2009, Pegasus Solutions, Inc. from 2002 to 2006, and Paymentech, Inc. from 1995 to 1999. Ms. Patsley received her Bachelor of Business Administration in accounting from the University of Missouri.

Qualifications, Attributes, Skills and Experience: Ms. Patsley brings to our Board of Directors her extensive leadership experience as a chairman and chief executive officer, chief financial officer and other executive level positions in public companies, financial acumen and risk management experience developed through her experience in public accounting and her chief executive officer and chief financial officer experience, and extensive public company board experience.

David Sambur

David Sambur, 42, has served as a director since August 2021 as a designee of the Apollo Investors. Mr. Sambur is the co-head of Apollo Private Equity, an affiliate of Apollo Global Management Inc. (“Apollo Private Equity”), where he oversees the Private Equity portfolio and has led numerous investments across technology, media, gaming, hospitality and travel. He currently serves on the board of directors of Rackspace Technology (NASDAQ: RXT). Mr. Sambur previously served on the board of directors of PlayAGS (NYSE: AGS) and Redbox Entertainment (NASDAQ: RDBX) and has served on the boards of directors of a number of private companies. Mr. Sambur previously served as a director of Dakota Holdings, Inc., the holding company that owned Diamond prior to the Acquisition. Prior to joining Apollo in 2004, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the Emory College Dean’s Advisory Council, the Arbor Brothers Board, and is a member of the Mount Sinai Department of Medicine Advisory Board. He also co-leads the Apollo Pride Network. Mr. Sambur received a bachelor’s degree, summa cum laude, in economics from Emory University.

Qualifications, Attributes, Skills and Experience: Mr. Sambur brings to our board his skills of analyzing businesses and leading investments in companies across an array of industries. He is a seasoned private company and public company director.

Alex van Hoek

Alex van Hoek, 36, has served as a director since August 2021 as a designee of the Apollo Investors. Mr. van Hoek is Partner at Apollo Global Management Inc., focused on private equity investing in Europe in the diversified industrials, consumer and retail, and transport and logistics sectors. Mr. van Hoek previously served as a director of Dakota Holdings, Inc., the holding company that owned Diamond prior to the Acquisition, and serves as a member of the board of directors of a private company. Mr. van Hoek is a member of the leadership committee of the Apollo Veterans Initiative. Prior to joining Apollo in 2010, Mr. van Hoek was a member of the Financial Sponsors group in the Global Banking department of Deutsche Bank Securities. Mr. van Hoek graduated, cum laude, with a dual BSE degree in Aerospace Engineering and Mechanical Engineering from Princeton University.

Qualifications, Attributes, Skills and Experience: Mr. van Hoek brings to our Board his expertise in financing, analyzing and advising companies through his experience at Apollo and service on private and public company boards of directors.

Hilton Grand Vacations	10	2023 PROXY STATEMENT

Paul W. Whetsell

Paul W. Whetsell, 72, has served as a director since January 2017. Currently, Mr. Whetsell is the chief executive officer of Capstar Hotel Company, which primarily serves as an advisor to hospitality investors and operators and provides corporate governance guidance to early stage companies. From January 2012 to March 2015, Mr. Whetsell served as president and chief executive officer of Loews Hotels & Resorts (“Loews”); and during his tenure, he grew the brand from 16 to 24 hotels, restructured Loews operations, and oversaw the investment of approximately $2 billion into the growth of the system and the upgrading and renovations of Loews properties. Thereafter, from April 2015 until July 2017, he served as the vice chairman of Loews. Prior to joining Loews, from 2009 to 2011, Mr. Whetsell served as a director of Virgin Hotels, providing strategic guidance in its operations and property acquisition activities. Previously, he held chairman and CEO positions at Meristar Hospitality Corp (NYSE: MHX), at the time the industry’s third largest REIT with over 110 hotels and $3 billion in assets. He also was chairman and CEO of Interstate Hotels and Resorts (NYSE: IHR) one of the industry’s largest operators with over 300 hotels under management. He is also the founder of the original Capstar Hotel Company, a third-party manager of upscale hotel properties. Currently, Mr. Whetsell serves on the board of Boyd Gaming Corporation (NYSE: BYD). He also currently serves as a trustee of the board of trustees of the Cystic Fibrosis Foundation and has previously served as vice chair. From 2007 until May 2018, Mr. Whetsell served on the board of NVR. Inc. (NYSE: NVR). Mr. Whetsell was a member of the American Hotel & Lodging Association’s Industry Real Estate and Financing Advisory Council and previously served on the board of governors of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Whetsell received his bachelor’s degree from Davidson College.

Qualifications, Attributes, Skills, and Experience: Mr. Whetsell brings over 45 years of senior leadership experience in the hospitality industry to his role as a member of our Board of Directors, including his positions as a chief executive officer of a publicly-traded company, his public board service experience, his operational expertise, his real estate experience and his brand marketing expertise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Hilton Grand Vacations	11	2023 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board manages or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:

•	majority of the Board is composed of independent directors;

•	each Committee is comprised solely of independent directors;

•	each of our directors is subject to annual re-election;

•	under our bylaws and our Corporate Governance Guidelines, directors who fail to receive a majority of the votes cast in uncontested elections are required to submit their resignation to our Board;

•	limits on the number of directorships held by our directors to prevent “overboarding;”

•	our independent directors meet regularly in executive sessions;

•	our Board currently has an independent Chairperson, and our Corporate Governance Guidelines provide for a lead independent director if the Chairperson does not qualify as an independent director;

•	a continuing focus on identifying critical skills needed on our Board to support company strategy and development;

•

no stockholder rights plan, and if our Board were to adopt a stockholder rights plan without prior stockholder approval, our Board would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year;

•	substantial director and officer stock ownership guidelines; and

•	robust education program for all of our directors.

Hilton Grand Vacations	12	2023 PROXY STATEMENT

BOARD SKILLS AND QUALIFICATIONS

Our Board believes that its effectiveness is enhanced by directors with a broad range of backgrounds and viewpoints that reflect the diversity of our company, owners, guests, team members and business. While our Board does not maintain a formal diversity policy, as part of periodically evaluating its composition, our Board evaluates its diversity and the extent to which a director’s particular background, expertise and experience will complement those of other directors. The Board specifically considers diversity of gender, race and ethnicity when evaluating the diversity of its members or potential members. Currently, approximately 22% of the board is racially or ethnically diverse. We believe that the current composition of our Board provides a complementary mix of skills, experience and backgrounds that are important in governing our company. In 2021, we added two directors to our Board who were designated by Apollo, who provide a unique viewpoint from a stockholder perspective. Our Board will continue to evaluate its composition on a periodic basis to ensure it reflects the appropriate mix of the foregoing and other factors.

	Brenda Bacon	David Johnson	Mark Lazarus	Pamela Patsley	Leonard Potter	David Sambur	Alex van Hoek	Mark Wang	Paul Whetsell
Outside Board Experience (including Public Company board)	✓	✓	✓	✓	✓	✓	✓	✓	✓
Senior Leadership/Executive Experience	✓	✓	✓	✓	✓			✓	✓
Independence	✓	✓	✓	✓	✓				✓
Gender or Racial or Ethnic Diversity	✓			✓				✓
Accounting and Financial Reporting	✓	✓		✓	✓
Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Finance and Capital Markets	✓	✓	✓	✓	✓	✓	✓		✓
Sales & Marketing			✓					✓	✓
Government Affairs/Legal Expertise	✓				✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate, Lodging and Hospitality Industry Experience	✓	✓			✓	✓	✓	✓	✓

CORPORATE SOCIAL RESPONSIBILITY

HGV maintains a focus on corporate social responsibility and Environmental, Social, Governance (ESG) matters that impact our employees, customers and their communities. HGV is proud of our 30-year history of providing owners and guests with unforgettable vacations and the very best in customer service experiences. We do this through our mission of “Putting People First,” focusing on our core values of hospitality, integrity, leadership, teamwork and ownership, while providing ample opportunities for career growth and development.

We are always looking for new and better ways to minimize our environmental footprint, foster a diverse and inclusive work environment, and get involved in our local communities, all while creating value for our stockholders. In 2022, we published our first ESG report to provide insight to HGV’s commitment to the environment, local communities and sustainability. We are committed to all of our stakeholders, including our stockholders, owners, guests, team members and communities. We actively engage in dialogue with our stockholders on matters related to our business as well as on the ESG issues that are important to them. For additional discussion on our stockholder engagement, please see “Stockholder Engagement” above.

Below are some of the ways in which we demonstrate our commitment to the environment, our team members and the communities where we operate.

Hilton Grand Vacations	13	2023 PROXY STATEMENT

Environment

We take our commitment to the environment seriously because we want our team members, owners, and guests to continue to experience what we love about the world. We proactively look for ways to reduce our environmental impact and do so through various key initiatives, both at the property level and through our partnerships with environmental non-profit organizations, to drive sustainable development in the communities we call home. We are specifically focused on greenhouse gas emissions and natural resource management. Our focused efforts include reducing energy and water consumption and minimizing the amount of waste we send to landfills.

Energy: Our properties feature a host of energy-saving initiatives, such as energy-efficient LED lighting, movement sensors, key card power cutters, exterior lighting timers and sensors, and door and window sensors that turn off air conditioning units when opened. We are consistently upgrading accommodations with high-efficiency heating and cooling systems, appliances and TVs and double-glazed windows and vinyl tint film that materially reduce heat transfer. We utilize solar and photovoltaic panels in select properties to heat water and produce electricity at activity centers. Additionally, we use pool and jacuzzi covers to reduce heat loss when not in use. We have begun installing electric vehicle chargers at our resorts and are beginning to replace fuel burning company vehicles and internal resort transportation with electric vehicles, as well as exploring renewable energy sources as feasible.

Water: To reduce water consumption across our properties, we have focused our initiatives on behavioral changes and updates to our resorts. We continue to upgrade our resorts with several water-efficient features, such as dual-flush toilets and low-flow showers and taps. We have programs in place, like our linen and towel program, which promote rational use of water and encourage owners and guests to consider their impact on the environment. Public areas of our resorts include features like drip irrigation, rainwater collection systems, indigenous plants and flowers, and timers on pool showers to prevent water waste. By using efficient technologies and programs, we strive to reduce water consumption, implement water recapture and reduce our impact on the water resources surrounding our properties.

Waste: As a leader in the hospitality industry, we have an opportunity to set an example while reducing waste throughout our operations. As a first step toward reducing single-use plastics, we eliminated plastic straws at our properties, and we use recycled and biodegradable materials throughout our resorts. Across our company, our resorts, offices, sales centers and other facilities provide recycling bins for glass, paper and plastics, and our electronic waste is sent to local approved e-waste recycling centers. In addition, select properties feature on-site compost facilities for coffee, teabags and food waste. When recycling is not possible, we are dedicated to proper disposal methods to reduce impacts to the environment. Our resorts follow specific protocols to dispose of hazardous waste such as paint, solvents, batteries and medical waste with certified waste management companies. Scrap construction materials and pruning waste are managed according to local regulations and printer and photocopy machine toner cartridges are collected by certified companies.

HGV is proud to partner with Clean the World™, a global health organization committed to improving the quality of life for vulnerable communities around the world. Through its Soap Recycling Program, Clean the World collects and recycles discarded soaps. It then sanitizes and repurposes the soap into new bars before donating them to vulnerable populations. In January 2020, we established the Clean the World Soap Recycling program as a Brand Standard across all our U.S.-based, HGV-branded properties. Since then, we have expanded the program to include our first international location in Scotland and look forward to expanding even more broadly in the future. To date, we have donated more than 25,000 pounds of discarded soap through our partnership, which has been recycled into over 160,000 bars of soap. In addition, we have donated over 11,000 pounds of unused bottled amenities to help communities across the globe.

Social Responsibility

We are committed to the communities where we live, work and vacation. It is a natural extension of our people-first mission to be good stewards of our communities, both at our resorts and around the globe. Our engagement includes philanthropic initiatives, employee volunteerism and other company-driven initiatives and opportunities.

Hilton Grand Vacations	14	2023 PROXY STATEMENT

We are also committed to creating an inclusive environment where our team members have a voice, feel valued and can thrive both individually and collectively. We believe that bringing together individuals with different perspectives and experiences enables us to build a stronger, more successful organization. Creating a culture of belonging also provides our team members with opportunities for professional growth in their careers.

Community Involvement

We believe that we have a responsibility to uphold our core values. By doing so, we extend our passion for serving beyond our properties to our communities. Our CSR platform – HGV Serves – reflects our continued commitment to serve and inspire people. Through this platform, we focus on giving back to communities in four philanthropic pillars: disaster relief, homelessness, veteran support and youth development. Together, the company and our team members share our time, talent and resources to create a meaningful impact in our communities across the globe.

The four pillars are the foundation on which HGV continues to build a future of serving and giving globally. At present, we have partnered with several non-profit organizations whose missions align with our pillars.

Disaster Relief: HGV has had a long-standing national partnership with the American Red Cross, which seeks to meet the needs of vulnerable and displaced people around the country. We provide crisis support through financial contributions to non-profit organizations that organize emergency assistance, disaster relief and volunteer efforts. In 2022, we donated $50,000 to the Red Cross, which helped the organization raise over $345,000 through its matching campaign.

Homelessness: Making people feel at home is what we do best. We extend that same sense of stability through our partnership with Habitat for Humanity International. Since we launched this partnership in 2021, HGV team members across the country have volunteered for home-building projects in their communities. In addition, HGV donated $100,000 to Habitat for Humanity in 2022 and performed 11 builds across the U.S. Our team members also participate in donations and food drives to lend a hand to those in need. Notable contributions include:

•	Our Waikoloa Village resorts raised more than $15,000 for a local charity

•	HGV’s Tokyo corporate office donated emergency food to a local food bank

•	More than 100 of our Hawaii-based team members supported The Salvation Army’s™ Angel Tree program

Veterans: HGV is proud to honor those who have served in the U.S. Armed Forces and their families. In 2021, we launched our national partnership with the United Service Organizations (USO), which assists troops in their transition to civilian life, provides support programs to military families and helps those actively serving our country through our $100,000 donation. Last year, in honor of National Military Appreciation Month in May, HGV partnered with the USO to assemble 3,500 care packages for military services members worldwide. We also assisted with a two-day USO Experience summer event that connected military families through shared experiences in recreation and entertainment. In addition, we sponsored a two-day, food-focused event at USO’s Okinawa Marine Corp Base Camp, where team members distributed meals and snacks to service members to provide them with a taste of home.

Youth Development: With our spirit of service leading the way, we are focused on propelling today’s youth toward bright futures by supporting non-profit organizations that offer help, hope and compassion to children facing adversity.

•	Announced our national partnership with Boys & Girls Clubs of America with a $150,000 donation. We donated 370 tablets to Orlando youth and activated two beautification events at local Clubs.

•

To commemorate the opening of The Beach Resort Sesoko, a Hilton Club, we donated to the Motobu Town Children and Child-rearing Yuimaru Fund Ordinance and continue to support this fund by donating one dollar for each new owner obtained at the resort.

Hilton Grand Vacations	15	2023 PROXY STATEMENT

•	In Hawaii, we partnered with the non-profit organization Kupu, to contribute to two major Malama events with the goal of empowering youth.

•

Team members supported Christel House, a global children’s charity that transforms the lives of impoverished children, through A Virtual Walk Around the Christel House World. Nearly 130 team members participated in the virtual walk, logged 8,270 miles and raised nearly $13,000 for the organization.

•	HGV donated $100,000 to the ANNIKA Foundation to help expand opportunities for female golfers at the junior, collegiate and professional levels.

Hilton Grand Vacations Foundation: The Hilton Grand Vacations Foundation is a 501(c)(3) charity that supports the HGV Serves platform and our other community initiatives.

Human Capital, Diversity and Inclusion

HGV’s dedication to fostering an environment that is both diverse and inclusive is essential to our long-term growth and success as a company. Through our People, Inclusion and Culture team, we have developed a comprehensive and forward-thinking Diversity, Equity, Inclusion and Belonging (DEI&B) strategy that broadly supports HGV’s team members across the globe.

At HGV, we are committed to building a workforce that fully represents diverse cultures, backgrounds and viewpoints. We believe diversity leads to increased creativity and innovation, and we are dedicated to connecting with and engaging talent from diverse backgrounds to ensure our team member population is reflective of the communities in which we live and work. An integral component of our inclusive culture has been the creation of voluntary, employee-led groups called Team Member Resource Groups (TMRG). These empowered groups further foster the openness, integrity and respect we have embedded in our company culture while sustaining an environment of continual learning.

Each TMRG is sponsored by a senior executive who provides leadership and assists with the visibility of initiatives across the business and is chaired by team members who set the direction and take ownership of the initiatives set forth by the group. In 2022, we launched six new TMRGs and now have the following 12 communities: African American, Asian-Pacific Islander, Hispanic Latino, Pride, Military, Diverse Abilities, Sustainability, Wisdom, Young Professionals, Parent and Caregivers Team, and Women.

Success is gauged and future initiatives are prioritized across four main areas: culture, career, community and commerce. We believe multiple perspectives yield sounder solutions and relatability with our diverse base of team members, customers and consumers. As such, we regularly seek team member feedback through ongoing discussions with TMRGs and an annual engagement survey.

We focus on employee training and retention initiatives and have designed purposeful programs to nourish every aspect of the team member experience. These programs reward and highlight milestones, recognize the exceptional service standards of our diverse team member population and promote our values. Through a variety of delivery methods, we offer our team members over 1,500 training and development courses focused on a variety of core competencies, including: leadership, diversity and inclusion, skills training, business acumen, culture and personal growth. In 2022, team members had approximately 140,000 course completions totaling 77,000 training hours, of which over 40,000 course completions and 31,000 training hours were dedicated to compliance training.

Hilton Grand Vacations	16	2023 PROXY STATEMENT

Recognition

Our efforts across all of the areas described in this section above have resulted in the following key recognitions for our company and team members:

•

Newsweek’s “100 Most Loved Workplaces 2022”: Ranked No. 1 Most Values Driven; Ranked No. 5 among 100 U.S. companies recognized for exceptional workplace culture, Ranked No. 2 in the hospitality industry.

•	Dave Thomas: Ranked first in the Hotel & Travel Industry “Best Adoption-Friendly Workplaces” 2022.

•

Great Place to Work® Certification™: June 2022-June 2023. Employee-based survey results indicate 81% of HGV Team Members said the company was a great place to work, which is 24 points higher than the average U.S. company.

•

LinkedIn Top Companies 2022: Industry Edition list for Travel & Hospitality: Ranked No. 15 among 25 travel and hospitality companies based on exclusive LinkedIn data on employee skills growth, advancement opportunities, retention and more.

•	Tournament Partner of the LPGA:

•	Best Fan Experience, 2022 HGV Tournament of Champions

•	Volunteer Appreciation Runner-Up, 2022 HGV Tournament of Champions

•	Seventeen 2022 ARDA awards, including ACE Employee of the Year Award and ACE Emerging Leader Award.

•	Twelve 2022 Charlie Awards, including best overall design and best writing for our Club Traveler magazine.

•	Five 2022 Eddie & Ozzie Awards, including Consumer Magazine Section and Cover Art for our Club Traveler magazine.

•	Three 2022 Stevie Awards, including “Company of the Year,” “Achievement in Growth” and “CHRO of the Year.”

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under our Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. The director also must meet the objective test for independence set forth by the NYSE rules. According to our Corporate Governance Guidelines, a director is “independent” if in the judgment of the Board, the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent in accordance with NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such a relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has affirmatively determined that each of Ms. Bacon, Mr. Johnson, Mr. Lazarus, Ms. Patsley, Mr. Potter and Mr. Whetsell is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Further, our Board has determined that each of Ms. Bacon, Mr. Johnson, and Ms. Patsley is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the

Hilton Grand Vacations	17	2023 PROXY STATEMENT

“Exchange Act”) and the heightened NYSE independence requirements for audit committee members. Our Board has also determined that each of Mr. Johnson, Mr. Lazarus and Mr. Whetsell is “independent” for purposes of the heightened NYSE independence requirements for compensation committee service and a “non-employee director” as defined by applicable SEC regulations.

In making its independence determinations, the Board considered and reviewed all information known to it (including, without limitation, information identified through questionnaires that each director completes annually).

BOARD STRUCTURE

Our Board of Directors is led by Mr. Potter, our Chairperson. Our Board does not currently have a policy as to whether the roles of Chairperson of the Board and Chief Executive Officer should be separate. Our Board believes that the Company and stockholders are best served by maintaining flexibility to determine whether the Chairperson and the Chief Executive Officer positions should be separate or combined at a given point in time, in order to provide appropriate leadership for us at that time. Accordingly, the Chief Executive Officer position is separate from the Chairperson position. We believe that the separation of the Chairperson and Chief Executive Officer positions is appropriate corporate governance for us at this time. Mr. Potter serves as Chairperson of the Board, while Mr. Wang serves as our President and Chief Executive Officer. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances.

Additionally, Mr. Potter’s attention to Board and committee matters allows Mr. Wang to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning. Our Chairperson serves as presiding independent director unless the Chairperson does not qualify as an independent director, in which case the independent directors will select a presiding independent director. The presiding independent director’s duties are set forth in our Corporate Governance Guidelines and include chairing the executive sessions of non-employee and independent directors, providing guidance with respect to compliance with our Corporate Governance Guidelines, reviewing Board and committee meeting agendas, serving as a non-exclusive liaison among the independent directors and other Board members and communicating with major shareholders.

BOARD COMMITTEES

Committee Membership and Meetings

The following table summarizes the current membership of each of the Board’s committees. Mr. Wang, who is our Chief Executive Officer and President, and Messrs. Sambur and van Hoek, who are non-employees, but non-independent, directors, did not serve on any of the Board’s committees during 2022 and also are not expected to serve on any such committee between the Annual Meeting and the 2024 annual meeting.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Leonard A. Potter			Chair
Brenda J. Bacon	X		X
David W. Johnson	X	X
Mark H. Lazarus		X
Pamela H. Patsley	Chair
Paul W. Whetsell		Chair	X

We expect our directors to attend all meetings of the Board, all meetings of the committees of which they are members, and all meetings of stockholders. All of our directors attended at least 75% of the aggregate meetings of both the Board and all committees on which they served during 2022. In addition, all of our directors attended the 2022 annual meeting of stockholders.

Hilton Grand Vacations	18	2023 PROXY STATEMENT

The following table sets forth the number of meetings held by the Board and each committee during the year ended December 31, 2022.

Number of Meetings
Board of Directors	5
Audit Committee	5
Compensation Committee	5
Nominating and Corporate Governance Committee	4

Beyond such formal meetings, our directors are encouraged to informally discuss and communicate among themselves any relevant items in carrying out their Board and applicable committee duties and responsibilities.

Audit Committee

The Audit Committee is a standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. All members of the Audit Committee have been determined to be “independent,” consistent with our Audit Committee Charter, our Corporate Governance Guidelines, applicable SEC regulations and the NYSE listing standards applicable to boards of directors in general and to audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Ms. Patsley qualifies as an “audit committee financial expert” as defined by applicable SEC regulations and has accounting and/or related financial management expertise as required by the listing standards of the NYSE.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found on our website at investors.hgv.com under the “Governance—Governance Documents” heading. The duties and responsibilities of the Audit Committee include, among others:

•	the adequacy and integrity of our financial reporting and disclosure practices;

•	the integrity of our financial statements;

•	the soundness of our system of internal controls regarding finance and accounting compliance;

•	the annual independent audit of our consolidated financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the engagement of the independent registered public accounting firm;

•	the scope, approach, performance, and results of the independent registered public accounting firm and our internal audit function;

•	our compliance with legal and regulatory requirements in connection with the foregoing;

•	oversight of our exposure to risk, including, but not limited to, data privacy and security, business continuity and operational risks;

•	oversight of procedures for receipt, retention and treatment of complaints and confidential submission of concerns related to accounting, internal controls or auditing matters;

•	review of related party transactions; and

•	compliance with our Code of Conduct.

On behalf of the Board, the Audit Committee plays a key role in the oversight of our risk management policies and procedures. See “Oversight of Risk Management.”

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other public filings in accordance with applicable rules and regulations of the SEC.

Hilton Grand Vacations	19	2023 PROXY STATEMENT

Compensation Committee

All members of the Compensation Committee have been determined to be “independent” and “non-employee directors” as defined by our Compensation Committee Charter, our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general, and to compensation committees in particular. In addition, all members of the Compensation Committee have been determined to be a “non-employee director” as defined by applicable SEC regulations.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on our website at investors.hgv.com under the “Governance—Governance Documents” heading. The duties and responsibilities of the Compensation Committee include, among others:

•

the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to the long-term success of the Company;

•

oversight of the goals, objectives, and compensation of the Chief Executive Officer, including evaluating the performance of the Chief Executive Officer in light of those goals, and approval of the compensation of the Chief Executive Officer and other executive officers;

•	oversight of the goals, objectives, and compensation of our other senior officers and directors;

•	review of the effectiveness of our executive compensation programs;

•	review, approve or recommend to the Board, and administer, our equity-based and annual incentive plans;

•	our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE and the SEC and other laws, as applicable;

•	oversight of the compliance of senior officers and directors with the Company’s stock ownership guidelines; and

•	the issuance of a report on executive compensation for inclusion in our annual proxy materials.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual Proxy Statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. Its charter permits the Compensation Committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to employees other than any Section 16 officer under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Pearl Meyer & Partners, LLC (“Pearl Meyer’) as its independent outside compensation consultant to perform analyses, and provide advice related to the Company’s executive and outside director compensation programs. All executive compensation services provided by Pearl Meyer during 2022 were conducted under the direction or authority of the Compensation Committee, and all work performed by Pearl Meyer was pre-approved by the Compensation Committee.

The Compensation Committee evaluated whether any services proposed to be performed during 2022 by Pearl Meyer raised any conflict of interest and determined that it did not. Neither Pearl Meyer nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. As requested by the Compensation Committee, Pearl Meyer’s 2022 services to the Compensation Committee included, among other things, providing perspective on current trends and developments in executive and director compensation as well as analysis of benchmarking data.

Hilton Grand Vacations	20	2023 PROXY STATEMENT

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found on our website at investors.hgv.com under the “Governance — Governance Documents” heading. The duties and responsibilities of the Nominating and Corporate Governance Committee include, among others:

•	advise the Board concerning the appropriate composition and qualifications of the Board and its committees;

•	identify individuals qualified to become Board members;

•	recommend to the Board the persons to be nominated by the Board for election as directors at any meeting of stockholders;

•	coordinate with the Board and periodically assess succession planning for the CEO and other executive or senior officers;

•	develop and recommend to the Board a set of corporate governance guidelines and assist the Board in complying with them;

•	review periodically and monitor compliance with the Company’s code of conduct;

•	oversee and review the Company’s activities and practices relating to sustainability, corporate social responsibility, climate change and corporate citizenship matters; and

•	oversee the evaluation of the Board’s committees, as requested by the Board.

OVERSIGHT OF RISK MANAGEMENT

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executive management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company.

In May 2022, the Company hired its first Chief Compliance Officer. The Chief Compliance Officer is primarily focused on developing the next generation of compliance policies, procedures, and training that reflect the Company’s continuing growth. Further, the Chief Compliance Officer will support the Executive Vice President, Chief Legal Officer & General Counsel in facilitating communication between management and the Board, ensuring that management and the Board are aligned on areas of focus.

While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, which take the lead in discrete areas of risk oversight and regularly report to the Board. The risk-related responsibilities of each Board-level committee is described in greater detail below.

The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and

Hilton Grand Vacations	21	2023 PROXY STATEMENT

summarizes for the Board all areas of risk and the appropriate mitigating factors. The Audit Committee also receives regular reports from our Chief Information Officer and other members of management, addressing the primary cyber security risks facing the Company, the steps management is taking to mitigate such risks, as well as changes to the Company’s cyber security risk profile (as described in more detail below) and newly-identified risks. The Audit Committee is also responsible for overseeing any related party transactions. In addition, our Board receives periodic detailed operating performance reviews from management. Management updates the Audit Committee on a quarterly basis and the full Board on an annual basis and as needed.

The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration, and regulatory compliance with respect to compensation matters.

The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, succession planning and corporate governance. The Nominating and Corporate Governance Committee is also responsible for overseeing and monitoring the Company’s sustainability, climate change, corporate social responsibility and corporate citizenship policies and any related risks, and recommending to the Board appropriate goals, policies and practices.

Board’s Role in Overseeing Cyber Risk

Our Board recognizes the importance of protecting and maintaining the security and integrity of data for our owners, guests, and team members. Our Board has delegated to the Audit Committee the responsibility to oversee our cyber security and data protection risks. The Audit Committee receives regular reports from our senior management, including our Chief Information Officer, regarding the primary cyber security risks we face, and the steps management is taking to mitigate such risks. The Audit Committee also reviews our cyber and data risk management strategy and policies on at least a quarterly basis with our management. In addition, the Audit Committee and our Board will promptly be made aware of any significant cyber or data security-related incidents.

EXECUTIVE SESSIONS

Executive sessions, which are meetings of the non-employee members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session. Our Board is comprised of eight non-employee directors and one employee director. Six of our non-employee directors are independent directors. The remaining two non-employee directors (Messrs. Sambur and van Hoek) were determined to be not independent by our Board due to their affiliation with Apollo. During 2022, our non-employee directors met in a private executive session at least once at each of the four regularly scheduled board meetings. The Presiding Independent Director selected by the independent directors, currently Mr. Potter, presides over meetings of the non-employee directors and independent directors. If the Presiding Independent Director is not available, the non-employee or independent directors will select a presiding independent or non-employee director, as the case may be, who will preside at such session.

BOARD AND COMMITTEE EVALUATIONS

The Board and each committee conduct an annual self-evaluation to assess the effectiveness and performance of the applicable governing body and the performance of its members in accordance with our Corporate Governance Guidelines and each committee charter. These self-evaluations for the 2022 fiscal year were completed in early 2023.

Hilton Grand Vacations	22	2023 PROXY STATEMENT

CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics and assist the Board in the exercise of its responsibilities. Each committee of the Board is governed by a charter adopted by the Board. Our Corporate Governance Guidelines are reviewed from time to time by the Nominating and Corporate Governance Committee, and each committee charter is reviewed at least annually by the appropriate committee. To the extent deemed appropriate in light of emerging practices, our Corporate Governance Guidelines and committee charters will be revised accordingly, upon recommendation to and approval by the Board. Our Corporate Governance Guidelines, our Audit, Compensation, and Nominating and Corporate Governance Committee charters and other corporate governance information are available on our website at investors.hgv.com under the “Governance — Governance Documents” heading. Any stockholder also may request copies in print, without charge, by contacting Investor Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to IR@hgv.com.

CODE OF CONDUCT

We maintain a Code of Conduct that applies to all employees, including our chief executive officer, chief financial officer, and chief accounting officer, and all directors, and provide regular training on the Code of Conduct. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, and business conduct and fair dealing. Our Code of Conduct has a number of sub-policies, including whistleblowing and non-retaliation, non-harassment in the workplace, antitrust and competition, confidential information and trade secrets and anti-money laundering.

Our Code of Conduct satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC and the listing standards of the NYSE. We intend to disclose, within four business days, any substantive changes in the Code of Conduct or waivers from the Code of Conduct that apply to our executive officers or directors by posting such information to our website at investors.hgv.com or by filing with the SEC a current report on Form 8-K, in each case if such disclosure is required by SEC or NYSE rules.

The Code of Conduct is available on our website at investors.hgv.com under the “Governance — Governance Documents” heading. Any stockholder may request a copy in print, without charge, by contacting Investor Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to IR@hgv.com.

DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence, and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does, at a minimum, assess each candidate’s strength of character, judgment, industry knowledge or experience, ability to work collegially with the other members of the Board and ability to satisfy any applicable legal requirements or listing standards. The Nominating and Corporate Governance Committee seeks to compose the Board such that it consists of a diverse group of individuals who possess the appropriate combination of skills, experience, and background.

When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. Although we do not have a formal policy

Hilton Grand Vacations	23	2023 PROXY STATEMENT

regarding racial, ethnic or gender diversity, the Board views diversity as a priority, and the Nominating and Corporate Governance Committee evaluates the diversity of gender, race, ethnicity and differences in viewpoints, in addition to education, skills, professional experiences, and the perceived needs of the Board, as part of its annual evaluation of the composition of the Board. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral or by whom the candidate was recommended. The Nominating and Corporate Governance Committee may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company.

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee and the Board considered whether those directors recommended for re-election have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure. In particular, the Nominating and Corporate Governance Committee and the Board focused on the information contained in each of the Director nominee’s biographical discussion, set forth in this Proxy Statement. The Nominating and Corporate Governance Committee and the Board also assessed the contributions of the directors recommended for re-election in the context of the Board and the committees’ self-assessment process. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and its recommendation that you vote “for” the election of each of the director nominees at the Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to secretary@hgv.com. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under “Stockholder Proposals for the 2024 Annual Meeting.”

COMMUNICATIONS WITH THE BOARD

To facilitate communications with the Company’s directors, our Corporate Governance Guidelines provide that stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-employee or independent directors as a group, may do so by addressing such communications or concerns to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to secretary@hgv.com, who will forward such communication to the appropriate party.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Our Compensation Committee reviews non-employee director compensation from time to time. Mr. Wang, the sole employee director on the Board, receives no compensation for serving on the Board.

Hilton Grand Vacations	24	2023 PROXY STATEMENT

COMPENSATION PROGRAM

Each eligible non-employee director is entitled to annual compensation for the period from the 2022 annual meeting of stockholders until our Annual Meeting, as follows:

•	annual cash retainer of $85,000;

•	additional annual cash retainer of $125,000 for serving as the chairperson of the Board;

•	additional annual cash retainer for serving on committees or as the chairperson of a committee as follows:

○	each member (other than the chairperson) of the Compensation Committee and the Nominating and Corporate Governance Committee will receive $10,000 for each committee on which he or she serves;

○	each member (other than the chairperson) of the Audit Committee will receive $15,000 for each committee on which he or she serves,

○

the chairperson of the Audit Committee will receive an additional $30,000 and the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional $20,000; and

•

equity award of approximately $175,000 payable annually in the form of restricted stock units (“RSUs”), which will vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to continued service on the Board through the vesting date.

Cash retainers are paid semi-annually, in arrears. Annual equity award grants to directors are made following each annual meeting of stockholders and represent the directors’ annual grants for their service as a director until the next annual meeting of stockholders.

All of our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings. In addition, our independent directors are reimbursed for reasonable personal costs when they stay at our resorts. The Board may determine in its discretion additional cash or other consideration for services on ad hoc committees that it may establish from time to time.

We have a stock ownership policy for our non-employee directors. Each of our non-employee directors (other than the directors who are not eligible to receive compensation) is expected to own stock in an amount equal to five times his or her annual cash retainer (exclusive of retainers received for service on a committee of the Board or as chairperson of a committee or the Board). For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares held in trust for the benefit of the director or a family member, shares underlying vested options (based on the excess of the market price of the stock over the exercise price), time-vesting restricted stock and RSU awards that have not yet vested, and shares held under a deferral or similar plan. Non-employee directors are expected to meet this ownership requirement within five years of becoming subject to the stock ownership policy. Declines in the stock price will not affect compliance with the stock ownership policy as long as each non-employee director continues to hold the number of shares held at the time compliance was initially achieved.

Hilton Grand Vacations	25	2023 PROXY STATEMENT

DIRECTOR COMPENSATION FOR 2022

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)		Total ($)		Total Number of Outstanding Equity Awards (#)(2)
Leonard A. Potter	$222,500		$127,103.04		$349,603.04		3,878
Brenda J. Bacon	$102,500		$127,103.04		$229,603.04		3,878
David W. Johnson	$102,500		$127,103.04		$229,603.04		3,878
Mark H. Lazarus	$90,000		$127,103.04		$217,103.04		3,878
Pamela H. Patsley	$107,500		$127,103.04		$234,603.04		3,878
David Sambur	$174,521	(3)	$0	(3)	$174,521.00	(3)	—	(3)
Alex van Hoek	$174,521	(3)	$0	(3)	$174,521.00	(3)	—	(3)
Paul W. Whetsell	$110,000		$127,103.04		$237,103.04

(1)	Amounts reflect cash retainer fees for each non-employee director, based on the director fees set forth under “Compensation Program.”
(2)

Amounts reflect an annual equity award for the period from the date of the 2022 annual meeting of stockholders through the date of the 2023 annual meeting of stockholders, based on an annual award of $175,000. Represents the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 19 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report on Form 10-K”). The outstanding equity awards were granted on May 4, 2022 at the 2022 annual meeting of stockholders and fully vest on the one-year anniversary of such date of grant or, if earlier, on the date of the next annual meeting of stockholders at which directors are elected.

(3)

In connection with their appointment to our Board pursuant to the terms of the Apollo Stockholders Agreement, we agreed to compensate each of Messrs. Sambur and van Hoek pursuant to the terms of our annual non-employee director compensation program. Upon their appointment, Messrs. Sambur and van Hoek and the Apollo Investors informed us that, due to certain internal policies and arrangements, Messrs. Sambur and van Hoek could not receive any direct compensation, either cash or equity, from public company boards of directors on which they serve and that any such payments are required to be made to an affiliate of the Apollo Investors. Accordingly, it was agreed that annual non-employee director cash compensation to which Messrs. Sambur and van Hoek would have been entitled would be paid (including for tax purposes) to such affiliate of the Apollo Investors. In addition, since the terms of the Apollo Stockholders Agreement generally provides, among other things, that the Apollo Investors and their affiliates are prohibited from acquiring any additional common stock of the Company (subject to certain exceptions), thereby prohibiting the payment of the annual non-employee director stock award compensation to such Apollo Investor affiliate, it was agreed that such affiliate would receive cash equivalent of any equity compensation to which Messrs. Sambur and van Hoek would have been entitled to receive.

Except for Messrs. Sambur and van Hoek, who did not receive any director compensation in the form of equity as described above, eligible non-employee directors are awarded equity under the Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors (the “Director Stock Plan”) in the form of RSUs. RSUs vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to continued service on the Board through the vesting date or as otherwise provided in the plan or applicable award agreement. Dividend equivalents accrue on unvested RSUs either in cash or, at the sole discretion of the Compensation Committee, in shares of HGV’s common stock or additional RSUs equal to the fair market value of the dividend equivalent payment as of the dividend payment date, payable at the same time as the underlying RSUs are settled following vesting (or forfeited to the extent the underlying RSUs are forfeited). Any unvested RSUs held by a non-employee director will become fully earned and vested upon (i) termination of such director’s service as a result of such director’s death or disability, (ii) a change in control event, if the successor or surviving company does not assume, substitute or continue the RSUs on substantially similar terms, or (iii) termination of such director’s service without cause or with good reason (each as defined in the form of Restricted Stock Unit Agreement for use under the Director Stock Plan) within twelve months following a change in control. In addition, if a non-employee director retires more than six months after the grant date of a director RSU award, then a pro-rata number of RSUs shall become earned and vested as of the retirement date. Unvested RSUs are forfeited upon termination of service for any other reason.

Hilton Grand Vacations	26	2023 PROXY STATEMENT

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND OTHER SENIOR OFFICERS

OUR EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers, other than Mr. Wang, whose biographical information is presented under “Proposal No. 1: Election of Directors — Nominees for Election to the Board of Directors in 2023.” Beneficial ownership of equity securities of certain of our executive officers is shown under the heading “Ownership of Securities” in this Proxy Statement.

Pablo Brizi

Pablo Brizi, 48, has served as HGV’s Executive Vice President — Chief Human Resources Officer (“CHRO”) & Corporate Affairs since August 2021 and its Executive Vice President — Chief Human Resources Officer since October 2020. Mr. Brizi is responsible for leading teams of highly experienced human resources and corporate affairs professionals who provide strategic business partnerships and consultative talent services across the global business. His oversight as CHRO & Corporate Affairs also includes talent management, compensation, benefits, recruitment, succession planning, learning and development, general HR shared services and corporate communications. Mr. Brizi brings more than 25 years of human resources experience working with multinational organizations in the hospitality, technology, oil, manufacturing and private equity industries. Most recently, he served as Chief Human Resources Officer for Bloomin’ Brands where he oversaw global compensation, benefits, talent management, leadership development, corporate affairs and HR operations for approximately 100,000 corporate and restaurant Team Members. In addition, Mr. Brizi held a number of leadership positions with Avaya, including Vice President, Global Compensation and Benefits, and Senior Director of HR for the Americas. He also worked for NCR Corporation, Ford Motors Company, and Exxon Corporation in a variety of HR and compensation and benefits leadership roles. Mr. Brizi holds a bachelor’s degree in finance from Universidad Argentina de la Empresa. In addition, he completed Cornell University’s Modern CHRO Role executive education program and holds a designation in Certified Compensation Professional through World-at-Work.

Charles R. Corbin

Charles R. Corbin, 66, has served as HGV’s Executive Vice President, Chief Legal Officer, General Counsel and Secretary since November 2016. He served as the HGV’s Chief Development Officer from May 2018 until September 2020. Before joining HGV, Mr. Corbin served at Hilton Worldwide for over 6 years from March 2010 to November 2016, where he was most recently Senior Vice President for Dispute Resolution and Employment and Benefits. Prior to joining Hilton Worldwide in 2010, Mr. Corbin served in a number of high-level legal roles, including vice president and assistant general counsel at Sunrise Senior Living, an assisted living facility operator, and group vice president at The Mills Corporation, a developer, owner, and operating of large retail and entertainment centers and destinations. Mr. Corbin’s more than 40-year legal and business career includes managing a venture capital firm and serving in a variety of roles as a business counselor, legal advisor, and investor. He is known for working with operational management to successfully execute strategic goals while providing risk adjusted legal counsel and business advice. Mr. Corbin is a board member of ARDA. Mr. Corbin holds a bachelor’s degree in English with highest honors from The Citadel, and a Juris Doctorate from the University of Dayton School of Law.

Gordon S. Gurnik

Gordon Gurnik, 59, has served as HGV’s Senior Executive Vice President and Chief Operating Officer since August 2021 and was previously Executive Vice President and Chief Operating Officer from December 2018 to August 2021. Mr. Gurnik’s responsibilities at HGV include working in partnership with the executive team to lead sales and business development, continue to build HGV’s brand, improve processes and products, and oversee resort operations and Club programs, all while ensuring alignment with HGV’s strategic priorities for all new initiatives. In addition, Mr. Gurnik is a champion for diversity and inclusion and is the executive sponsor of the company’s Asia-Pacific Islander Team Member Resource Group. Prior to joining HGV, Mr. Gurnik served as

Hilton Grand Vacations	27	2023 PROXY STATEMENT

President of RCI, a worldwide leader in vacation exchange and travel services and the largest exchange network in the world. While at RCI, he was instrumental in advancing the company’s signature products while also leading RCI’s strategic direction, operations and growth with over 3.8 million member families and 4,300 vacation ownership resorts. He serves on the board of directors for Christel House International, a non-profit organization that supports impoverished children throughout the world and is a board member of ARDA. Mr. Gurnik holds a bachelor’s degree in management from Purdue University.

Daniel J. Mathewes

Daniel J. Mathewes, 48, has served as HGV’s Senior Executive Vice President and Chief Financial Officer since August 2021, and was Executive Vice President and Chief Financial Officer from November 2018 to August 2021. Mr. Mathewes is responsible for leading teams of highly skilled finance professionals who develop and implement corporate and financial strategies across our global business. He leads the finance, accounting, portfolio, treasury, tax, and investor relations departments. Mr. Mathewes has more than 20 years of global finance, accounting, SEC reporting, investor relations and corporate experience with both public and private multi-national companies. He is known for working with operational management to successfully execute strategic goals while driving strong financial outcomes. Prior to joining HGV, Mr. Mathewes was the chief financial officer of Virgin Hotels North America, a hotel management company, from January 2016 to November 2018. Previously, Mr. Mathewes served as the chief financial officer of The World, Residences at Sea, a privately-owned yacht with 165 residences, from July 2014 to January 2016. He served as senior vice president of finance and treasury of Kerzner International Holdings Limited from September 2008 to July 2014, which operated the Atlantis resorts in Nassau and Dubai, the One&Only luxury hotels, and Mazagan Beach Resort in Morocco. Mr. Mathewes also worked in multiple financial leadership capacities with NCL Corporation (Norwegian Cruise Lines) and Royal Caribbean Cruises Ltd. Mathewes began his career with PricewaterhouseCoopers. Mr. Mathewes graduated summa cum laude from Florida State University with bachelor’s degrees in accounting and economics.

OTHER SENIOR OFFICERS

Set forth below is certain information regarding each of our other senior officers.

Dennis A. DeLorenzo

Dennis A. DeLorenzo, 58, has served as HGV’s Executive Vice President since August 2017 and Chief Sales Officer since December 2016, overseeing all of our global sales operations and Hilton Club. Mr. DeLorenzo previously served as our Senior Vice President of Sales from January 2015 to December 2016, and as Vice President of Marketing Development from 2012 to January 2015. Mr. DeLorenzo is an industry veteran with more than 20 years of experience in timeshare sales and marketing leadership roles. He has a dynamic background, having performed in several leadership positions within HGV, and having served as senior vice president of marketing with Holiday Inn Club Vacations, as regional vice president of sales and marketing for Sunterra Corporation, and as director of marketing, Mid-Atlantic region, for Marriott Ownership Resorts, Inc.

Derek De Salvia

Derek De Salvia, 49, has served as HGV’s Executive Vice President and Chief Customer Officer since January 2023. Mr. De Salvia is responsible for HGV’s Club Services, Inventory Management, Resort Operations and Brand Standard functions. From February 2019 to December 2022, Mr. De Salvia was HGV’s Senior Vice President of Sales Operations & Business Development. Prior to joining HGV in February 2019, he served as Vice President of Sales at Disney Vacation Club from January 2012 to February 2019, where he led the organization’s entire network of sales channels during a pivotal time for the company. Mr. De Salvia has spent more than 20 years leading large sales, marketing and operations departments, with a focus on innovation and growth in alignment with companywide strategic priorities. Mr. De Salvia holds a master’s degree in management and human resources and a bachelor’s degree in marketing from the University of Central Florida.

Hilton Grand Vacations	28	2023 PROXY STATEMENT

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2023 FISCAL YEAR

The Audit Committee has approved the engagement of Ernst & Young LLP to perform the audit of the financial statements and internal control over financial reporting for the fiscal year ending December 31, 2023.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on HGV’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of HGV and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP has been our independent public accountants since our spin-off from Hilton Worldwide, including for purposes of performing an audit of the financial statements included in HGV’s Annual Report on Form 10-K for the years ended December 31, 2022.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 31, 2022 and 2021, and fees billed for other services rendered by Ernst & Young LLP for those periods.

	2022	2021
Audit Fees (1)	$7,108,761	$7,103,562
Audit-Related Fees(2)	$304,075	$1,179,000
Tax Fees (3)	$2,688,371	$1,180,314
All Other Fees	—	—
Total:	$10,101,207	$9,462,876

(1)

Includes fees for professional services rendered by Ernst & Young LLP for the audit of annual financial statements and internal controls over financial reporting, reviews of quarterly financial statements, comfort letters and consents issued in connection with SEC filings and statutory audits of foreign subsidiaries.

(2)

Includes fees for professional services rendered by Ernst & Young LLP for agreed-upon procedures and attestation reports. For the year ended December 31, 2021, this amount includes fees related to services provided in connection with the Acquisition, including due diligence and transaction closing review.

(3)	Includes fees for professional services rendered by Ernst & Young LLP for tax compliance, tax consulting, transfer pricing and tax advisory services.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was. All audit and non-audit related services were pre-approved by the Audit Committee prior to such services being rendered.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has adopted

Hilton Grand Vacations	29	2023 PROXY STATEMENT

policies and procedures that require the approval of the Audit Committee of all audits and permitted non-audit services provided by an independent registered public accounting firm prior to each engagement. These policies and procedures require that the Audit Committee be provided with sufficient information to allow it to identify the particular services being pre-approved and to assess the impact of the proposed services on the independence of the registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT

AUDITORS OF THE COMPANY FOR THE 2023 FISCAL YEAR.

Hilton Grand Vacations	30	2023 PROXY STATEMENT

PROPOSAL NO. 3:

APPROVAL OF THE HILTON GRAND VACATIONS INC. 2023 OMNIBUS INCENTIVE PLAN

BACKGROUND

We are asking our stockholders to approve the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Plan”) to replace the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”) and the 2017 Stock Plan for Non-Employee Directors (the “Director Plan” and, together with the 2017 Omnibus Plan, the “Prior Plans”). As of December 31, 2022, there were 2,491,736 shares of our common stock remaining available for the grant of equity awards under the 2017 Omnibus Plan and 167,470 shares of our common stock remaining available for the grant of equity awards to directors under the Director Plan. In order to enable us to continue to offer meaningful equity-based incentives to our employees, officers, directors and consultants, the Board believes that it is both necessary and appropriate to combine the 2017 Omnibus Plan and the Director Plan and increase the number of shares of our common stock available for these purposes. As a result, on March 7, 2023, upon the recommendation of the Compensation Committee, the Board approved and adopted the 2023 Omnibus Plan, subject to approval by our stockholders at this annual meeting.

If the 2023 Omnibus Plan is approved by our stockholders, it will become effective on May 3, 2023, and the maximum number of shares reserved for issuance under the 2023 Omnibus Plan will be 5,240,000 plus any shares of common stock underlying awards outstanding under the Prior Plans that, on or after May 3, 2023, expire or are canceled, forfeited or terminated without issuance to the holder thereof of the full number of shares of common stock to which the award related and thereupon become available for grant under the 2023 Omnibus Plan. If stockholders approve the 2023 Omnibus Plan, no further awards will be granted under the Prior Plans, and the Prior Plans will remain in effect only for so long as awards granted thereunder remain outstanding. If the 2023 Omnibus Plan is not approved by our stockholders, no awards will be made under the 2023 Omnibus Plan, and the Prior Plans will remain in effect as they existed immediately prior to the Annual Meeting. However, if the 2023 Omnibus Plan is not approved, we will likely not have enough shares to grant equity awards going forward under the 2017 Omnibus Plan.

Background for the Current Share Reserve Request

In setting the number of proposed shares issuable under the 2023 Omnibus Plan, the Compensation Committee and the Board considered a number of factors, including the following (each of which is discussed further below):

•	key data relating to outstanding equity awards and shares available for grant;

•	significant historical award information, reflected through our burn rate; and

•	future share needs.

Hilton Grand Vacations	31	2023 PROXY STATEMENT

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plans as of March 9, 2023.

No further shares will be granted as awards under the Prior Plans between March 9, 2023 and May 3, 2023, the date of this annual meeting, unless the 2023 Omnibus Plan is not approved by our stockholders. If our stockholders approve the 2023 Omnibus Plan, no new awards will granted under the Prior Plans and the remaining share reserves under both of the Prior Plans will be cancelled.

	2017 Omnibus Plan and Director Plan
Total shares underlying outstanding appreciation awards	2,561,215
Total shares underlying outstanding unvested full value awards	1,951,953	(1)
Total shares underlying all outstanding awards	4,513,168
Weighted average exercise price of outstanding appreciation awards	$36.55
Weighted average remaining contractual life of outstanding appreciation awards	6.94
Total shares currently available for grant of new awards under the 2017 Omnibus Plan	1,643,553
Total shares currently available for grant of new awards under the Director Plan	167,470
Common stock outstanding as of March 9, 2023	112,376,312
Market price of common stock as of March 9, 2023	$46.82

(1)	Assumes performance-based awards will vest and pay out based on target performance levels being achieved.

Significant Historical Award Information

A common measure of a stock plan’s cost is the “burn rate,” which refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Our adjusted burn rate for the last three years is set forth below, and our average adjusted burn rate (1) over such three-year period was 1.5% of shares of our common stock outstanding per year.

Key Equity Metrics	2022	2021	2020
Burn Rate(1)	1.1%	1.9%	1.6%
Dilution(2)	3.79%	4.52%	3.85%
Overhang(3)	6.05%	8.92%	9.98%

(1)

Burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period by the total weighted-average number of shares outstanding during the applicable fiscal period.

(2)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.
(3)

Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

Future Share Needs

If the 2023 Omnibus Plan is approved by our stockholders, the total number of shares available for grant will be 5,240,000 plus any shares of Common Stock underlying awards outstanding under the Prior Plans that, on or after May 3, 2023, expire or are canceled, forfeited or terminated without issuance to the holder thereof of the full number of shares of common stock to which the award related and thereupon become available for grant under the 2023 Omnibus Plan. We expect this amount to last for approximately 3 years of awards. This estimate is based on our average burn rate of 1.5%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our LTI program and forfeitures of outstanding awards. The total overhang resulting from the share request, including awards outstanding under the Prior Plans, represents approximately 7.13% of the shares of our common stock outstanding as of March 10, 2023.

Hilton Grand Vacations	32	2023 PROXY STATEMENT

“BEST PRACTICES” INTEGRATED INTO THE 2023 OMNIBUS PLAN

We follow key executive compensation practices that promote good governance and serve the interests of our stockholders, as summarized below:

What We Do:

✓

Employ conservative share counting provisions — The 2023 Omnibus Plan does not allow shares to be added back to the maximum plan share limitation if they were tendered or withheld upon the exercise of options or other awards for the payment of the exercise or purchase price or withholding taxes, not issued upon the settlement of a SAR that settles in shares of common stock or purchased on the open market with cash proceeds from the exercise of options.

✓	Follow robust minimum vesting practices — The 2023 Omnibus Plan generally provides for a minimum vesting period of one year for all awards (subject to limited exceptions).

✓

Employ “double trigger” vesting in the event of a change in control — The 2023 Omnibus Plan permits the Compensation Committee to determine treatment of awards following a change in control. Under current award agreements, in the event of a change in control of the Company, accelerated vesting of service-based awards generally occurs only upon a “double trigger,” where the employee is terminated under certain circumstances in connection with a change in control, or where awards are not assumed or substituted by the surviving entity.

✓

Prudently define change in control — The 2023 Omnibus Plan includes prudent change in control triggers such as requiring a change in beneficial ownership of more than 30% of our voting stock, consummation (rather than stockholder approval) of a significant merger or other transactions and certain changes in a majority of the Board within a specified time period, in order for a “change in control” to be deemed to have occurred.

✓

Require fair market value options and limit option terms — The 2023 Omnibus Plan requires that stock options and SARs have an exercise price at least equal to 100% of the fair market value of our common stock on the grant date. Additionally, the term of an option or SAR generally cannot exceed 10 years.

✓

Apply a clawback policy — Under our clawback policy, as may be modified or amended from time to time, including to comply with any changes in the listing standards of the NYSE, the Compensation Committee has discretion to recover incentive compensation paid or awarded based on financial results impacted by fraud or misconduct.

✓

Follow stock ownership guidelines, including an equity retention feature — Under our stock ownership policy, we require that our CEO and other executive and any applicable officers hold five times and three times, respectively, of their annual base salary in shares of common stock. Non-employee directors must generally hold five times their annual cash retainer (exclusive of any cash retainer for committee service) in shares of common stock.

✓

Have an independent committee administer our Incentive Plan — The 2023 Omnibus Plan is administered by the Compensation Committee. All members of the Compensation Committee are intended to qualify as “independent” under NYSE listing standards and “non-employee directors” under Rule 16b-3 adopted under the Exchange Act.

✓	Efficiently use equity — We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.

Hilton Grand Vacations	33	2023 PROXY STATEMENT

What We Do Not Do:

x

Provide an evergreen provision — The 2023 Omnibus Plan requires stockholder approval of any additional new plan shares and does not contain an evergreen provision that would permit annual “replenishment” of shares without stockholder approval.

x

Pay dividends on unvested awards — The 2023 Omnibus Plan provides that dividends, dividend equivalents or other similar payments will not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested and/or been earned.

x

Reprice or cash buyout underwater stock options or SARs — The 2023 Omnibus Plan does not permit the repricing or substitution, including a cash buyout of underwater stock options or SARs except with stockholder approval. Our equity plan also does not permit the grant of underwater stock options or SARs, except for certain assumed or substituted options or SARs in connection with corporate transactions where adjustments are made in accordance with applicable tax provisions.

x	Provide for “reload” awards — The 2023 Omnibus Plan does not provide for “reload” awards (the automatic substitution of a new award of like kind upon the exercise of a previously granted award).

x	Provide tax gross-ups — The 2023 Omnibus Plan does not provide for any tax gross-ups under Section 280G of the tax code or otherwise.

x	Permit transfers to third-party financial institutions — The 2023 Omnibus Plan does not permit the transfer of stock options to third-party financial institutions without shareholder approval.

DESCRIPTION OF 2023 OMNIBUS PLAN

Shares Subject to the 2023 Omnibus Plan

The total number of shares of common stock that may be issued under the 2023 Omnibus Plan is 5,240,000 (all of which may be granted as incentive stock options) plus any shares of common stock underlying awards outstanding under the Prior Plans that, on or after May 3, 2023, expire or are canceled, forfeited or terminated without issuance to the holder thereof of the full number of shares of common stock to which the award related and thereupon become available for grant under the 2023 Omnibus Plan.

Limitations on Director Compensation

The aggregate compensation that may be granted to any non-employee director, including all meeting fees, cash retainers and stock awards, in any one calendar year may not exceed $1,000,000, or $1,500,000 in the case of a non-employee Chairperson of the Board or Lead Director. For purposes of such limit, the value of awards will be determined based on the aggregate grant date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

Purpose and Eligibility; Term

The purpose of the 2023 Omnibus Plan is to provide a means through which the Company and its subsidiaries may attract and retain key personnel and to provide a means whereby officers, employees, non-employee directors, consultants and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of our stockholders. As of March 10, 2023, approximately 447 employees and 8 non-employee directors were eligible to be selected to participate in the 2023 Omnibus Plan.

The expiration date of the 2023 Omnibus Plan, on and after which date no awards may be granted, is May 2, 2033, unless the plan is earlier terminated by our Board. Awards granted prior to the expiration date may continue after that date according to their terms.

Hilton Grand Vacations	34	2023 PROXY STATEMENT

Administration

The 2023 Omnibus Plan is administered by the Compensation Committee or any properly delegated subcommittee thereof, or, if no such Compensation Committee or subcommittee thereof exists, the Board.

Subject to the terms of the 2023 Omnibus Plan and applicable law, the Compensation Committee’s authority includes but is not limited to the authority to: (i) designate participants; (ii) determine the types of awards to be granted to a participant; (iii) determine the number of shares of common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled in, or exercised for, cash, shares of common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards or other property and other amounts payable with respect of an award shall be deferred either automatically or at the election of the participant or the Compensation Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2023 Omnibus Plan and any instrument or agreement relating to, or award granted under, the 2023 Omnibus Plan; (viii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Compensation Committee shall deem appropriate for the proper administration of the 2023 Omnibus Plan; (ix) adopt sub-plans; and (x) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2023 Omnibus Plan.

In certain circumstances, and subject to applicable law, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person(s) selected by it, including one or more officers of the Company.

Minimum Vesting Requirements

Awards granted to participants under the 2023 Omnibus Plan generally are subject to a minimum vesting period of one year. However, the Compensation Committee may grant awards not subject to such one year minimum vesting provision if such grants do not exceed, in the aggregate, five percent (5%) of the shares of common stock authorized for issuance under the 2023 Omnibus Plan.

Amendment and Termination of Incentive Plan or Awards

The Board may amend or terminate the 2023 Omnibus Plan or any portion thereof at any time in its discretion. The Compensation Committee may also amend, terminate or waive any conditions or rights under any particular award, both prospectively and retroactively, to the extent consistent with the terms of any applicable award agreement. Any amendment, alteration, suspension, discontinuance or termination of the 2023 Omnibus Plan or any award that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not be effective without such individual’s consent.

Stockholder approval is required for any plan amendment or termination that would (i) materially modify the eligibility requirements for participation in the 2023 Omnibus Plan, (ii) increase the number of securities that can be issued under the 2023 Omnibus Plan (with exceptions for certain adjustments described in the 2023 Omnibus Plan), or (iii) otherwise be required by any applicable regulatory rules.

Types of Awards

A summary of the material terms of the types of awards authorized under the 2023 Omnibus Plan is provided below.

Options. The 2023 Omnibus Plan authorizes the grant of both incentive stock options and nonqualified stock options, both of which are exercisable for shares of our common stock, although incentive stock options may only

Hilton Grand Vacations	35	2023 PROXY STATEMENT

be granted to our employees. The Compensation Committee will determine the exercise price of an option; provided, however, that the exercise price must not be less than 100% of the fair market value of such share (determined as of the date of grant). Options will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee. Options will expire upon a date determined by the Compensation Committee, not to exceed 10 years from the date of grant; provided, that if the option period (other than in the case of an incentive stock option) would expire at a time when trading in the shares of common stock is prohibited by our insider trading policy (or company-imposed “blackout period”), then the option period will be automatically extended until the 30th day following the expiration of such prohibition. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement provides otherwise.

Stock Appreciation Rights. Any option granted under the 2023 Omnibus Plan may include tandem SARs. The Compensation Committee also may award SARs to eligible participants independent of any option. Upon the exercise of a SAR, the Company will pay to the participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the fair market value of one share of common stock on the exercise date over the strike price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company will pay such amount in cash, in shares of common stock valued at fair market value or any combination thereof, as determined by the Compensation Committee.

Except as otherwise provided by the Compensation Committee in the case of certain substitute awards, the strike price per share of common stock for each SAR must not be less than 100% of the fair market value of such share (determined as of the date of grant). However, a SAR granted in tandem with (or in substitution for) an option previously granted will have a strike price equal to the exercise price of the corresponding option. A SAR granted in connection with an option will become exercisable and will expire according to the same vesting schedule and expiration provisions as the corresponding option. A SAR granted independent of an option will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee. SARs will expire upon a date determined by the Compensation Committee, not to exceed 10 years from the date of grant; provided, that if such period would expire at a time when trading in the shares of common stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then such period will be automatically extended until the 30th day following the expiration of such prohibition. Unless otherwise provided by the Compensation Committee, whether in an award agreement or otherwise, SARs are generally subject to certain restrictions described in the 2023 Omnibus Plan if the participant terminates employment or service.

Restricted Stock and Restricted Stock Units. Subject to the terms of the 2023 Omnibus Plan, the Compensation Committee may grant restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock and restricted stock units will vest, and any applicable restricted period will lapse, in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee. Unless otherwise provided by the Compensation Committee in an award agreement or otherwise, upon the expiration of the restricted period with respect to any outstanding restricted stock units, the Company will issue to the participant or the participant’s beneficiary, without charge, one share of common stock (or other securities or other property, as applicable) for each such outstanding restricted stock unit; provided, however, that the Compensation Committee may, in its sole discretion, elect to (i) pay cash or part cash and part shares of common stock in lieu of issuing only shares of common stock in respect of such restricted stock units; or (ii) defer the issuance of shares of common stock (or cash or part cash and part shares of common stock, as the case may be) beyond the expiration of the restricted period if such extension would not cause adverse tax consequences under Code Section 409A. If a cash payment is made in lieu of issuing shares of common stock in respect of such restricted stock units, the amount of such payment will be equal to the fair market value per share of the common stock as of the date on which the restricted period lapses with respect to such restricted stock units. Restricted stock and restricted stock units are subject to certain restrictions upon termination of employment as outlined in the 2023 Omnibus Plan.

Hilton Grand Vacations	36	2023 PROXY STATEMENT

Other Equity-Based Awards and Other Cash-Based Awards. The Compensation Committee may grant other equity-based awards and other cash-based awards under the 2023 Omnibus Plan to eligible persons, alone or in tandem with other awards, in such amounts and dependent on such conditions as the Compensation Committee will from time to time in its sole discretion determine. Each other equity-based award or other cash-based award, as applicable, will be subject to such conditions not inconsistent with the 2023 Omnibus Plan as may be reflected in the applicable award agreement or other form evidencing such award.

Performance Awards. The Compensation Committee has the authority to designate any award as a performance award. The Compensation Committee has the sole discretion to select the length of performance periods, the types of performance compensation awards to be granted, the performance criteria that will be used to establish the performance goals, the kinds and/or levels of the performance goals that are to apply and the performance formulae.

The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of performance of the Company (and/or one or more of its subsidiaries, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and may include, but will not be limited to, those performance goals listed below. Any one or more of the performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one more of its subsidiaries as a whole or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of the Company and/or one or more of its subsidiaries or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Compensation Committee deems appropriate, or as compared to various stock market indices. The Compensation Committee has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified above.

Dividends and Dividend Equivalents. The Compensation Committee may provide a participant as part of an award (other than options or SARs) with dividends, dividend equivalents or similar payments in respect of awards, payable in cash, shares of common stock, other securities, other awards or other property, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion, including, without limitation, payment directly to the participant, withholding of such amounts by the Company subject to vesting of the award or reinvestment in additional shares of common stock, restricted stock or other awards. No dividends are payable on options or SARs. The 2023 Omnibus Plan provides that dividends, dividend equivalents or other similar payments will not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested and/or been earned.

Effect of Certain Events on Incentive Plan and Awards

Changes in Capital Structure and Similar Events. In the event of a change in control or a dividend, stock split, merger or other corporate transaction affecting our shares, if the Compensation Committee, in its sole discretion, determines an adjustment is necessary or appropriate, the Compensation Committee may make any such adjustments in such manner as it deems equitable, including adjustments to: (i) any limit to the number of shares that may be granted under the 2023 Omnibus Plan; (ii) the number and kind (if applicable) of shares of common stock or other of our securities that may be issued in respect of awards under the 2023 Omnibus Plan; and (iii) the terms of any outstanding award, including (i) the number and kind of shares of common stock or other of our securities subject to outstanding awards, (ii) the applicable exercise or strike price or (iii) any applicable performance measures.

In addition, except as may otherwise be provided in an award agreement, in connection with an adjustment event, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (i) substitution, assumption, accelerated vesting or exercisability or termination of, or lapse of restrictions on, awards, or providing for a period of exercisability prior to the occurrence of such event; (ii) cancellation of

Hilton Grand Vacations	37	2023 PROXY STATEMENT

outstanding awards and the payment of the value of such awards, if any, to holders of any such awards, as determined by the Compensation Committee; and (iii) conversion or replacement of any unvested awards as of the occurrence of such event, into awards subject to continued vesting on the same terms as those applicable to the award prior to conversion or replacement.

Change in Control. Service-based awards are generally subject to a double trigger change in control feature where the award will automatically vest upon a change in control only when the employment or service of the participant is terminated by the Company without cause within 12 months following a change in control. Performance-based awards generally provide for pro-rata vesting upon a change in control, based on actual performance through the date of termination or, if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance, and in either case pro-rated based upon the time elapsed between the grant date and the date of the change in control.

Notwithstanding the foregoing, in the event the successor or surviving company in the change in control does not assume or substitute for the award (or in which the Company is the ultimate parent corporation and does not continue the awards) on substantially similar terms or with substantially equivalent economic benefits, then the awards will become immediately fully vested (at target, in the case of performance-based awards) as of the date of such change in control.

Transferability

Each award will be exercisable only by a participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s legal guardian or representative. No award may be transferred by a participant (except where specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution, and any purported transfer will be void and unenforceable against the Company. The designation of a beneficiary will not constitute a transfer.

Clawback/Repayment

Awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with both applicable law and our clawback policy. If a participant engages in activity that is detrimental to us (including a material breach of any restrictive covenant or confidentiality obligation), the Compensation Committee may provide for the cancellation of any or all of such participant’s outstanding awards, and/or the forfeiture of any gain realized on the vesting or exercise of awards, and prompt repayment to us of any such gain. In the event that any participant receives an amount in excess of that which he or she should otherwise have received under the terms of such award for any reason, he or she will generally be required to repay to us any such excess amount.

Certain U.S. Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the 2023 Omnibus Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances. In general, the Company will be entitled to a corresponding income tax deduction to the extent that the amount of ordinary income recognized by a participant represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Incentive Options. Incentive options granted under the 2023 Omnibus Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously

Hilton Grand Vacations	38	2023 PROXY STATEMENT

been an employee from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code. We will generally not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. If the holding period requirements for incentive stock option treatment described above are met, upon the disposition of shares acquired upon exercise of an incentive stock option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the exercise price, and such amount will be treated as a capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain.

Nonqualified Options. The grant of a nonqualified option should not result in taxable income to a participant. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The participant’s basis in the shares of the stock acquired upon exercise of a nonqualified option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR should not result in taxable income to a participant. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income.

Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation. However, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares.

Restricted Stock Units, Other Equity-Based Awards, Other Cash-Based Awards and Dividend Equivalents. The grant of a restricted stock unit, other equity-based award, other cash-based award or a dividend equivalent award generally should not result in taxable income to the participant for federal income tax purposes. However, the participant will recognize taxable ordinary income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any stock that is received in settlement of the award.

Code Section 409A. Awards granted under the 2023 Omnibus Plan may be subject to Code Section 409A. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the 2023 Omnibus Plan or any award, and the 2023 Omnibus Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be

Hilton Grand Vacations	39	2023 PROXY STATEMENT

subject to interest charges under Code Section 409A. The Company does not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Tax Withholding

Generally, a participant will be required to pay the Company an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an award. Alternatively, the Company may elect to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owed to a participant. In addition, the Compensation Committee may permit or require a participant to satisfy all or any portion of the applicable withholding taxes by (i) delivery of shares of common stock (which are not subject to any pledge or other security interest and have been held for such time period established by the Compensation Committee) having an aggregate fair market value equal to the minimum statutorily required withholding liability (or portion thereof); or (ii) withholding shares of common stock otherwise issuable to a participant that have an aggregate fair market value equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Compensation Committee establishes. Notwithstanding the foregoing, the Compensation Committee has full discretion to allow participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes through the withholding of such number of shares having an aggregate fair market value greater than the applicable minimum required statutory withholding liability (but not exceeding the maximum statutory withholding amount(s) in a participant’s relevant tax jurisdiction(s)).

New Plan Benefits

Awards made under the 2023 Omnibus Plan are made at the Compensation Committee’s discretion. Accordingly, it is not possible to determine at this time the amount of the awards that will be granted in the future under the 2023 Omnibus Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE HILTON GRAND VACATIONS INC. 2023 OMNIBUS INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to securities authorized for issuance under all of HGV’s equity compensation plans as of December 31, 2022. The table below does not include any shares that may be issued under the 2023 Omnibus Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(4)	4,439,526	$34.35	4,770,406
Equity compensation plans not approved by security holders
Total	4,439,526	$34.35	4,770,406

(1)

In addition to shares issuable upon exercise of stock options, amount also includes 2,027,294 shares that may be issued upon settlement of restricted stock units, including shares that may be issued pursuant to outstanding Performance RSUs, based on certified financial results, where applicable, and otherwise assuming the target award is met. The restricted stock units cannot be exercised for consideration.

(2)

The weighted-average exercise price of outstanding options, warrants and rights relates solely to stock options, which are the only currently outstanding exercisable security, and does not relate to restricted stock units that convert to shares of common stock for no consideration.

(3)

Includes 2,491,736 shares that may be issued pursuant to future awards under the Incentive Plan, all of which may be issued pursuant to grants of full-value stock awards. Also includes 167,470 shares that may be issued pursuant to future awards under the Director Stock Plan, all of which may be issued pursuant to grants of full-value stock awards, and 2,111,200 shares that may be issued pursuant to future awards under the Employee Stock Purchase Plan, including 65,580 shares subject to purchase during the current purchase period.

(4)

Represents aggregated information pertaining to our three equity compensation plans: the Incentive Plan, the Director Stock Plan, and the Employee Stock Purchase Plan. See Note 19 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K for further information regarding these plans.

Hilton Grand Vacations	40	2023 PROXY STATEMENT

PROPOSAL NO. 4:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual non-binding advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay vote”).

At our 2017 annual meeting, HGV stockholders voted on an advisory basis to have a say-on-pay vote on an annual basis. In response to your input, our Board adopted a policy of including an advisory say-on-pay vote at each annual meeting of stockholders, until the next stockholder advisory vote on the frequency of future say-on-pay votes at the Annual Meeting.

Accordingly, stockholders are being asked to approve, on a non-binding basis, the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables, is hereby APPROVED.”

At the 2022 annual meeting, HGV stockholders approved the compensation paid to our named executive officers, with approximately 83% of the votes cast in favor of the Company’s executive compensation.

In deciding how to vote on this proposal at the Annual Meeting, the Board encourages you to read information on our compensation policies and decisions regarding the named executive officers presented under the heading “Compensation Discussion and Analysis,” as well as the discussion regarding the Compensation Committee under the heading “Corporate Governance and Board Matters—Board Committees—Compensation Committee” in this Proxy Statement.

Because your say-on-pay vote is advisory, it is not binding upon the Board; however, the Board values stockholders’ input, and the Compensation Committee will take into account the results of the 2023 say-on-pay vote when considering future executive compensation decisions.

The next advisory say-on-pay vote will occur at the annual meeting of stockholders in 2024, unless the say-on-pay-frequency vote indicates otherwise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL

OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Hilton Grand Vacations	41	2023 PROXY STATEMENT

PROPOSAL NO. 5:

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to recommend, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

In considering your vote, you may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented under “Compensation Discussion and Analysis” , as well as the discussion regarding the Compensation Committee under “The Board of Directors and Certain Governance Matters—Board Committees—Compensation Committee.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO THE FREQUENCY WITH WHICH THE STOCKHOLDERS WILL VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Hilton Grand Vacations	42	2023 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter, which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the heading of “Corporate Governance and Board Matters—Board Committees—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable rules of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Pamela H. Patsley, Chair

Brenda J. Bacon

David W. Johnson

Hilton Grand Vacations	43	2023 PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Submitted by the Compensation Committee of the Board of Directors:

Paul W. Whetsell, Chair

David W. Johnson

Mark H. Lazarus

Hilton Grand Vacations	44	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(“CD&A”)

OUR NAMED EXECUTIVE OFFICERS

Our NEOs, based on total compensation paid during the fiscal year ended December 31, 2022, are set forth below.

Name	Position
Mark D. Wang	President and Chief Executive Officer
Daniel J. Mathewes	Senior Executive Vice President and Chief Financial Officer
Gordon S. Gurnik	Senior Executive Vice President and Chief Operating Officer
Charles R. Corbin	Executive Vice President and Chief Legal Officer
Pablo Brizi	Executive Vice President — Chief Human Resources Officer & Corporate Affairs

EXECUTIVE SUMMARY

Key 2022 Compensation Committee Actions

In February and March 2022, consistent with past practice and as part of its normal cycle, the Compensation Committee took certain key actions with respect to the 2022 executive compensation program for our executive officers, all of whom are our NEOs, as follows (each as further discussed later in this CD&A):

•

Limited base salary increases. The Compensation Committee did not increase the base salary for any of our NEOs other than for Mr. Wang (from $950,000 to $1,100,000) and Mr. Corbin (from $477,405 to $525,000). Mr. Wang had not received a base salary increase since January 1, 2018 and his salary was adjusted to more closely align with market pay levels of chief executive officers among our peer group companies and Mr. Corbin’s base salary was adjusted to more closely align with market pay levels of chief legal officers among our peer group companies. The remaining NEOs, Messrs. Mathewes, Gurnik and Brizi, had already received base salary increases effective as of August 2, 2021 in connection with the closing of the Acquisition In light of the added scope of responsibility post-acquisition.

•

Approved a short-term incentive plan based 70% on Economic Adjusted EBITDA and 30% on objectively measurable performance metrics specific to each individual NEO. In 2022, the Compensation Committee approved a short-term incentive plan design, which we also refer to as annual cash compensation plan, based 70% on Economic Adjusted EBITDA and 30% on objectively measurable performance metrics specific to each individual NEO. This design reflects a return to the 70/30 split metrics that the Compensation Committee had used prior to temporary adjustments in response to the impact of COVID-19.

•

Increased Mr. Wang’s long-term incentive (LTI) target award value from 400% to 500% of base salary. The value of the LTI award granted to Mr. Wang in 2022 was 475% of his base salary. The Compensation Committee did not increase the 2022 LTI value for any of our NEOs other than for Mr. Wang, which was adjusted to more closely align with market pay levels of chief executive officers among our peer group companies.

•

Increased the performance restricted share unit (PSUs or Performance RSUs) component of Mr. Wang’s LTI award from 25% to 35%. Mr. Wang’s LTI awards are comprised of 40% restricted stock units (RSUs or Service RSUs), 25% stock options and 35% PSUs. The PSUs have a performance period commencing January 1, 2022 and ending December 31, 2023. This design reflects a return to the allocation that the Compensation Committee had used prior to temporary adjustments in response to the impact of COVID-19. PSUs granted in 2023 have a 3-year performance period, consistent with pre-COVID practices.

•	Maintained the grant mix of LTI awards of 50% RSUs, 25% stock options and 25% PSUs other than for Mr. Wang. The Compensation Committee approved a grant mix of LTI awards of 50% RSUs,

Hilton Grand Vacations	45	2023 PROXY STATEMENT

25% stock options and 25% PSUs for all NEOs other than Mr. Wang, which grant mix balances the Compensation Committee’s focus on both performance and retention. The PSUs have a performance period commencing January 1, 2022 and ending December 31, 2023. PSUs granted in 2023 have a 3-year performance period, consistent with pre-COVID practices.

Aligning Pay with Performance

As more fully discussed later in this CD&A, the total direct compensation for our CEO and other NEOs is comprised of 67% and 57%, respectively, stock-based equity awards, demonstrating a strong alignment of our NEOs pay with the direct interests of our stockholders.

2022 COMPANY PERFORMANCE AND PAY RESULTS

Highlights of HGV’s financial performance, which includes achievement of certain historically high financial results, for the fiscal year ended December 31, 2022 include:

•	Total revenues were $3,835 million, net income was $352 million and diluted earnings per share was $2.93;

•	Economic Adjusted EBITDA[1] was $1,049 million; and

•	Contract Sales[1] increased by $1,029 million to $2,381 million, compared to 2021.

2022 EXECUTIVE COMPENSATION DESIGN AND DECISIONS

The Compensation Committee determined our executive compensation philosophy, strategy and program design, as well as compensation levels for our NEOs. The Compensation Committee continues to focus our executive compensation program on furthering alignment between compensation and HGV’s growth and the long-term interests of our stockholders. In reviewing our executive compensation philosophy, strategy and program design and in setting compensation levels for our NEOs for 2022, the Compensation Committee considered, among other factors, the key financial and operating metrics that drive performance of HGV and stockholder value; the objectives of and risks related to our operations; and the components and amounts of executive compensation at companies within our peer group based on data provided by Pearl Meyer, the Compensation Committee’s independent compensation consultant.

An overview of our 2022 executive compensation program is set forth below.

Overview

Compensation Philosophy. Our compensation philosophy is designed to achieve a number of goals, including attracting and retaining the highest quality executives, providing market competitive compensation opportunities, aligning pay with performance and stockholder value, and emphasizing performance-based compensation. The Compensation Committee has determined that our compensation program should be comprised of three primary components (base salary, short-term cash incentive awards and long-term incentive awards) in order to cultivate long-term value creation without unnecessary risk, reward the successful execution of our business strategy, and create an ownership culture.

[1]

Information in this Proxy Statement includes discussion of financial metrics that are not calculated in accordance with U.S. GAAP, including Adjusted EBITDA, Economic Adjusted EBITDA and Contract Sales. Please see Appendix A for additional information and a reconciliation of certain of these measures to financial measures derived in accordance with U.S. GAAP.

Hilton Grand Vacations	46	2023 PROXY STATEMENT

An overview of the three primary components of our 2022 executive compensation program is set forth below.

Compensation Element	Form	Objectives
Base Salary Fixed, Short-Term	Cash	• Attract and retain high quality executives to drive our success • Align with external competitive level and internal parity for each role, responsibility, and experience
Short-term Incentive At-risk, short-term (annual)	Cash	• Reward for our overall and business area financial results • Align actual pay-out based on achievement of our overall and business area performance goals
Long-term Incentive At-risk, medium to long-term	Equity, including: Service RSUs Stock Options Performance RSUs

•  Reward for our future performance and align with interests of our stockholders

•  Retain key executives through vesting over multi-year periods, with continued employment required through the applicable vesting date

•  Incentivize achievement of pre-established objectives tied to Economic Adjusted EBITDA and Contract Sales

Executive Compensation Practices

General. The Compensation Committee has adopted a number of overall executive compensation practices and policies, all of which the Compensation Committee believes to represent sound overall governance of executive compensation.

What We Do (Best Practices)	What We Don’t Do (Best Practices)

✓ Executive sessions without management

✓ Independent compensation consultant

✓ Significant percentage of pay “at risk”

✓ Significant use of equity-based pay

✓ Three-year vesting on service-based equity awards

✓ Multi-year performance periods on performance-based equity awards

✓ Capped incentive opportunities

✓ Clawback policy

✓ Robust stock ownership requirements (including a holding period after retirement)

✓ Efficient use of equity

x   Excessive severance

x   Automatic single-trigger equity acceleration for change in control, if the awards are assumed in the transaction

x   Excise tax gross-ups

x   Option repricing or buyouts

x   Provide for reload awards

x   Pay dividends or dividend equivalents on unvested awards

Factors Considered in Setting Compensation. In reviewing and approving the components of our executive compensation program, the Compensation Committee works with Pearl Meyer and select members of executive management, and considers the following key factors in totality:

•	the Compensation Committee’s determinations as to our compensation philosophy and program design;

•	the performance of HGV’s business and our executive officers;

•	the results of our say-on-pay advisory vote;

•	internal pay equity among the HGV leadership team;

•	executive retention and succession planning;

•

the objective of aligning stockholder interests by having a significant portion of compensation comprised of long-term equity-based awards, including a meaningful portion of which is performance-based;

Hilton Grand Vacations	47	2023 PROXY STATEMENT

•	the views and recommendations of select members of executive management; and

•	the views and recommendations of Pearl Meyer, including external market data provided by Pearl Meyer.

Role of the Compensation Committee. The Compensation Committee establishes the overall executive compensation philosophy and strategy, sets and approves compensation for our NEOs, and approves all incentive plan designs, goals, and awards affecting executive officers, including our NEOs. The Compensation Committee also approves all equity compensation plans and awards. In performing its role, the Compensation Committee receives input from the CEO, select members of executive management, and Pearl Meyer.

Role of Management. The CEO, Chief Human Resources Officer, and General Counsel routinely provide information, advice, and recommendations to the Compensation Committee. Other members of executive management, as well as senior management, may be called upon to provide information to the Compensation Committee from time to time. The Compensation Committee regularly meets in executive session without members of executive management present, and members of executive management are not present for discussions regarding his specific compensation.

Role of the Independent Compensation Consultant. Pearl Meyer reports to, and is directed by, the Compensation Committee. Pearl Meyer routinely provides information, advice, and recommendations to the Compensation Committee on matters pertaining to executive and non-employee director compensation. In selecting Pearl Meyer, the Compensation Committee considered the independence factors prescribed by applicable regulations and concluded that none of the work provided by Pearl Meyer raised any conflict of interest and, accordingly, determined Pearl Meyer met the independence criteria. Pearl Meyer provides no services to HGV other than compensation consulting services described above.

Peer Group Comparisons. The Compensation Committee annually reviews and approves any peer group that will be used for executive compensation benchmarking in consultation with its independent compensation consultant and considers the benchmark data as one of many factors when making pay determinations. In connection with the Acquisition and in light of the significant change to the Company’s size, in May 2021, Pearl Meyer recommended, and the Compensation Committee approved, the following peer group (the “2022 peer group”), which Pearl Meyer used in making compensation recommendations for 2022. The Compensation Committee reviewed Pearl Meyer’s recommendations and separately used the 2022 peer group data in setting compensation for 2022.

Travel + Leisure Co.	Marriott Vacations Worldwide Corp.
Royal Caribbean Group	Norwegian Cruise Line Holdings Ltd.
Hyatt Hotels Corporation	Host Hotels & Resorts, Inc.
Darden Restaurants, Inc.	Penn National Gaming, Inc.
Boyd Gaming Corporation	Park Hotels & Resorts Inc.
Vail Resorts Inc.	Caesars Entertainment, Inc.

Say on Pay Vote. Each year, HGV provides stockholders with a say-on-pay advisory vote on our executive compensation program for our NEOs. At the 2022 annual meeting of stockholders, approximately 83% of the votes cast for the say-on-pay proposal were in favor of our NEO executive compensation program and policies. Accordingly, the Compensation Committee determined that the say on pay vote did not necessitate substantive changes to our NEO executive compensation program. To the extent there is any significant vote against our NEO executive compensation program at the Annual Meeting or future meetings of stockholders, the Compensation Committee will consider the impact of such vote on its future executive compensation policies and decisions.

Hilton Grand Vacations	48	2023 PROXY STATEMENT

2022 NEO Compensation Structure

	Short-Term Incentive Opportunity				Long-Term Incentive Opportunity
Name	Base Salary	%Salary (Target)	$Value (Target)	Target Total Cash	%Salary (Target)	$Value (Target)	Target Total Direct
Mark D. Wang(1)	$1,100,000	150%	$1,650,000	$2,750,000	500%	$5,500,000	$8,200,000
Daniel J. Mathewes	$650,000	125%	$812,500	$1,462,500	250%	$1,625,000	$3,087,500
Gordon S. Gurnik	$650,000	125%	$812,500	$1,462,500	250%	$1,625,000	$3,087,500
Charles R. Corbin	$525,000	100%	$525,000	$1,050,000	200%	$1,050,000	$2,100,000
Pablo Brizi	$450,000	100%	$450,000	$900,000	200%	$900,000	$1,800,000

(1)	As previously noted, the value of the LTI award granted to Mr. Wang in 2022 was 475% of his base salary.

Our compensation structure reflects the desired pay-for-performance orientation with an emphasis on long-term, equity-based incentive compensation opportunities tied to stockholder value creation, as evidenced by the following mix.

2022 CEO TARGET PAY MIX	2022 OTHER NEOS AGGREGATE TARGET PAY MIX

Base Salary

In February 2022, the Compensation Committee reviewed and set the base salaries for our NEOs for 2022 and, as discussed above under “Key 2022 Compensation Committee Actions,” did not increase base salaries for our NEOs other than for Messrs. Wang and Corbin.

Name	2021 Base Salary	2022 Base Salary
Mark D. Wang	$950,000	$1,100,000
Daniel J. Mathewes	$650,000(1)	$ 650,000
Gordon S. Gurnik	$650,000(1)	$ 650,000
Charles R. Corbin	$477,405	$ 525,000
Pablo Brizi	$450,000(1)	$ 450,000

(1)	Effective as of August 2, 2021

Short-Term Incentive Compensation

Annual Cash Incentive Program for 2022. The Compensation Committee approved the 2022 annual cash incentive program which rewards participants for their contributions towards specific annual, short-term financial and operational goals that are tied to the overall HGV strategy and stockholder return. It is designed to motivate participants to focus on strategic business results and initiatives. Each participant’s annual cash incentive award opportunity is based on a combination of corporate and objectively measurable individual performance objectives (as more fully described below) and is expressed as a percentage of the individual participant’s base salary in effect at fiscal year-end. Threshold, target and maximum annual cash incentive opportunities for our NEOs are approved annually by the Compensation Committee based on peer group benchmark data, the scope and impact

Hilton Grand Vacations	49	2023 PROXY STATEMENT

the participant has on HGV’s overall results, and input from Pearl Meyer as appropriate. The annual cash incentive opportunities as a percentage of base salary for our NEOs remained the same from 2021 to 2022. In 2022, the Compensation Committee approved our annual cash incentive program design based 70% on Economic Adjusted EBITDA and 30% on objectively measurable performance metrics specific to each individual NEO.

The threshold, target, and maximum payout levels for our NEOs as a percent of salary for the fiscal year ended December 31, 2022, as approved by the Compensation Committee, are set forth in the table below.

Name	Threshold (50% of Target)	Target	Maximum (200% of Target)
Mark D. Wang	75%	150%	300%
Daniel J. Mathewes	62.5%	125%	250%
Gordon S. Gurnik	62.5%	125%	250%
Charles R. Corbin	50%	100%	200%
Pablo Brizi	50%	100%	200%

Consistent with prior years, the Compensation Committee selected Economic Adjusted EBITDA as the corporate objective for 2022 because it is the primary measure that HGV uses internally to assess its financial performance. Individual performance objectives, as described below, are comprised primarily of quantitative, objective, and formulaic measures, such as applicable segment EBITDA, operating surplus or deficit, and cost savings. The Compensation Committee determined the individual performance objectives for our NEOs based on their respective areas of responsibilities and key functions associated with their respective roles.

Each NEO’s annual cash incentive components, weightings and key primary individual performance goals for the fiscal year ended December 31, 2022 are set forth below.

Name	Corporate Performance Objective (Economic Adjusted EBITDA(1))	Individual Performance Objectives	Primary Individual Performance Goals
Mark D. Wang	70%	30%	• Overall Company Contract Sales (15%) • Develop HGV’s ESG Strategy and Long-Term Vision (15%)

Daniel J. Mathewes	70%	30%	• Overall Company EBITDA Margin (15%) • Cash Flow Conversion Rate (15%)

Gordon S. Gurnik	70%	30%	• Overall Company Contract Sales (15%) • Net Owner Growth (15%)

Charles R. Corbin	70%	30%	• Legal Team Optimization (15%) • Settle Material Cases at Levels Below Established Reserves (15%)

Pablo Brizi	70%	30%	• Develop HGV’s ESG Strategy and Long-Term Vision (15%) • Develop and Implement a Company wide Talent Review & Succession Planning Process (15%)

Following the completion of the fiscal year, the corporate and individual performance objectives of our annual cash incentive program is assessed and rated based on the level of achievement. Our NEOs’ actual annual cash incentive awards are calculated by (i) multiplying each participant’s base salary by his target award opportunity and (ii) adjusting such result by an achievement factor based on the combined achievement of the corporate and the applicable individual performance objectives. The Compensation Committee assesses the achievement of individual performance objectives and the achievement factor adjustment with respect to Mr. Wang and calculates and approves his annual cash incentive award. Mr. Wang and the chief human resources officer assess the

Hilton Grand Vacations	50	2023 PROXY STATEMENT

achievement of individual performance objectives and the achievement factor for the other NEOs and calculate the annual cash incentive awards. The Compensation Committee then reviews and evaluates the information provided by Mr. Wang and the HGV compensation department and, with any appropriate adjustments, approves the appropriate annual cash incentive awards payable to our other NEOs. As noted previously, our NEOs are not present for discussions regarding their specific annual cash incentive award.

Actual Results for 2022. The corporate and specific individual objectives and actual performance results under the annual cash incentive program for the fiscal year ended December 31, 2022 are set forth in the tables below:

Corporate Performance Objective and Achievement

Economic Adjusted EBITDA(1)
Threshold	$780
Target(2)	$900-$920
Maximum	$1,010
Actual Performance(3)	$1,049
2022 Payout (% of Target)	200%

(1)	Dollars in millions.
(2)	Flat payout at target for performance within the specified range.
(3)	For actual performance between the threshold, target and maximum levels, the resulting payout percentage is adjusted on a linear basis.

Corporate Performance Objective Payout (70%)

Name	Target Annual Cash Incentive Opportunity	Achievement Factor as a Percent of Target Award	2022 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$1,155,000	200%	$2,310,000
Daniel J. Mathewes	$568,750	200%	$1,137,500
Gordon S. Gurnik	$568,750	200%	$1,137,500
Charles R. Corbin	$367,500	200%	$735,000
Pablo Brizi	$315,000	200%	$630,000

Individual Performance Objectives Payout (30%)

Name	Target Annual Cash Incentive Opportunity	Achievement Factor as a Percent of Target Award	2022 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$495,000	130%	$643,500
Daniel J. Mathewes	$243,750	153%	$372,938
Gordon S. Gurnik	$243,750	70.5%	$171,844
Charles R. Corbin	$157,500	180%	$283,500
Pablo Brizi	$135,000	200%	$270,000

Hilton Grand Vacations	51	2023 PROXY STATEMENT

Total Payout (Corporate and Individual Performance Objectives) (100%)

Name	Target Annual Cash Incentive Opportunity	Achievement Factor as a Percent of Target Award	2022 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$1,650,000	179.00%	$2,953,500
Daniel J. Mathewes	$812,500	185.90%	$1,501,438
Gordon S. Gurnik	$812,500	161.15%	$1,309,344
Charles R. Corbin	$525,000	194.00%	$1,018,500
Pablo Brizi	$450,000	200.00%	$900,000

Long-Term Incentive Compensation

Long-Term Incentive Compensation Program for 2022. Our long-term incentive compensation is awarded under our stockholder-approved 2017 Omnibus Incentive Plan (the “Incentive Plan”), and provides an opportunity for certain employees, including our NEOs, to increase their ownership interest in HGV through grants of equity-based awards and further align their interests with our performance and, accordingly, our stockholders’ interests. Under the Incentive Plan, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, RSUs, other equity-based awards, other cash-based awards and performance compensation awards. Each NEO’s target long-term incentive opportunity is approved annually by the Compensation Committee based on peer group benchmark data and the scope, impact the executive has on HGV’s overall results, and appropriate input from Pearl Meyer. The Compensation Committee believes that a significant portion of our long-term incentive compensation for our CEO and other NEOs should be in the form of Performance RSUs with appropriate performance metrics aligned with HGV’s long-term business goals and to further align the interests of our executives with the interests of our stockholders. As discussed above, the Compensation Committee determined that 35% of the long-term incentive compensation awarded to our CEO and 25% awarded to our other NEOs would be in the form of Performance RSUs, along with 50% Service RSUs (40% for our CEO) and 25% stock options. Accordingly, more than 50% of the LTI value is at-risk as it is based on performance conditions, specifically either (i) Company performance as measured by Economic Adjusted EBITDA and Contract Sales, or (ii) the appreciation of the value of the Company’s stock. The Compensation Committee determined that this design was in the best long-term interests of our stockholders and further aligns executive pay with performance.

In 2022, the Compensation Committee granted long-term incentive awards to our NEOs based on the mix and weighting set forth in the chart below.

Award Type	Weighting	Vesting	Value Tied To
Service RSUs	50% (40% for CEO) of total award	Vest over three years in equal annual installments	Stock price
Stock Options	25% of total award	Vest over three years in equal annual installments, with a 10-year expiration from the date of grant	Stock price appreciation
Performance RSUs	25% (35% for CEO) of total award	Vest at the end of a two-year period in an amount based on the level of performance achieved	Economic Adjusted EBITDA Targets (50%) Contract Sales Targets (50%)

Level of Achievement	Percentage of Award Earned
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%

Hilton Grand Vacations	52	2023 PROXY STATEMENT

The Compensation Committee approved the following LTI awards for the NEOs:

	LTI Value ($)	Stock Options (#)(1)	RSUs (#)(1)	PSUs (#)(2)
Mark D. Wang	$5,225,000	58,999	47,403	41,477
Daniel J. Mathewes	$1,852,500	20,918	21,008	10,504
Gordon S. Gurnik	$1,950,000	22,018	22,113	11,056
Charles R. Corbin	$1,312,500	14,820	14,884	7,442
Pablo Brizi	$1,080,000	12,195	12,247	6,123

(1)	Ratably vest over three years, subject to the executive’s continued employment with the Company with certain exceptions as provided in the Incentive Plan and applicable award agreement.
(2)

Cliff vest based on the level of achievement of pre-established performance metrics following a two-year performance period commencing January 1, 2022 and ending December 31, 2023, subject to the executive’s continued employment with the Company with certain exceptions as provided in the Incentive Plan and applicable award agreement.

2022 Performance RSUs. The Compensation Committee determined that Economic Adjusted EBITDA and Contract Sales are appropriate performance measures for the Performance RSUs because they align executive management’s interests with our stockholders’ interests and incentivize executive management to achieve the Company’s long-term strategic goals and aligns with objective metrics commonly used by industry peers and comparable publicly-traded companies. We have not disclosed the specific targets for Economic Adjusted EBITDA and Contract Sales for the 2022 Performance RSUs as those internal targets are highly confidential. Disclosing the specific Economic Adjusted EBITDA and Contract Sales targets would provide competitors and third parties with insights into our internal planning processes, which might allow our competitors to predict certain business strategies and cause us competitive harm if known in the marketplace. In general, and in keeping with the best interests of our stockholders, the Compensation Committee sets Economic Adjusted EBITDA and Contract Sales targets from year to year that it believes to be challenging, but attainable in the absence of significant deterioration in macroeconomic or broader industry conditions, or other materially adverse conditions or events that are beyond our control, such as COVID-19. The performance period begins on January 1, 2022 and ends on December 31, 2023. As previously disclosed in this Proxy Statement, the Compensation Committee decided on a two-year period of performance for the 2022 Performance RSUs due to difficulty in setting multi-year financial targets as a result of the continuing uncertainty from COVID-19’s impact on the Company’s business at the time such awards were granted. Following the conclusion of the applicable performance period, the Compensation Committee will determine the number, if any, of Performance RSUs earned based on the level of achievement of the performance measures shown below. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be adjusted on a linear basis.

Payout of 2020 Performance RSUs

Pursuant to the terms of the 2020 Performance RSUs, the NEO could earn between 0% and 200% of target based on the level of achievement of pre-established goals related to Contract Sales and Economic Adjusted EBITDA over the performance period commencing January 1, 2020 and ending December 31, 2022, as described in the table below.

Performance Metric	Threshold	Target	Maximum
Contract Sales(1)	$6,911M	$7,679M	$8,446M
Economic Adjusted EBITDA(1)	$2,228M	$2,476M	$2,723M

(1)

Pursuant to the Incentive Plan, upon the occurrence of certain corporate events or transactions involving the Company (referred to in the Incentive Plan as an “Adjustment Event”), the Compensation Committee is required, in respect of any such Adjustment Event, to make certain proportionate adjustments to outstanding awards as it deems equitable, including any applicable performance measures. The Acquisition qualified as an Adjustment Event and, accordingly, the Compensation Committee approved certain adjustments (increases) to the performance goals for the 2020 Performance RSUs. The performance goals were increased by adding the consolidated forecast for the combined business for the remaining full months of the performance period to the original forecast for the number of full months completed prior to the closing date of the Acquisition.

Hilton Grand Vacations	53	2023 PROXY STATEMENT

Based on such actual performance measured as of December 31, 2022, which was below threshold performance for both metrics, the 2020 Performance RSUs were not earned and, accordingly, no shares of common stock were issued in settlement of the 2020 Performance RSUs.

Payout of 2021 Performance RSUs

Pursuant to the terms of the 2021 Performance RSUs, the NEO could earn between 0% and 200% of target based on the level of achievement of pre-established goals related to Contract Sales and Economic Adjusted EBITDA over the performance period commencing January 1, 2021 and ending December 31, 2022, as described in the table below. As previously disclosed in this Proxy Statement and the proxy statement for the 2021 annual meeting of stockholders, the Compensation Committee decided on a two-year period of performance for the 2021 Performance RSUs due to difficulty in setting multi-year financial targets as a result of the continuing uncertainty from COVID-19’s impact on the Company’s business at the time such awards were granted.

Performance Metric	Threshold	Target	Maximum	Actual
Contract Sales	$2,974M	$3,499M	$4,024M	$3,733M
Economic Adjusted EBITDA	$990M	$1,165M	$1,340M	$1,689M

Based on such actual performance measured as of December 31, 2022, the 2021 Performance RSUs were earned at 172.3% of target. Accordingly, the following shares of common stock were issued in February 2023 in settlement of the 2021 Performance RSUs:

Shares of Common Stock (#)
Mark D. Wang	85,653
Daniel J. Mathewes	24,793
Gordon S. Gurnik	20,314
Charles R. Corbin	18,830
Pablo Brizi	13,523

Target vs. Realizable CEO Compensation

As illustrated above, a significant portion of our CEO’s compensation opportunity is “at risk” and tied to our corporate performance goals. Our pay-for-performance philosophy is further illustrated by comparing target total direct compensation to “realizable” compensation, after considering actual performance.

Hilton Grand Vacations	54	2023 PROXY STATEMENT

Demonstrating our compensation program’s strong tie to performance, our CEO’s 2021 realizable compensation was above target due to the Company’s strong financial results and stock price appreciation (despite the lingering effect of COVID-19 into a portion of 2021) and his 2022 realizable compensation was slightly below target, due to certain stock options being out-of-the-money as of December 31, 2022.

For the purposes of the chart, target compensation includes base salary, target short-term annual incentive award, and the target grant date value (computed in accordance with FASB ASC Topic 718) of RSUs and stock option components of the long-term incentive awards granted in each of 2021 and 2022. Realizable compensation includes annual base salary earned and actual annual short-term incentive payouts for each of 2021 and 2022 and the intrinsic value of RSUs and stock options granted in each of 2021 and 2022 (in each case as of December 31, 2022, based on our closing stock price on such date). The target compensation reflected in the table does not include the target value of PSUs, as these awards are settled based on our actual performance over the applicable performance periods, nor does it include the realizable value of PSUs granted in 2021 and 2022, as the respective performance periods have not yet been completed. The actual payout amounts related to such PSUs may be substantially higher or lower than target depending on our actual financial performance for the remainder of the measurement periods. This table and the total realizable pay reported in this table provide supplemental information regarding the compensation paid to our CEO in 2021 and 2022 and should not be viewed as a substitute for the Summary Compensation Table or any other compensation related information that is required to be discussed in this proxy statement.

Other Benefits and Perquisites

HGV provides a package of benefits to our NEOs that include customary benefits as well as limited perquisites. Executives are eligible for benefits that include group health, dental, disability and basic life insurance, our employee stock purchase plan, and opportunities to participate in HGV’s retirement savings plans, as described in more detail below under “Key Executive Compensation Policies — Retirement Savings Benefits.” Our NEOs are eligible to participate in these plans on the same basis as all other employees. In addition, HGV provides limited

Hilton Grand Vacations	55	2023 PROXY STATEMENT

perquisites for our NEOs, including rooms, food and beverage and other on-site services for the NEOs and family members traveling with the NEO at all HGV branded properties, automobile allowances; and annual executive physical examinations beyond those covered by HGV’s general health care plans. HGV also provides a social club membership for the Chief Executive Officer. The value of the NEOs’ perquisites and other personal benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote.

Key Executive Compensation Policies, Risk Considerations and Benefits

Stock Ownership Policy. We have adopted an executive stock ownership policy applicable to our NEOs. Each of our NEOs is expected to own shares of our common stock in the following amounts within five years from the later of March 9, 2017 and the date he or she first becomes subject to the stock ownership policy:

•	Chief Executive Officer — 5 times base salary; and

•	NEOs and certain other senior officers — 3 times base salary.

As of December 31, 2022, each of our NEOs satisfied the executive stock ownership requirement. For purposes of this requirement, an executive officer’s holdings include shares held directly or indirectly, individually or jointly, shares held in trust for the benefit of the executive or a family member, time-vesting restricted stock and restricted stock unit awards that have not yet vested, and shares held under a deferral or similar plan. Once the level of stock ownership satisfies the applicable guideline, ownership of the guideline amount is expected to be maintained for as long as the individual is subject to this Policy. Declines in the stock price will not affect compliance with the stock ownership policy as long as executives continue to hold the number of shares held at the time compliance was initially achieved. In addition, the Compensation Committee approve an amendment to the Stock Ownership Policy in late 2022 to include a 12-month holding period for certain equity awards in the event of a retirement by NEOs.

Clawback Policy. We have adopted a clawback policy for our incentive compensation. The Board determined that it may be appropriate to recover annual and/or long-term incentive compensation in specified situations. If the Compensation Committee determines that incentive compensation of its current and former executive officers or any other employee designated by the Compensation Committee, was overpaid, in whole or in part, as a result of a restatement of the reported financial results of HGV or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such employee’s fraud, willful misconduct or gross negligence, the Compensation Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to seek recovery of any excess incentive compensation paid or earned as a result of such inaccurate results.

Equity Award Granting Policy. The annual grant of stock-based awards to our NEOs is generally made on the date of the first or second regularly scheduled Compensation Committee meeting of the calendar year (typically held in the first quarter) subject to any change at the discretion of the Compensation Committee. In addition to annual awards, other grants may be awarded at other times (1) to attract new hires; (2) to recognize employees for special achievements or for retention purposes; (3) to new employees as a result of the acquisition of another company; or (4) as may be desirable and prudent in other special circumstances. The exercise price of stock options is determined based on the fair market value of a share of common stock on the grant date. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Risk Considerations. The Compensation Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoids inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	balances fixed versus at-risk compensation;

•	balances short-term cash and long-term equity incentive compensation;

Hilton Grand Vacations	56	2023 PROXY STATEMENT

•

provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including HGV’s stock price, HGV’s overall financial performance and the achievement of specific business area goals;

•	caps the executives’ incentive compensation opportunities;

•	provides the Compensation Committee with discretion to reduce the annual incentive amount awarded;

•	requires stock ownership levels;

•	provides for a clawback of the executive’s compensation in specified circumstances; and

•	prohibits pledging and hedging of Company stock.

Retirement Savings Benefits. HGV maintains a tax-qualified 401(k) plan, under which HGV may match 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions on the next 2% of eligible compensation. In addition to the 401(k) plan, HGV also offered the NEOs and senior management the opportunity to supplement their retirement and other tax-deferred savings through the Executive Deferred Compensation Plan, which offers the opportunity for retirement and tax-deferred savings (the “EDCP”). The EDCP includes a Company contribution feature. If a participant makes a base salary deferral election and/or a bonus deferral election equal to or greater than five percent (5%), then the Company will credit to his or her account an amount equal to four percent (4%) of his or her respective base salary and/or bonus compensation from the Company in excess of the dollar limitation in effect for the plan year under Section 401(a)(17) of the Internal Revenue Code, subject to certain rules provided in the EDCP. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.

2023 EXECUTIVE COMPENSATION HIGHLIGHTS

As noted in “Compensation Practices and Policies—Say on Pay Vote” above, at the 2022 annual meeting of stockholders, our say-on-pay proposal received the support of approximately 83% of the votes cast. The Compensation Committee considered this vote as demonstrating strong support for our overall executive compensation philosophy and program.

In early 2023, the Compensation Committee approved certain changes to the 2023 executive compensation program for our NEOs consisting of a 3-year performance period for PSUs (returning to pre-COVID practices) and including PSUs down to the Senior Vice President level.

AGREEMENTS WITH EXECUTIVE OFFICERS

None of our NEOs has an employment agreement. However, we have entered into severance agreements with each of our NEOs. The Compensation Committee believes that carefully structured severance agreements are necessary to attract and retain talent, and that severance agreements allow executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Compensation Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, we have entered into a severance agreement (each, a “Severance Agreement”) with each of Messrs. Wang, Mathewes, Gurnik, Corbin and Brizi (each an “Executive” and collectively the “Executives”). Under the terms of each Severance Agreement, if the Executive is terminated by the Company without “cause,” or if the Executive terminates his employment for “good reason” (each, a “qualifying termination”) (including, but not limited to, a qualifying termination within 24 months after a change in control), then, he or she will be eligible to receive a severance payment amount determined based on the employee’s position and then-current base salary and target bonus. In the case of Mr. Wang, his Severance Agreement includes certain additional bases of “good reason,” including, without limitation, Mr. Wang not being the most senior executive officer of HGV, the failure to nominate him to the Board or his removal from the Board.

Hilton Grand Vacations	57	2023 PROXY STATEMENT

In addition, prior to any termination by HGV for “cause,” Mr. Wang is entitled to receive prior written notice and an opportunity to discuss the basis of such finding by the Board prior to its vote to terminate him for “cause,” as well as a cure period for certain types of “cause.” Severance payments are conditioned upon the Executive’s execution and non-revocation of a release of claims against HGV, continued compliance with certain restrictive covenants for a period of 24 months following termination, and compliance with indefinite covenants covering confidentiality and non-disparagement.

Under the terms of the Severance Agreements, upon a qualifying termination, each Executive will be eligible to receive a severance payment amount (the “severance amount”) equal to the sum of (a) 2.5 times his annual base salary and his target bonus, in the case of Mr. Wang, and (b) 2.0 times his annual base salary and his target bonus, in the case of the other Executives. Severance payments will be paid in periodic installments over 24 months, subject to certain limitations, including partial payment of the severance amount in a lump sum equal to the excess of the severance amount over a “separation pay limit” (2.0 times the lesser of the Executive’s annualized compensation for the year prior to termination and the maximum compensation that may be taken into account under a tax-qualified retirement plan under Code Section 401(a)(17) for the year in which termination occurs). In addition, upon a qualifying termination, each Executive will be entitled to receive certain accrued and earned, but unpaid, remuneration due to the Executive through the termination date, including, without limitation, accrued salary, earned bonus, and reimbursable expenses. Each Executive is also entitled to certain continued health and welfare benefits following a qualifying termination. Upon a qualifying termination and a change in control has occurred, then the severance amount shall be paid within 60 days following the termination date.

Each Executive will also be entitled to the same level of severance as described above upon a qualifying termination in connection with a change in control, except that severance will be paid in a single lump sum and severance may be reduced if doing so would result in the Executive realizing a better after-tax result following the imposition of any applicable parachute-tax provisions under Code Section 4999.

Each Executive’s rights with respect to any equity awards granted to him under the Incentive Plan, including, without limitation, any accelerated vesting or similar benefits, will be determined in accordance with the Incentive Plan and applicable award agreements. However, in the case of Mr. Wang, in the event of a termination of his employment due to a qualifying termination and a change in control has not occurred, (i) any portion of any equity awards granted to Mr. Wang under the Incentive Plan that would have vested within 24 months from the termination date of a qualifying termination, in accordance with the original terms of the existing equity award agreements, will accelerate and vest immediately as of such termination date; (ii) with respect to any portion of the equity awards granted to Mr. Wang under the Incentive Plan that are stock options and that have vested in accordance with their original terms or in accordance with the terms of clause (i), Mr. Wang shall be entitled to exercise any vested stock options for a period ending on the earlier of (A) the expiration of the original term of such applicable stock option or (B) 24 months from such termination date; and (iii) any restricted stock units or other similar equity awards granted to Mr. Wang under the Incentive Plan that have vested in accordance with the terms of clause (i) shall be paid within 70 days following such termination date to the extent required by Code Section 409A. The foregoing provisions applicable to Mr. Wang will deem to amend any existing equity award agreements applicable to him and will also be reflected in any future equity award agreements that HGV enters into with Mr. Wang.

Hilton Grand Vacations	58	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to, earned by or paid to each of our NEOs for the fiscal years indicated.

Name	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3)(4)(5) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(7) ($)	Total ($)
Mark D. Wang President and Chief Executive Officer	2022	$1,097,115	—	$3,918,719	$2,601,266	$2,953,500	—	$38,245	$10,608,845
	2021	$ 950,000	—	$8,699,972	$5,459,995	$2,319,232	—	$26,066	$17,455,265
	2020	$ 675,962	$1,068,750	$4,411,700	$ 759,991	—	—	$40,371	$ 6,956,774
Daniel J. Mathewes Senior Executive Vice President and Chief Financial Officer	2022	$ 650,000	—	$1,389,364	$ 922,275	$1,510,438	—	$29,917	$ 4,501,994
	2021	$ 571,192	—	$3,349,955	$1,580,512	$1,445,067	—	$27,389	$ 6,974,115
	2020	$ 403,730	$ 492,469	$ 669,355	$ 286,868		—	$16,228	$ 1,868,650
Gordon S. Gurnik Senior Executive Vice President and Chief Operating Officer	2022	$ 650,000	—	$1,462,421	$ 970,774	$1,309,344	—	$25,430	$ 4,417,969
	2021	$ 566,923	—	$3,051,839	$1,294,932	$1,160,894	—	$10,000	$ 6,084,588
	2020	$ 474,976	$ 463,500	$ 699,954	$ 299,993	—	—	$25,690	$ 1,964,113
Charles R. Corbin Executive Vice President and Chief Legal Officer	2022	$ 524,085	—	$ 984,353	$ 653,414	$1,018,500	—	$19,884	$ 3,200,236
	2021	$ 477,405	—	$2,953,155	$1,200,414	$ 811,589	—	$10,000	$ 5,452,563
	2020	$ 440,303	$ 405,794	$ 882,963	$ 278,094	—	—	$17,142	$ 2,024,296
Pablo Brizi(8) Executive Vice President, Chief Human Resources Officer & Corporate Affairs	2022	$ 450,000	—	$ 809,933	$ 537,678	$ 900,000	—	$46,572	$ 2,744,183
	2021	$ 419,231	—	$2,099,932	$ 862,090	$ 822,427	—	$39,299	$ 4,242,979
	2020	$ 92,308	—	$ 424,995	—	$ 280,000	—	$ 2,500	$ 799,803

(1)

Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under HGV’s employee benefit plans. Amounts for 2020 reflect each NEO’s temporary decrease to his base salary for the period April 1, 2020 through July 31, 2020.

(2)	Amounts in this column reflect the discretionary bonuses paid to our NEOs with respect to 2020.
(3)

Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 19 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K and, for 2020, also include the incremental fair value related to the modification of the 2018 Performance RSUs, as defined and discussed further in footnote 4 below. For Performance RSUs, the grant date fair value is calculated using the target number of Performance RSUs awarded to each NEO, which was the assumed probable outcome as of the grant date. Assuming, instead, the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the awards would have been as follows:

Name	2022	2021	2020
Mark D. Wang	$3,657,500	$3,800,000	$3,800,00
Daniel J. Mathewes	$926,250	$1,100,000	$765,000
Gordon S. Gurnik	$975,000	$901,250	$800,000
Charles R. Corbin	$656,250	$835,459	$741,600
Pablo Brizi	$540,000	$600,000	—

(4)

Amounts in this column for 2020 for Messrs. Wang and Corbin include the incremental fair values resulting from the modification to the 2018 Performance RSUs approved by the Compensation Committee in 2020. As previously disclosed, the Compensation Committee approved a modification to the outstanding Performance RSUs that had been granted to certain employees, including our NEOs, with respect to the performance period commencing January 1, 2018 and ending December 31, 2020 (the “2018 Performance RSUs”). Pursuant to the terms of the 2018 Performance RSUs, the holder could earn between 0% and 200% of target based on the level of achievement of pre-established goals related to Contract Sales and Economic Adjusted EBITDA over the performance period. The modification (i) truncated the performance period to December 31, 2019, (ii) measured performance as of December 31, 2019, and (iii) pro-rated the payout by two-thirds to reflect the fact that performance was only measured over two-thirds of the original performance period. Based on actual performance measured as of December 31, 2019, the 2018 Performance RSUs were earned at 143% of target, which amount was then prorated as described above, resulting in a pay out at 95% of target.

(5)	Amounts in this column for 2021 include the grant date fair value of the one-time transaction incentive awards granted in connection with the Acquisition.
(6)	Reflects actual amounts paid under our annual cash incentive program.
(7)	All Other Compensation for 2022 is set forth in the table below. The value of perquisites and other personal benefits reflects the aggregate incremental cost to the Company of providing the benefit.

Hilton Grand Vacations	59	2023 PROXY STATEMENT

All Other Compensation for 2022(a)

Name	401(k) Match Contribution ($)	Recurring Perquisites and Other Benefits ($)(b)	Tax Gross- Ups ($)(c)	Total ($)
Mark D. Wang	$12,200	$24,937	$1,108	$38,245
Daniel J. Mathewes	$3,500	$26,417		$29,917
Gordon S. Gurnik	$12,200	$13,230		$25,430
Charles R. Corbin	$5,654	$14,230		$19,884
Pablo Brizi	$2,769	$43,803		$46,572

(a)	None of the compensation included in the table is grossed up for tax purposes unless so indicated in the table.
(b)

Includes: (i) for each NEO, an automobile expense allowance of $10,000; (ii) for Messrs. Wang, Mathewes, Gurnik, and Brizi, lodging and vacation benefits (which includes rooms, food and beverage and other on-site services for the executive officer and family members traveling with the executive officer at all HGV branded properties, which benefit is fully taxable to the executive officer) of $4,533, $12,444, $3,230, and $29,252, respectively; (iii) for Mr. Wang, reimbursement of social club membership fees of $6,324; and (iv) for Messrs. Wang, Mathewes, Corbin, and Brizi the cost of an executive physical of $4,080, $3,973, $4,230, and $4,551, respectively. The cost of the vacation benefits is determined by using the fair market value of the services.

(c)	Reflects a tax gross-up related to the reimbursement of Mr. Wang’s social club membership fees referred to in (b)(iii) above. No other NEO currently is entitled to this benefit.
(8)	Mr. Brizi commenced employment with the Company on October 5, 2020.

Hilton Grand Vacations	60	2023 PROXY STATEMENT

2022 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2022. All equity awards were granted under the Incentive Plan.

			Estimate Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimate Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number or Shares of Stock or Units (#)(3)	All Other Stock Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark D. Wang	Annual Cash Incentive	—	$123,750	$1,650,000	$3,300,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2022	—	—	—	—	—	—	47,403	—	—	$2,089,998
	Stock Options	3/7/2022	—	—	—	—	—	—	—	58,999	$44.09	$1,184,700
	Performance RSUs	3/7/2022	—	—	—	20,739	41,477	82,954	—	—	—	$1,828,721
Daniel J. Mathewes	Annual Cash Incentive	—	$60,938	$812,500	$1,625,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2022	—	—	—	—	—	—	21,008			$926,243
	Stock Options	3/7/2022	—	—	—	—	—	—	—	20,918	$44.09	$420,033
	Performance RSUs	3/7/2022	—	—	—	5,252	10,504	21,008	—	—	—	$463,121
Gordon S. Gurnik	Annual Cash Incentive	—	$60,938	$812,500	$1,625,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2022	—	—	—	—	—	—	22,113	—	—	$974,962
	Stock Options	3/7/2022	—	—	—	—	—	—	—	22,018	$44.09	$442,121
	Performance RSUs	3/7/2022	—	—	—	5,528	11,056	22,112	—	—	—	$487,459
Charles R. Corbin	Annual Cash Incentive	—	$39,375	$525,000	$1,050,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2022	—	—	—	—	—	—	14,884	—	—	$656,236
	Stock Options	3/7/2022	—	—	—	—	—	—	—	14,820	$44.09	$297,586
	Performance RSUs	3/7/2022	—	—	—	3,721	7,442	14,884	—	—	—	$328,118
Pablo Brizi	Annual Cash Incentive	—	$33,750	$450,000	$900,000	—	—	—	—	—	—	—
	Service RSUs	3/7/2022	—	—	—	—	—	—	12,247	—	—	$539,970
	Stock Options	3/7/2022	—	—	—	—	—	—	—	12,195	$44.09	$244,876
	Performance RSUs	3/7/2022	—	—	—	3,061	6,123	12,246	—	—	—	$269,963

(1)

Reflects the possible payouts of cash incentive compensation under our annual cash incentive program. Amounts reported in the “Threshold” column assume that there is no payout under the Economic Adjusted EBITDA component of the annual cash incentive program and that the NEO only earns the minimum payout for the individual performance objective that has been assigned the lowest weighting.

(2)

As described in further detail under ‘’Compensation Discussion and Analysis-2022 Executive Compensation Design and Decisions-Long-Term Incentive Compensation,” the Performance RSUs granted in 2022 have a two-year performance period ending December 31, 2023 and vest, as to 50% of the awards, based on Economic Adjusted EBITDA and, as to 50% of the awards, based on Contract Sales. Threshold assumes that 50% of the total Performance RSUs awarded vest, and maximum assumes that 200% of the total Performance RSUs awarded vest.

(3)	Service RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.
(4)

Stock options vest in three equal annual installments beginning on the first anniversary of the grant date. The stock options have an exercise price per share equal to the closing price of HGV’s common stock as reported on the NYSE on the date of grant.

(5)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 19 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. The stock options have a weighted average exercise price per share equal to $44.09, computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 19 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. The grant date fair value of the Performance RSUs was computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions as of the grant date.

Hilton Grand Vacations	61	2023 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)		Market Value of Shares or Units of Stock That Have Not Vested(6) ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
Mark D. Wang	2/19/2014	(1)	49,850	—	$20.52	2/19/2024	—		—		—		—
	2/10/2015	(1)	46,388	—	$26.17	2/10/2025	—		—		—		—
	2/18/2016	(1)	73,286	—	$18.69	2/18/2026	—		—		—		—
	3/9/2017		190,813	—	$28.30	3/9/2027	—		—		—		—
	3/7/2018		48,906	—	$46.62	3/7/2028	—		—		—		—
	3/5/2019		61,838	—	$33.32	3/5/2029	—		—		—		—
	3/3/2020		55,433	27,717	$25.80	3/3/2030	14,729	(4)	$567,656		—		—
	3/22/2021		47,618	95,239	$38.22	3/22/2031	66,283	(4)	$2,554,547		—		—
	8/2/2021		—	—	—	—	—		—		74,497	(7)	$2,871,114
	3/7/2022		—	58,999	$44.09	3/7/2032	47,403	(4)	$1,826,912		41,477	(8)	$1,598,524
	—		—	—	—	—	85,653	(5)	$3,301,067	(5)	—		—
Daniel J. Mathewes	3/5/2019		23,342	—	$33.32	3/5/2029	—		—		—		—
	3/3/2020		20,923	10,463	$25.80	3/3/2030	3,707		$142,868		—		—
	3/22/2021		13,784	27,569	$38.22	3/22/2031	19,187		$739,467		—		—
	8/2/2021		—	—	—	—	—		—		42,215	(7)	$1,626,966
	3/7/2022		—	20,918	$44.09	3/7/2032	21,008		$809,648		10,504	(8)	$404,824
	—		—	—	—	—	24,793	(5)	$955,522	(5)	—		—
Gordon S. Gurnik	3/5/2019		24,410	—	$33.32	3/5/2029	—		—		—		—
	3/3/2020		21,881	10,941	$25.80	3/3/2030	3,876		$149,381		—		—
	3/22/2021		11,293	22,588	$38.22	3/22/2031	15,721		$605,887		—		—
	8/2/2021		—	—	—	—	—		—		42,215	(7)	$1,626,966
	3/7/2022		—	22,018	$44.09	3/7/2032	22,113		$852,235		11,056	(8)	$426,098
	—		—	—	—	—	20,314	(5)	$782,902	(5)	—		—
Charles R. Corbin	2/10/2015	(1)	6,755	—	$26.17	2/10/2025	—		—		—		—
	3/9/2017		31,802	—	$28.30	3/9/2027	—		—		—		—
	3/7/2018		11,930	—	$46.62	3/7/2028	—		—		—		—
	5/10/2018		6,365	—	$39.87	5/10/2028	—		—		—		—
	3/5/2019		22,628	—	$33.32	3/5/2029	—		—		—		—
	3/3/2020		20,283	10,143	$25.80	3/3/2030	3,594		$138,513		—		—
	3/22/2021		10,469	20,939	$38.22	3/22/2031	14,573		$561,643		—		—
	8/2/2021		—	—	—	—	—		—		42,215	(7)	$1,626,966
	3/7/2022		—	14,820	$44.09	3/7/2032	14,884		$573,629		7,442	(8)	$286,815
	—		—	—	—	—	18,830	(5)	$725,708	(5)	—		—
Pablo Brizi	10/5/2020		—	—	—	—	6,514		$251,050		—		—
	3/22/2021		7,518	— 15,038	$38.22	3/22/2031	10,466		$403,360		—		—
	8/2/2021		—	—	—	—	—		—		29,798	(7)	$1,148,415
	3/7/2022		—	12,195	$44.09	3/7/2032	12,247		$471,999		6,123	(8)	$235,980
	—		—	—	—	—	13,523	(5)	$521,176	(5)	—		—

Hilton Grand Vacations	62	2023 PROXY STATEMENT

(1)

Prior to the completion of the spin-off on January 3, 2017, we were a wholly-owned subsidiary of Hilton Worldwide. Equity-based awards granted prior to December 31, 2016 are presented on an as-converted basis to reflect those awards in terms of shares of HGV common stock instead of Hilton Worldwide common stock. Hilton Worldwide awards held by HGV employees as of January 3, 2017 were converted into awards that will settle in shares of HGV common stock and adjusted in a manner intended to preserve the intrinsic value of the award immediately following the spin-off. Each outstanding option to purchase shares of Hilton Worldwide common stock, whether vested or unvested, was converted into an option to purchase shares of HGV common stock, on the same general terms and conditions as the Hilton Worldwide stock option. Outstanding RSUs that would have settled in shares of Hilton Worldwide common stock and that were subject to service-based vesting were converted into service-based RSUs (“Service RSUs”) that will settle in HGV common stock on the same general terms and conditions as the Hilton Worldwide RSUs. Outstanding performance-vesting RSUs and restricted stock awards (collectively, “PSAs”) that would have settled in shares of Hilton common stock that were granted in 2015 and 2016 have been converted into Service RSUs or service-based restricted stock that will settle in shares of HGV common stock (the “Converted PSAs”). Subject to each such holder’s continued employment through the applicable vesting date, the Converted PSAs will vest on the date that the performance period applicable to the Converted PSAs prior to their conversion would have otherwise ended and will settle in shares of HGV common stock. The service-vesting requirements in effect for each equity-based award remained unchanged, and HGV employees were given credit for service with Hilton Worldwide prior to the spin-off and continued service with HGV after the spin-off.

(2)

Stock options (other than stock options granted in 2017) vest in three equal annual installments beginning on the first anniversary of the grant date. Stock options granted in 2017 vested over three years from the grant date as follows: 25% on the first anniversary, 25% on the second anniversary, and 50% on the third anniversary.

(3)	For additional information on vesting upon specified termination events or a change in control, see “Potential Payments Upon Termination or Change in Control.”
(4)	The 2020, 2021 and 2022 Service RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.
(5)

Reflects the actual number of 2021 Performance RSUs earned and settled in shares of common stock following the Compensation Committee’s certification of performance achievement in February 2023. Does not include the 2020 Performance RSUs for which the performance period completed without any such RSUs being earned. For additional information regarding the 2020 and 2021 Performance RSUs, see the Compensation Discussion and Analysis.

(6)	Amounts reported are based on the closing price of HGV’s common stock on the NYSE on December 30, 2022 ($38.54).
(7)

Awards granted in connection with the Acquisition (the “Transaction Incentive Awards”), which cliff vest based on the level of achievement of pre-established performance goals relating to run rate cost savings (weighted 67%) and Adjusted EBITDA (weighted 33%) following a two and one-half year performance period commencing on August 2, 2021, the closing date of the Acquisition, and ending December 31, 2023, subject to the NEO’s continued employment with the Company.

(8)

Performance RSUs granted in 2022 vest according to the level of achievement of targets related to Economic Adjusted EBITDA and Contract Sales at the end of a two-year performance period. In the table above, the number and market value of the 2022 Performance RSUs reported reflect an assumed level of achievement of target performance goals based on the Company’s performance as of December 31, 2022. The actual number of Performance RSUs that will be earned is not yet determinable.

2022 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding awards that were exercised or that vested during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Mark D. Wang	—	—	59,275	$3,055,345

Daniel J. Mathewes	—	—	16,169	$ 835,560

Gordon S. Gurnik	—	—	14,737	$ 758,159

Charles R. Corbin	—	—	13,662	$ 702,856

Pablo Brizi	—	—	11,745	$ 514,843

(1)	Includes shares received from the vesting of Service RSUs.
(2)	The dollar amounts shown are determined by multiplying the number of shares that vested by the per share closing price of HGV’s common stock on the NYSE on the vesting date.

Hilton Grand Vacations	63	2023 PROXY STATEMENT

2022 NONQUALIFIED DEFERRED COMPENSATION

During 2022, we offered to our executives, including all of the NEOs, the opportunity to participate in the Company’s Executive Deferred Compensation Plan (the “EDCP”). The table below provides information as of December 31, 2022 for those NEOs who participated in the EDCP.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

Mark D. Wang	—	—	—	—	—

EDCP	$146,289.00	—	$(9,622.95)	—	$136,665.59

Prior EDCP	—	—	$(150,594.01)	—	$870,012.69	(3)

Daniel J. Mathewes	$53,500.00	—	$(3,549.28)	—	$49,950.72

Gordon S. Gurnik	—	—	—	—	—

Charles R. Corbin	—	—	—	—	—

Pablo Brizi	—	—	—	—	—

(1)	The amount in this column is included in the “Salary” column for 2022 in the Summary Compensation Table.
(2)

Amounts in this column are not reported as compensation for fiscal year 2022 in the Summary Compensation Table since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under HGV’s 401(k) plan. Of the available investment options, the one-year rate of return during 2022 ranged from 1.5% to -40.05%.

(3)

Pursuant to the terms of the prior EDCP, the Acquisition resulted in a required distribution of account balances under the prior EDCP in accordance with its terms. The balance remaining in Mr. Wang’s account reflects the amount contributed by Mr. Wang prior to effective date of Section 409A of the Internal Revenue Code (the “grandfathered amount”). Mr. Wang’s grandfathered amount was not subject to the mandatory distribution requirement in connection with the closing of the Acquisition. Of the total in this column listed for Mr. Wang, $217,404 was previously reported for 2020-2021 in the Summary Compensation Table.

Deferral elections are made by eligible employees in the calendar year preceding the year compensation is earned. Participants’ may make elective deferral contributions with respect to base salary and/or bonuses. The EDCP also provides that for each plan year, if a participant makes a base salary deferral election and/or a bonus deferral election equal to or greater than five percent (5%), then the Company will credit to his or her account an amount equal to four percent (4%) of his or her respective base salary and/or bonus compensation from the Company in excess of the dollar limitation in effect for the plan year under Section 401(a)(17) of the Internal Revenue Code, subject to certain rules provided in the EDCP. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the elective nonqualified deferred compensation plan. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants’ accounts.

The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants’ accounts daily, net of investment option related expenses. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.

Upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in his deferred compensation account before he or she otherwise would have been eligible. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of 2 to 5 years.

Hilton Grand Vacations	64	2023 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

General

The following table describes the potential payments and benefits that would have been payable to our NEOs under our existing plans and agreements, assuming (1) a termination of employment and/or (2) a change in control occurred, in each case, on December 31, 2022. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs.

Because the disclosures in the following table assume the occurrence of a termination of employment or a change in control as of a particular date and under a particular set of circumstances (and therefore make a number of important assumptions), the actual amount to be paid to each of our NEOs upon such termination or change in control may vary significantly from the amounts included in the table. Factors that could affect these amounts include the timing during the year of any such event, whether the acquiror in a change in control transaction assumes or issues substitute awards to replace outstanding equity awards, the continued availability of benefit policies at similar prices, and the type of, and the circumstances surrounding, any termination event that may occur. Please refer to the footnotes following the below table for certain of these important assumptions and factors. In addition, the receipt of severance payments and other benefits by our NEOs are subject to certain conditions, including compliance with non-compete and other provisions, time period over which such payments and benefits are to be received, and other conditions and limitations, as more fully described in the footnotes. See also “Severance Agreements” for additional discussion of any such conditions and limitations and “—Equity Awards” below.

Name	Qualifying Termination Without CIC(1) ($)	Qualifying Termination Following CIC(1) ($)	CIC Without Qualifying Termination(3) ($)	Death or Disability(3) ($)	Retirement(3) ($)
Mark D. Wang
Cash Severance(1)(2)(3)	$6,875,000	$6,875,000	$—	$1,650,000	$—

Equity Awards(4)	$9,193,334	$9,802,343	$9,802,343	$7,548,015	$9,802,343

Continuation of Health and Welfare Benefits(5)	$17,819	$17,819	—	—	—

Life Insurance Benefits(6)	$3,330	$3,330	—	—	—
Total Value of Benefits	$16,089,483	$16,698,492	$9,802,343	$9,198,015	$9,802,343
Daniel J. Mathewes
Cash Severance(1)(2)(3)	$2,925,000	$2,925,000	$—	$812,500	—

Equity Awards(4)	$—	$3,865,894	$3,865,894	$2,922,597	—

Continuation of Health and Welfare Benefits(5)	$28,147	$28,147	—	—	—

Life Insurance Benefits(6)	$1,649	$1,649	—	—	—
Total Value of Benefits	$2,954,796	$6,820,690	$3,865,894	$3,735,097	—
Gordon S. Gurnik
Cash Severance(1)(2)(3)	$2,925,000	$2,925,000	$—	$812,500	—

Equity Awards(4)	$—	$3,807,184	$3,807,184	$2,849,698	—

Continuation of Health and Welfare Benefits(5)	$24,499	$24,499	—	—	—

Life Insurance Benefits(6)	$1,372	$1,372	—	—	—
Total Value of Benefits	$2,950,871	$6,758,055	$3,807,184	$3,662,198	—
Charles R. Corbin
Cash Severance(1)(2)(3)	$2,100,000	$2,100,000	$—	$525,000	$—

Equity Awards(4)	$—	$3,323,489	$3,323,489	$2,458,901	$3,323,489

Continuation of Health and Welfare Benefits(5)	$20,494	$20,494	—	—	—

Life Insurance Benefits(6)	$887	$887	—	—	—
Total Value of Benefits	$2,121,381	$5,444,870	$3,323,489	$2,983,901	$3,323,489
Pablo Brizi
Cash Severance(1)(2)	$1,800,000	$1,800,000	$—	$450,000	—

Equity Awards(4)	$—	$2,515,616	$2,515,616	$1,882,973	—

Continuation of Health and Welfare Benefits(5)	$28,147	$28,147	—	—	—

Life Insurance Benefits(6)	$1,066	$1,066	—	—	—
Total Value of Benefits	$1,829,213	$4,344,829	$2,515,616	$2,332,973	—

Hilton Grand Vacations	65	2023 PROXY STATEMENT

(1)

Under the applicable Severance Agreements for our NEOs, a “qualifying termination” means a termination of employment either by HGV without “cause” or by the executive for “good reason,” each as defined in the applicable Severance Agreement. An executive is not deemed to have experienced a qualifying termination as a result of (a) his death or disability or (b) solely as a result of a change in control (“change in control” or “CIC”). Under the applicable Severance Agreement, in the event of a qualifying termination (either without a change in control or within 24 months of a change in control), each NEO would have been entitled to receive a cash severance amount equal to 2.5 times (in the case of Mr. Wang) or 2.0 times (in the case of the other NEOs) the sum of the executive’s annual base salary at the rate in effect at the time of such termination and annual target cash incentive award under the short-term incentive plan for the year in which such termination occurs. The NEO also would be entitled to a pro rata bonus for the year in which his qualifying termination occurred. In addition, each NEO is entitled to receive certain accrued amounts (which are not considered severance payments and include, among other things, accrued but unpaid salary, cash payment for accrued but unused vacation, unreimbursed expenses, and annual bonus for the preceding year if the termination occurs after the end of such year but before such bonus is paid). This table does not include any amount representing the pro rata bonus for 2022 as the full bonus year would have been completed as of December 31, 2022. With respect to the treatment of outstanding equity awards in the event of a “qualifying termination” without a change in control or a “qualifying termination” following a change in control, see note (4) below.

(2)

Under the applicable Severance Agreements for our NEOs, in the event of a change in control without a “qualifying termination,” no NEO is entitled to receive any cash severance payments or other severance benefits described in note (1) above or notes (5) and (6) below. With respect to the treatment of outstanding equity awards in the event of a change in control without a “qualifying termination,” see note (4) below.

(3)

Under the applicable Severance Agreements for our NEOs, no NEO is entitled to receive any cash severance payments or other severance benefits described in note (1) above or notes (5) and (6) below if the NEO’s employment is terminated by reason of his death or disability, or his retirement. However, the NEO is entitled to receive the accrued amounts described in note (1) above. With respect to the treatment of outstanding equity awards in the event of a death or disability, or upon retirement, see note (4) below.

(4)

Amounts represent the value of the acceleration of any unvested Performance RSUs, Service RSUs, and stock options, assuming the acceleration occurred on December 31, 2022 and are based on the closing price of HGV’s common stock on the NYSE on December 30, 2022, which was $38.54 per share. Amounts do not include the value of any (a) Converted PSAs, Converted Service RSUs or Converted Stock Options as they were fully vested as of December 31, 2022, or (b) any Service RSUs and stock options to the extent they were vested as of December 31, 2022.

*Service RSUs:

○

If the NEO’s employment is terminated by HGV ‘’without cause” or by the NEO for “good reason” (as such terms are defined in the applicable Service RSU award agreement) without a change in control, all unvested Service RSUs will terminate, except in the case of Mr. Wang only, if he has a qualifying termination (as defined in his Severance Agreement) and a change in control has not occurred, any portion of a Service RSU that would have vested within 24 months of termination will immediately vest. Accordingly, the amounts in this table for Mr. Wang include those portions of his unvested Service RSUs that would have vested through December 31, 2022.

○	If the NEO’s employment is terminated by HGV ‘’without cause” or by the NEO for “good reason” within 12 months following a change in control, all unvested Service RSUs will immediately vest.
○

In the event of a change in control without a termination of employment, if the successor or surviving company in such change in control does not assume or substitute for the Service RSUs on substantially similar terms or with substantially equivalent economic benefits, then all unvested Service RSUs will immediately vest. For the purposes of this table only, we have assumed that the outstanding unvested Service RSUs were not assumed by the acquiror and, therefore, fully vested in connection with such change in control on December 31, 2022.

○	If the NEO’s employment is terminated due to the executive’s death or disability, then all unvested Service RSUs will immediately vest.

○

If the NEO’s employment is terminated by reason of his qualifying “retirement”, then the Service RSUs will continue to vest following the termination date in accordance with the original vesting schedule, subject to the NEO’s compliance with certain restrictive covenants (provided that the date of grant of the Service RSUs was at least 6 months prior to the date of the NEO’s retirement). The amounts reflected in the table assume, for purposes of this table only, that in the case of the applicable NEO’s retirement, all of outstanding unvested Service RSUs fully vested at December 31, 2022. See “Equity Awards” below. As of December 31, 2022, Mr. Wang and Mr. Corbin were the only NEOs eligible for a qualifying retirement.

*Stock options:

○

If the NEO’s employment is terminated by HGV ‘’without cause” or by the NEO for “good reason” (as such terms are defined in the applicable stock option award agreement) without a change in control, all unvested stock options will terminate and any vested stock options will be exercisable for a period of 90 days, except in the case of Mr. Wang only, if he has a qualifying termination (as defined in his Severance Agreement) and a change in control has not occurred, any portion of stock options that would have vested within 24 months of termination will immediately vest and Mr. Wang will be entitled to exercise all vested stock options for a period ending on the earlier of the expiration of the original term of the stock option or 24 months from the termination date. Accordingly, the amounts in this table for Mr. Wang include those portions of his unvested stock options that would have vested through December 31, 2022.

○

If the NEO’s employment is terminated by HGV ‘’without cause” or by the NEO for “good reason” within 12 months following a change in control, all unvested stock options will immediately vest and become exercisable until the earlier of the expiration of the options or 90 days after the termination date.

○

In the event of a change in control without a termination of employment, if the successor or surviving company in such change in control does not assume or substitute for the stock options on substantially similar terms or with substantially equivalent economic benefits, then all unvested stock options will immediately vest and become exercisable. For the purposes of this table only, we have assumed that the outstanding stock options were not assumed by the acquiror and, therefore, fully vested in connection with such change in control on December 31, 2022.

○	If the NEO’s employment is terminated due to the executive’s death or disability, then all unvested options will immediately vest and become exercisable.
○

If the NEO’s employment is terminated by reason of his qualifying “retirement”, then the unvested portion of the stock options will continue to vest following the termination date in accordance with the original vesting schedule, subject to the NEO’s compliance with certain restrictive covenants (provided that the date of grant of the stock options was at least 6 months prior to the date of the NEO’s retirement). The amounts reflected in the table assume, for purposes of this table only, that in the case of the applicable NEO’s retirement, all of outstanding unvested stock options fully vested on December 31, 2022. See “Equity Awards” above. As noted above, as of December 31, 2022, Mr. Wang and Mr. Corbin were the only NEOs eligible for a qualifying retirement.

○

In the table above, amounts as they relate to stock options reported reflect the “spread,” or difference between the exercise price and closing price of HGV’s common stock on the NYSE as of December 31, 2022. For the purpose of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

Hilton Grand Vacations	66	2023 PROXY STATEMENT

*Performance RSUs:

○

If the NEO’s employment is terminated by HGV ‘’without cause or by the NEO for “good reason” (as such terms are defined in the applicable Performance RSU award agreement) without a change in control, any unvested Performance RSUs will terminate (unless otherwise provided by the Compensation Committee). In the case of Mr. Wang only, if he has a qualifying termination (as defined in his Severance Agreement) and a change in control has not occurred, a prorated portion of the Performance RSUs will immediately vest at a target level of performance, with the proration based on (a) the actual service period between the beginning of the applicable 36-month performance period of the applicable Performance RSUs through the date of termination, plus an additional 24 months (subject to a total maximum of 36 months), over (b) the 36-month performance period of such Performance RSUs.

○

If the NEO’s employment is terminated by HGV ‘’without cause or by the NEO for “good reason” within 12 months following a change in control, the Performance RSUs will immediately vest at actual performance, or at target if performance cannot reasonably be assessed. For the purposes of this table only, we have assumed that the Performances RSUs vested at target on December 31, 2022.

○

In the event of a change in control without a termination of employment, if the successor or surviving company in such change in control does not assume or substitute for the Performance RSUs on substantially similar terms or with substantially equivalent economic benefits, then the Performance RSUs will immediately vest at target. For the purposes of this table only, we have assumed that the outstanding Performance RSUs were not assumed by the acquiror and, therefore, fully vested in connection with such change in control on December 31, 2022 at target.

○

If the NEO’s employment is terminated due to the executive’s death or disability, then a prorated portion of the Performance RSUs will immediately vest at a target level of performance, with the proration based on the number of days in the vesting period that have elapsed prior to termination. For the purposes of this table only, we have assumed such proration through December 31, 2022.

○

If the NEO’s employment is terminated by reason of his qualifying “retirement”, then the Performance RSUs will remain outstanding and eligible to vest following the conclusion of the applicable performance period based on achievement of applicable performance goals, and subject to the NEO’s compliance with certain restrictive covenants (provided that the date of grant of the Performance RSUs was at least 6 months prior to the date of the NEO’s retirement). The amounts reflected in the table assume, for purposes of this table only, that in the case of the applicable NEO’s retirement, the Performance RSUs vested at target on December 31, 2022. See “Equity Awards” above. As noted above, as of December 31, 2022, Mr. Wang and Mr. Corbin were the only NEOs who were eligible for a qualifying retirement.

(5)

Under the applicable Severance Agreements for our NEOs, upon a “qualifying termination,” each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that the executive would have had to pay if the executive remained employed for 18 months following the date of termination.

(6)

Under the applicable Severance Agreements for our NEOs, upon a “qualifying termination,” to the extent HGV provides the executive’s life insurance coverage immediately prior to the qualifying termination and this coverage is eligible for post-termination continuation or conversion to an individual policy, each NEO is entitled to receive a cash payment equal to the amount required to continue such coverage as an individual policy for a period of 12 months following the termination date (and, if HGV deems necessary or advisable, to convert such coverage to an individual policy), payable in a single lump sum within 60 days following the termination date.

Hilton Grand Vacations	67	2023 PROXY STATEMENT

Equity Awards

Our equity awards generally provide for non-solicit and non-compete covenants during employment and post-termination for (i) the later of one year post-termination or the last date any portion of the award is eligible to vest following the participant’s termination, (ii) the last date any portion of the award is eligible to vest following the participant’s retirement, or (iii) the last date any portion of the award is eligible to vest, in each case, in addition to other intellectual property, confidentiality and non-disparagement covenants. Each of our executives’ equity-based awards is subject to HGV’s Clawback Policy. Additional termination provisions are outlined in the table below. The table below does not address any of the Converted PSAs, Converted Service RSUs or Converted Stock Options as all such awards are fully-vested.

Award Type	Termination Provisions for Unvested Shares

Service RSUs

• Termination without “Cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) without a change in control: Forfeit unvested(1)

• Termination without “Cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest

• Change in control without termination: Immediately vest if not assumed by the acquiror in the transaction

• Death or disability: Immediately vest

• Retirement: Continue to vest based on the original vesting schedule so long as no restrictive covenant violation occurs(2)

• Other reasons: Forfeit unvested(3)

Award	Termination Provisions for Unvested Shares

Stock Options

• Termination without “Cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) without a change in control: Forfeit unvested(1)

• Termination without “Cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest and become exercisable; remain exercisable for 90 days thereafter(4)

• Change in control without termination: Immediately vest if not assumed by the acquiror in the transaction

• Death or disability: Immediately vest and become exercisable; remain exercisable for one year thereafter(4)

• Retirement: Continue to vest according to the original vesting schedule; remain exercisable until the original expiration date, so long as no restrictive covenant violation occurs(2)(4)

• Other reasons: Forfeit unvested; vested options will remain exercisable for 90 days thereafter except as noted in the notes(3)(4)

Performance RSUs

• Termination without “Cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) without a change in control: Forfeit unvested(1)

• Termination without “Cause” (as defined in the Incentive Plan) or for “Good Reason” (as defined in the applicable award agreement) within 12 months following a change in control: Immediately vest(5)

• Change in control without termination: Immediately vest at target if not assumed by the acquiror in the transaction

• Death or disability: Prorated portion will immediately vest at target(6)

• Retirement: Award will remain outstanding and eligible to vest at the end of the performance period based on actual performance so long as no restrictive covenant violation occurs(2)

• Other reasons: Forfeit unvested(3)

(1)

Termination without “Cause” or for “Good Reason” without a change in control or termination for any other reason not covered otherwise in this table generally results in forfeiture of all unvested equity awards. However, pursuant to Mr. Wang’s Severance Agreement, upon a “qualifying termination” (other than in connection with a change in control), any portion of an equity award granted to Mr. Wang that would have vested within 24 months from Mr. Wang’s termination date will accelerate and vest immediately as of the termination date. Pursuant to the foregoing sentence, Mr. Wang’s Performance RSUs will

Hilton Grand Vacations	68	2023 PROXY STATEMENT

vest immediately based on the target number of Performance RSUs prorated based on (a) the actual service period between the beginning of the applicable 36-month performance period of the applicable Performance RSUs through the date of termination, plus an additional 24 months (subject to a total maximum of 36 months), over (b) the 36-month performance period of such Performance RSUs. In addition, Mr. Wang will be entitled to exercise any vested options for a period ending on the earlier of (a) the expiration of the original term of the applicable option or (b) 24 months from the termination date.
(2)

For continued vesting to occur, retirement must occur on a date that is six months after the grant date of the award. In addition, continued vesting only applies if retirement occurs after having achieved both 55 years or older and at least ten (10) years of aggregate service to HGV (which includes service to Hilton Worldwide prior to the January 2017 spin-off).

(3)

Upon termination for cause, all unvested Service RSUs and Performance RSUs terminate immediately. In addition, all vested and unvested options terminate immediately. The option exercise period will also expire immediately upon the occurrence of a restricted covenant violation.

(4)	Options do not remain exercisable later than the original expiration date.
(5)

Number of Performance RSUs will vest based on actual performance through the termination date, as determined by the Compensation Committee, or at a target level of performance if the measurement of actual performance cannot be reasonably assessed.

(6)	Prorated based on the number of days in the vesting period that have elapsed prior to termination.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mark D. Wang, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the “median employee” for 2022, our last completed fiscal year, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments, and estimates that we used are described below.

•

We determined that, as of October 1, 2022, our employee population consisted of approximately 14,637 individuals working at our parent company and consolidated subsidiaries. We selected October 1, 2022, which is within the last three months of 2022, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.

•

Of our 14,637 employees, 11,993 are U.S. employees and 2,644 are non-U.S. employees. Under the de minimis exemption, we have excluded the following number of employees from each of the following jurisdictions: 9 employees from Austria, 2 employees from Korea, 566 employees from Mexico, 1 employee from Greece, 15 employees from Italy, 1 employee from Malta, 36 employees from Portugal, and 98 employees from Sint Maarten, which represent in the aggregate less than 5% of our total employees who are non-U.S. employees. No more than 5% of our employees are located in any of the foregoing non-U.S. jurisdictions.

•

We identified a consistently applied compensation measure, which would provide a picture of the annual compensation of our employees. For our consistently applied compensation measure, we used total cash compensation—a combination of salary/overtime (paid on an hourly, weekly, biweekly or monthly basis) plus a variety of other cash-based incentive pay (including commissions, bonuses and other types of production-based pay typical for their respective positions) received by the employees in our identified population.

•

Given our multiple payroll systems and diverse global workforce, we measured compensation for our employees using the 12-month period ending September 30, 2022. In making this determination, we annualized the compensation of all permanent employees included in the population who were hired during the period, but who did not work for us for the entire 12 months. We did not make any cost-of-living adjustments.

•

The HGV workforce is paid in seven currencies throughout the world. To identify our median employee, we applied an average local currency to U.S. dollar exchange rate using the average monthly currency exchange rate as of September 30, 2022 to the cash compensation paid in foreign currency.

•

To identify the median employee from our employee population, we ranked our employees, excluding the CEO, high to low based on our employees’ total cash compensation. Our median employee is a full-time

Hilton Grand Vacations	69	2023 PROXY STATEMENT

hourly employee, with annual total compensation for the 12-month period ended December 31, 2022 in the amount of $46,155, calculated in accordance with the requirements of the Summary Compensation Table.

•	With respect to the annual total compensation of Mr. Wang, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement.

Based on this information, for 2022, our CEO’s annual total compensation was 230 times that of the annual total compensation of our median employee.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Hilton Grand Vacations	70	2023 PROXY STATEMENT

PAY VERSUS PERFORMAN
C
E DISCLO
S
URE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid,” or “CAP,” to our named executive officers and certain financial performance metrics. For information concerning the Company’s philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis – 2022 Executive Compensation and Decisions.”

Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid for PEO (1)(3) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2) (d)	Average Compensation Actually Paid for Non- PEO Named Executive Officers (2)(3) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (h)	Economic Adjusted EBITDA (5) (i)
					Company TSR (f)	Peer Group TSR (4) (g)

2022	$10,608,845	$7,231,251	$3,713,962	$3,209,375	$73.96	$79.94	$352M	$1,049M

2021	$17,455,265	$24,438,040	$5,320,316	$7,288,365	$166.22	$111.49	$176M	$640M

2020	$6,956,774	$2,576,295	$2,103,890	$1,526,890	$91.16	$101.75	$(201)M	$106M

(1)	The principal executive officer (the “PEO”) for each of 2022, 2021 and 2020 is Mr. Wang.
(2)	The non-PEO named executive officers (the “non-PEO NEOs”) for each applicable year include the following individuals:

2022:	Messrs. Mathewes, Gurnik, Corbin, and Brizi.

2021:	Messrs. Mathewes, Gurnik, Corbin and Brizi, as well as Mr. DeLorenzo and Mr. Stan R. Soroka. Effective as of August 2, 2021, Messrs. DeLorenzo and Soroka were no longer “executive officers” within the meaning of
Rule 3b-7 under
the Securities Exchange Act of 1934, as amended. Mr. Soroka separated from the Company effective December 31, 2022.

2020:	Messrs. Mathewes and Corbin, as well as Mr. DeLorenzo, Ms. Sherri A. Silver, and Ms. Barbara L. Hollkamp. Ms. Silver and Ms. Hollkamp separated from the Company effective as of August 3, 2021 and July 31, 2020, respectively.

(3)
The dollar amounts reported in columns (c) and (e) represent the “compensation actually paid”, or “CAP”, to the PEO and the
Non-PEO
NEOs, respectively, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the
Non-PEO
NEOs, respectively, during the applicable year. To calculate CAP for the PEO and average CAP for the
Non-PEO
NEOs, the following amounts were deducted from and added to Summary Compensation Table total compensation:

PEO Equity Component of CAP
(a)

	Subtracted:	Added:				Subtracted:	Added:	Total Average Equity Award Adjustments ($)
	Grant Date Fair Value of Awards Granted in the Year($) (b)	Year End Fair Value of Unvested Equity Awards Granted in the Year ($) (c)(d)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($) (c)(d)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($) (c)(d)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($) (c)(d)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($) (c)(d)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)

2022	$6,519,985	$5,897,247	$(2,712,140)	$0	$(42,716)	$0	$0	$(3,377,594)

2021	$14,159,967	$18,293,765	$2,108,590	$0	$740,387	$0	$0	$6,982,775

2020	$5,171,691	$2,642,054	$(38,010)	$0	$(1,812,832)	$0	$0	$(4,380,479)

Hilton Grand Vacations	71	2023 PROXY STATEMENT

Non-PEO
NEO Equity Component of CAP
(a)

	Subtracted:	Added:				Subtracted:	Added:	Total Average Equity Award Adjustments ($)
	Average Grant Date Fair Value of Awards Granted in the Year($) (b)	Average Year End Fair Value of Unvested Equity Awards Granted in the Year ($) (c)(d)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($) (c)(d)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($) (c)(d)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($) (c)(d)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($) (c)(d)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)

2022	$1,932,553	$1,612,586	$(146,092)	$0	$(38,529)	$0	$0	$(504,588)

2021	$3,674,234	$4,781,582	$608,065	$0	$252,726	$0	$0	$1,968,049

2020	$1,063,275	$780,684	$(6,821)	$0	$(287,589)	$0	$0	$(577,000)

(a)	There are no pension benefits for the PEO or the Non-PEO NEOs.
(b)	Represents the grant date fair value of equity-based awards granted each year.
(c)
The fair value of the stock options was determined using the Black Scholes model, which is consistent with the fair value methodology used to account for share-based payments in our financial statements. The assumptions used in calculating the fair value of the stock options did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable years.

(d)
The fair value of the Service RSUs was determined based on the stock price on the applicable valuation dates. The fair value of the Performance RSUs and the Transaction Incentive Awards was determined based on the probable outcome of the performance condition and the stock price on the applicable valuation dates. The assumptions used in calculating the fair value of the Service RSUs, the Performance RSUs and the Transaction Incentive Awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year, except that the fair value calculations of (i) the 2021 Performance RSUs and the Transaction Incentive Awards as of December 31, 2022 and 2021, assumed a payout between target and maximum performance, which was the probable outcome of the applicable performance conditions as of December 31, 2022 and 2021, respectively, and (ii) the 2022 Performance RSUs as of December 31, 2022 assumed a payout at maximum performance, which was the probable outcome of the applicable performance conditions as of December 31, 2022, in each case compared to the grant date fair value calculations of such Performance RSUs, which assumed a payout at target. The fair value calculation used herein is consistent with the fair value methodology used to account for share-based payments in our financial statements.

(4)
The peer group that we used for purposes of this disclosure is the Dow Jones US Travel & Leisure Total Return Index GICS Level 2(DJUSGCT), the same index used for our performance graph disclosed in our Annual Report on Form
10-K
for the year ended December 31, 2022.

(5)	Our company selected measure is Economic Adjusted EBITDA, which is calculated as described in Appendix A in this proxy statement.

Required Tabular Disclosure of Most Important Measures used by the Company to link CAP to the Company’s NEOs for 2022

Economic Adjusted EBITDA

Contract Sales

Cash Flow Conversion

Hilton Grand Vacations	72	2023 PROXY STATEMENT

Description of Relationships
CAP versus TSR and Peer Group TSR

Hilton Grand Vacations	73	2023 PROXY STATEMENT

CAP versus Net Income

Hilton Grand Vacations	74	2023 PROXY STATEMENT

CAP versus Economic Adjusted EBITDA

Hilton Grand Vacations	75	2023 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2022, none of the members of the Compensation Committee were an officer or employee of HGV and none were former officers of HGV. No member of the Compensation Committee has or had any relationship with HGV that is required to be disclosed as a transaction with a related party. Since the establishment of our Compensation Committee, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board.

OWNERSHIP OF SECURITIES

The following table shows information as of the record date, unless otherwise indicated, regarding the beneficial ownership of HGV’s common stock by: (i) each person that HGV believes beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of filings with the SEC; (ii) each director; (iii) each named executive officer set forth under “Compensation Disclosure and Analysis—Our Named Executive Officers”; and (iv) all directors and executive officers as a group. Currently, all of our executive officers are also our named executive officers. As of the record date, 112,397,205 shares of HGV’s common stock were issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, all persons named as beneficial owners of HGV common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock Outstanding

PRINCIPAL STOCKHOLDERS:
Apollo Global Management (1)	30,295,825	27.0%
The Vanguard Group, Inc. (2)	8,263,409	7.4%
BlackRock, Inc. (3)	7,385,781	6.6%
CAS Investment Partners, LLC (4)	7,367,930	6.6%
Hill Path Capital Partners II L.P. (5)	6,509,913	5.8%
North Peak Capital Management, LLC (6)	5,870,573	5.2%
AllianceBernstein L.P. (7)	5,866,393	5.2%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Leonard A. Potter (8)	86,255	*
Brenda J. Bacon (8)	26,255	*
David W. Johnson (8)	66,405	*
Mark H. Lazarus (8)	26,255	*
Pamela H. Patsley (8)	26,255	*
David Sambur (9)	—	—
Alex van Hoek (9)	—	—
Paul W. Whetsell (10)	31,255	*
Mark D. Wang (10)	1,046,188	*
Daniel J. Mathewes (10)	128,676	*
Pablo Brizi (10)	16,452	*
Charles R. Corbin (10)	184,796	*
Gordon S. Gurnik (10)	147,458	*
Directors and executive officers as a group (13 persons) (11)	1,786,250	1.6%

Hilton Grand Vacations	76	2023 PROXY STATEMENT

*	Represents less than 1%.

(1)

Based on the Schedule 13D filed on August 11, 2021 jointly by AP Dakota Co-Invest, L.P., AP VIII Dakota Holdings Borrower, L.P., AP Dakota Co-Invest GP, LLC, AP VIII Dakota Holdings Borrower GP, LLC, AP VIII Dakota Holdings, L.P., Apollo Advisors VIII, L.P., Apollo Capital Management VIII, LLC, APH Holdings, L.P., and Apollo Principal Holdings III GP, Ltd. (collectively, the “Apollo Investors”). The Apollo Investors beneficially own in the aggregate 30,295,825 shares in which the Apollo Investors have has shared voting power and shared dispositive power. The address of the principal office of AP Dakota Co-Invest L.P., AP Dakota Co-Invest GP, LLC, Apollo Advisors VIII, L.P., Apollo Capital Management VIII, LLC and APH Holdings, L.P. is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of the principal office of AP VIII Dakota Holdings Borrower, L.P., AP VIII Dakota Holdings Borrower GP, LLC, and AP VIII Dakota Holdings, L.P. is c/o Apollo Management Holdings, L.P., 9 West 57th Street, New York, NY 10019. The address of the principal business office of Apollo Principal Holdings III GP Ltd. is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008.

(2)

Based on the Schedule 13G/A filed on February 9, 2023 by The Vanguard Group, Inc. (“Vanguard”). Consists of 148,215 shares in which Vanguard has shared voting power, 8,031,029 shares in which Vanguard has sole dispositive power, and 232,380 shares in which Vanguard has shared dispositive power. The address of Vanguard is PO Box 2600, Valley Forge, PA 19482.

(3)

Based on the Schedule 13G filed on February 1, 2023 by BlackRock, Inc. Consists of 7,061,314 shares of common stock in which BlackRock, Inc. has sole voting power and 7,385,781 shares of common stock in which BlackRock, Inc. has sole dispositive power. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Based on the Schedule 13G/A filed on February 14, 2023 by CAS Investment Partners, LLC and Clifford Sosin. Clifford Sosin is the Managing Member of CAS Investment Partners, LLC, and CAS Investment Partners, LLC is the investment manager of CSWR Partners, LP and Sosin Master, LP, in which the shares are held. As a result, CAS Investment Partners, LLC and Clifford Sosin possess the power to vote and dispose or direct the disposition of all the shares owned by the Sosin Master, LP and CSWR Partners, LP. The address of the reporting persons is 135 E 57th Street, Suite 18-108, New York, NY 10022.

(5)

Based on the Schedule 13G/A filed February 14, 2023 by Hill Path Capital Partners II LP, Hill Path Capital Partners II GP LLC, Hill Path Investment Holdings II LLC, Hill Path Capital Partners III LP, Hill Path Capital Partners III GP LLC, Hill Path Investment Holdings III LLC, Hill Path Capital LP, Hill Path Holdings LLC and Scott I. Ross. Each entity and Mr. Ross has sole voting and sole dispositive power with respect to the shares he or it beneficially owns. The address of the reporting persons is 150 East 58th Street, 33rd Floor, New York, New York 10155.

(6)

Based on the Schedule 13G filed on March 9, 2023 by North Peak Capital Management, LLC (“North Peak Management”), North Peak Capital GP, LLC, North Peak Capital Partners, LP, North Peak Capital Partners II, LP, North Peak Special Opportunity Partners II, LLC, North Peak Capital Alpha Fund, LP, North Peak Capital Ultra Fund, LP, Jeremy S. Kahan and Michael K. Kahan. Each reporting person has shared voting and shared dispositive power with respect to the shares he or it beneficially owns, except North Peak Management has sole dispositive power with respect to 716,580 of the shares it beneficially owns. The address of each reporting person is c/o North Peak Capital Management, LLC, 405 Lexington Avenue, Suite 5001, New York, NY 10174.

(7)

Based on the Schedule 13G filed February 14, 2023 by AllianceBernstein L.P. (“AllianceBernstein”). Consists of 5,306,626 shares in which AllianceBernstein has sole voting power, 5,836,393 shares in which AllianceBernstein has sole dispositive power, and 30,001 shares in which AllianceBernstein has shared dispositive power. The address of AllianceBernstein is 1345 Avenue of the Americas, New York, New York 10105.

(8)	Includes 23,268 restricted stock units that vest within 60 days of the record date.

(9)

Mr. Sambur and Mr. van Hoek have been designated to the Board by the Apollo Investors pursuant to the Apollo Stockholders Agreement and are employed by Apollo Global Management, Inc. or its affiliates. Mr. Sambur and Mr. van Hoek disclaim beneficial ownership of all shares of common stock beneficially owned by the Apollo Investors.

(10)	Includes shares underlying vested options, as follows: Mr. Wang—571,665; Mr. Mathewes—75,484; Mr. Corbin—110,232 and. Mr. Gurnik—75,864.

(11)	Includes an aggregate of (i) 86,381 unvested shares underlying restricted stock units, which vest within 60 days of the record date and (ii) 840,763 shares underlying vested options.

Hilton Grand Vacations	77	2023 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

STATEMENT OF POLICY REGARDING TRANSACTIONS WITH RELATED PERSONS

Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which we refer to as our “related person transactions policy,” that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. For the purposes of our related person transactions policy, (1) a “related person” is same as the definition of such term under Item 404(a) of Regulation S-K and includes, among others, security holders who beneficially own more than 5% of our common stock, and (2) a “related person transaction” means any transaction with a related person that would be reportable by us under Item 404(a) of Regulation S-K.

Our related person transactions policy requires that our Board or the Audit Committee conduct a reasonable prior review and oversight of all related party transactions for potential conflicts of interest and will prohibit such a transaction if it determines it to be inconsistent with our and our stockholders’ interests in accordance with Section 314.00 of the New York Stock Exchange Listed Company Manual. Each related person transaction is required to be reviewed and approved by our Board or the Audit Committee in accordance with the terms of our related person transaction policy prior to effectiveness or consummation of the applicable transaction, provided that our Board or the Audit Committee may elect to ratify such transactions only to the extent permitted under the New York Stock Exchange Listed Company Manual and applicable sections of Regulation S-K of the Exchange Act.

Only to the extent permitted under the New York Stock Exchange Listed Company Manual and applicable sections of Regulation S-K of the Exchange Act, the General Counsel may present a related person transaction arising in the time period between meetings of our Board or the Audit Committee to its respective Chair, who shall review and may approve such related person transaction, subject to ratification by our Board or the Audit Committee at its next meeting.

Our related person transactions policy requires that directors interested in a related person transaction recuse themselves from any vote on or review of a related person transaction in which they have an interest.

Below is a discussion of certain transactions, agreements and arrangements with our related persons.

APOLLO AGREEMENTS

Apollo Stockholders Agreement and Related Arrangements

On August 2, 2021, in connection with the consummation of our acquisition of Diamond pursuant to which the Apollo Investors acquired 30,295,825 shares of our common stock, we, the Apollo Investors, and, for certain limited purposes, Hilton Worldwide, entered into the Apollo Stockholders Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 3, 2021. For purposes of this section, the term “Apollo Investors” includes any affiliates of Apollo to whom the Apollo Closing Shares (defined below) may be transferred.

Board and Governance Rights

Under the Apollo Stockholders Agreement, the Apollo Investors have the right to designate two individuals (the “Apollo Designees”) to serve on our Board out of a total of nine directors. The Apollo Investors designated Messrs. David Sambur and Alex van Hoek as the Apollo Designees and such individuals were appointed to the Board effective as of August 2, 2021, as described earlier in this Proxy Statement. The Apollo Investors also have the right to designate replacements for the Apollo Designees, subject to undergoing a customary evaluation process by our Nominating and Corporate Governance Committee. If our Board increases its size, for every three additional directors added, the Apollo Investors have the right to appoint the third such director so long as the Apollo Investors

Hilton Grand Vacations	78	2023 PROXY STATEMENT

(or their affiliates who have executed a joinder agreement to become party to the Apollo Stockholders Agreement) still own at least 23,935,707 of the aggregate number of shares of our common stock that the Apollo Investors received in the Acquisition on the closing date (such shares, the “Apollo Closing Shares”).

The Apollo Investors’ right to designate members of the Board will step down as their ownership decreases, as follows: (a) ownership below 17,951,780 of the Apollo Closing Shares, one Apollo Designee will be required to resign; and (b) ownership below 11,967,853 of the Apollo Closing Shares, the second Apollo Designee will be required to resign, and the Apollo Investors will no longer be entitled to any representation on our Board. The Apollo Investors are not permitted to “buy back” into the right to designate any Apollo Designees to our Board by acquiring shares of our common stock in the future. Accordingly, the shares are not fungible, and the Apollo Investors must retain the relevant number of shares from those received in the Acquisition at closing in order to retain their right to designate any Apollo Designees.

One Apollo Designee is entitled to serve on our Audit Committee, subject to satisfaction of all eligibility requirements (including “independence” requirements) for membership on our Audit Committee as mandated by applicable law, the rules of the New York Stock Exchange and the charter of our Audit Committee. Additionally, the Apollo Designees have observation rights and are entitled to notice of, and to attend, our Board committee meetings except when such attendance would reasonably be expected to present an actual or likely conflict of interest for the Apollo Designees in the good faith opinion of the applicable committee. At this time, neither Mr. Sambur nor Mr. van Hoek is considered independent pursuant to audit committee independence standards and, accordingly, neither currently serves on our Audit Committee.

Transfer Restrictions

The Apollo Investors were subject to a 160 day lock-up period that expired on January 9, 2022. Currently, the Apollo Investors may freely transfer their shares so long as such transfers (i) comply with the volume and manner of sale restrictions in Rule 144, (ii) (a) involve the transfer of less than 5% of our total outstanding stock to any person or group, and (b) are not to certain competitors of HGV or Hilton, known holders of 5% or more of our common stock or known activists, or (iii) are pursuant to an underwritten offering or a broker-facilitated block trade, in each case, so long as the Apollo Investors direct the applicable underwriter(s) or broker(s) to comply with the restrictions set forth in clause (ii) of this sentence. We have certain pre-emptive rights on transfers by the Apollo Investors.

Standstill Obligations

The Apollo Investors are subject to certain standstill obligations so long as they (i) own a number of shares equal to 5% of the total outstanding shares of our common stock or (ii) have the right to designate at least one director (later of these two dates, the “Standstill Removal Date”). Such standstill obligations include customary prohibitions on certain actions, including, without limitation, acquiring additional stock of the Company (other than under certain limited circumstances), seeking to control or influence our Board or our management, and publicly offering to acquire HGV. The standstill provisions terminate on the later of (i) the day after the next annual stockholders meeting after the Standstill Removal Date at which our directors are elected and (ii) 90 days after the Standstill Removal Date. You are encouraged to read the Apollo Stockholders Agreement that we filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 3, 2021 for a full discussion of the standstill obligations and limitations.

Voting Matters

So long as the Apollo Investors own at least 5,983,927 of the Apollo Closing Shares, they are obligated to vote all of their shares as recommended by our Board with respect to routine matters put to a vote of our stockholders (including contested or uncontested elections of directors, “say on pay” votes, approval of equity compensation plans and ratification of the selection of our auditors). As of the record date, the Apollo Investors owned at least such number of the Apollo Closing Shares. Accordingly, the Apollo Investors are obligated pursuant to the Apollo

Hilton Grand Vacations	79	2023 PROXY STATEMENT

Stockholders Agreement to vote all of the Apollo Closing Shares that they owned as of the record date as recommended by our Board with respect to each of the matters described in this Proxy Statement.

Consent Rights

So long as the Apollo Investors hold at least 11,967,853 of the Apollo Closing Shares, the consent of the Apollo Investors is required to (i) amend our certificate of incorporation or bylaws in a manner that would require stockholder approval and would materially, disproportionately and adversely affect the rights of the Apollo Investors, or (ii) increase the size of our Board to exceed twelve directors; provided, that the Apollo Investors have no such consent right for amendments to our certificate of incorporation or bylaws to adopt a “poison pill” approved by our Board.

Registration Rights

The Apollo Investors have certain customary registration rights pursuant to which they may request that we register the Apollo Closing Shares on a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), subject to standard carve-outs. In addition, the Apollo Investors have certain “piggyback” rights allowing them to participate in registered public offerings by the Company. The Apollo Investors are responsible for paying all expenses for the registration of their shares.

Pre-emptive Rights

The Apollo Investors have limited preemptive rights on certain future equity issuances by us, subject to customary carve-outs and limitations, so long as the Apollo Investors own at least 11,967,853 shares of the Apollo Closing Shares.

Confidentiality and Non-Use

Messrs. Sambur and van Hoek signed our standard confidentiality and non-use agreement in substantially the same form as signed by other directors. In addition, any Apollo Designees who serve, or have served in the preceding twelve months, on our Board are not permitted to serve on the board of directors of certain of our and Hilton’s competitors or serve on the board of directors of any Apollo entity that has a significant interest in such competitors. The Apollo Investors are also prohibited from acquiring a significant interest in such competitors that would result in such competitor becoming an affiliate of any Apollo entity.

Termination

The Apollo Stockholders Agreement will terminate when the Apollo Investors no longer own at least 5,983,927 of the Apollo Closing Shares; provided, that certain provisions have different termination dates.

Apollo Designee Director Compensation

As discussed in the director compensation table under the heading “Director Compensation for 2022” in this Proxy Statement, the annual non-employee director cash and equity compensation that Messrs. Sambur and van Hoek would have been entitled to receive for their services pursuant to, and as contemplated by, the Apollo Stockholders Agreement was paid to an affiliate of Apollo in accordance with Apollo’s internal policies and arrangements. Accordingly, while director compensation is generally not considered to be a related party transaction as defined under Item 402 of Regulation S-K, given that the Apollo Investors owned more than 5% of our common stock following the Acquisition and such payments were technically made to an affiliate of the Apollo Investors, such arrangement is disclosed herein even if such transaction arrangement may not be deemed to be a related party transaction since it relates to standard director compensation payments. For 2022, we paid an aggregate of $349,042 to Apollo Management Holdings LP, an affiliate of Apollo, representing director compensation for Messrs. Sambur’s and van Hoek’s services on our Board, plus customary reimbursement of expenses consistent with our general expense reimbursement policy for our directors for attendance of Board and committee meetings. No other payments were made to Apollo or any affiliate in connection Messrs. Sambur’s and van Hoek’s services as directors on our Board.

Hilton Grand Vacations	80	2023 PROXY STATEMENT

Commercial Arrangement with Apollo Affiliates

We are party to agreements with Rackspace Technology, Inc. (“Rackspace”) for the provision of data storage services and CareerBuilder, LLC (“CareerBuilder”) for certain human resources services. Based on publicly available information and certain information provided to us by Apollo, both Rackspace and CareerBuilder are controlled by Apollo. Accordingly, due Apollo’s common ownership of our common stock and its control of Rackspace and CareerBuilder, our agreements with Rackspace and CareerBuilder are considered related party arrangements. Since January 1, 2022, HGV has made payments of approximately $3.48 million to Rackspace and approximately $318,000 to CareerBuilder.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Hilton Grand Vacations	81	2023 PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Why am I being provided with these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors of Hilton Grand Vacations Inc. of proxies to be voted at the Annual Meeting and at any postponements or adjournments of the Annual Meeting.

2.	I only received a single sheet of paper telling me to go to a website. What does that mean?

That means that we have chosen to rely on a SEC rule that allows us to send a one-page notice instead of a full package of proxy materials. This allows us to save significant yearly printing and mailing costs, as well as to conserve natural resources. To receive a printed copy of the proxy materials, you can choose one of the following methods to make your request:

Online:	Go to www.proxyvote.com;
Phone:	Call at 1-800-579-1639; or
Email:	Send an email to sendmaterial@proxyvote.com.

You will need to provide the 16-digit number that is printed on your notice when accessing the proxy materials online or requesting a paper copy of the proxy materials. To facilitate timely delivery, all request for paper copies must be received no later than April 19, 2023.

3.	I received a large package with proxy materials. What is all of this?

If you received a full package of proxy materials asking you to vote at the Annual Meeting, it contains disclosure documents consisting of the Company’s Annual Report on Form 10-K for the fiscal year ended 2022 and this Proxy Statement. In addition, you received either (i) a proxy card or (ii) a voting instruction form, depending on whether you are a record owner or a beneficial owner.

A proxy card is a document provided to “record owners” (that is, stockholders whose names the Company keeps on record as owners of the Company’s shares) by the Board of Directors. Rather than voting directly, the proxy card allows a record owner to instruct the persons named on the card as “proxies” how to vote his or her shares at the Annual Meeting.

A voting instruction form is provided for “beneficial owners” (investors who hold their shares through a broker or other financial institution) by their broker or other intermediary. Rather than voting directly, the voting instruction form allows a beneficial owner to instruct his or her broker or other financial institution how to vote his or her shares at the Annual Meeting.

4.	What is a “record” owner? What is a “beneficial” owner?

A stockholder may hold shares either (i) directly with the Company, as a record owner, or (ii) indirectly, through a broker-dealer or other financial institution, as a beneficial owner. A record owner may have an actual HGV stock certificate or his or her shares are held electronically on the records of the Company. Beneficial owners hold their shares at their broker-dealer or other financial institution. Beneficial owners are sometimes said to be holding shares in “street name.”

5.	How do I know whether I am a record owner or a beneficial owner?

If you receive a full package of proxy materials, the card included in your proxy package will give you some indication. If the card names your broker, then you are a beneficial owner. Generally, individuals who purchased their shares through a broker are beneficial owners. The majority of U.S. investors own their securities as beneficial owners through their brokers and other financial institutions. If you are unsure how you hold your shares, contact your broker or other financial institution.

Hilton Grand Vacations	82	2023 PROXY STATEMENT

6.	What is the difference between record and beneficial owners when voting on corporate matters?

There are no significant differences between record and beneficial owners regarding the value of your shares. There are differences, however, when it comes to voting on corporate matters. Record owners receive a “proxy card” and may cast votes directly with the Company. Beneficial owners, on the other hand, receive a “voting instruction form” directing their broker or other financial institution how to vote their shares. The broker-dealer (or other financial institution) then casts the vote with the Company after receiving instructions from the beneficial owner.

7.	When and where will the Annual Meeting be held?

The Annual Meeting will be held in person at Hilton Orlando, Key Largo A Meeting Room, 6001 Destination Parkway, Orlando, Florida 32819 on Wednesday, May 3, 2023 at 8:30 a.m., Eastern Time.

8.	What am I voting on?

There are five proposals scheduled to be voted on at the Annual Meeting:

Proposal No. 1:	Election of the nine (9) director nominees listed in this Proxy Statement.
Proposal No. 2:	Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year.
Proposal No. 3:	Approval of the 2023 Omnibus Incentive Plan.

Proposal No. 4:	Non-binding advisory vote to approve the compensation of our named executive officers.
Proposal No. 5:	Non-binding advisory vote to determine whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

9.	Who is entitled to vote at the Annual Meeting?

Stockholders who owned shares of the Company’s common stock at the close of business on the record date, March 10, 2023, are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 112,397,205 shares of HGV common stock outstanding. You have one vote for each share of HGV common stock owned by you as of the record date.

10.	What constitutes a quorum for the Annual Meeting?

Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy in order to transact business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

•	you are entitled to vote, and you are present at the Annual Meeting,

•	you have voted online or by telephone, or

•	you have timely submitted a proxy card or voting instruction form by mail.

“Broker non-votes” and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

11.	What is a “broker non-vote”?

A broker non-vote occurs when a beneficial owner’s shares are not voted on a proposal because the broker did not receive specific voting instructions from the beneficial owner and the broker or other financial institution did not have authority to vote on the matter because it constituted a non-discretionary matter under current NYSE interpretations that govern broker non-votes.

Hilton Grand Vacations	83	2023 PROXY STATEMENT

12.	What if I am a record owner and I do not specify a choice for a proposal?

Stockholders should specify their choice for each proposal on the proxy card. If specific instructions are not given for all matters, those proxy cards that are signed and returned will be voted as follows:

•	FOR the election of each of the Director nominees as set forth in this Proxy Statement;

•	FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year;

•	FOR the approval of the 2023 Omnibus Incentive Plan;

•	FOR the non-binding advisory vote to approve the compensation of our named executive officers; and

•	ONE YEAR on a non-binding advisory basis, with respect to how frequently a non-binding advisory stockholder vote to approve the compensation paid to our named executive officers should occur.

13.	What if I am a beneficial owner and do not give voting instructions to my broker or other financial institution?

If you are a beneficial owner, it is important that you provide voting instructions to your broker or other financial institution, so that your vote is counted.

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker or other financial institution by the deadline provided in the materials you receive from your broker or other financial institution. If you do not provide voting instructions to your broker or other financial institution, they have authority to vote your shares on discretionary proposals, but they cannot vote your shares on non-discretionary items, as follows:

Non-Discretionary Items. The election of the Director nominees (Proposal No. 1), the approval of the 2023 Omnibus Incentive Plan (Proposal No. 3), the non-binding advisory vote to approve executive compensation (Proposal No. 4), and the non-binding vote on the frequency of the advisory vote on executive compensation (Proposal No. 5) are non-discretionary matters and may not be voted on by brokers or other financial institutions who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year (Proposal No. 2) is a discretionary item. Generally, when a broker or other financial institution does not receive a voting instruction form from a beneficial owner, the broker or other financial institution may vote on this proposal in their discretion; however, they are not required to vote the shares.

14.	How many votes are required to approve each proposal?

With respect to the election of the Director nominees (Proposal No. 1), all elections of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the Director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

Notwithstanding the foregoing, our Corporate Governance Guidelines set forth our procedures if a Director nominee in an uncontested election receives a majority of “withheld” votes. In an uncontested election, any Director nominee who receives a greater number of votes “withheld” from his or her election than votes “for’ his or her election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to consider all relevant factors and make recommendations to the Board as to whether the Director nominee’s resignation should be accepted or rejected, or if other action should be taken. The Board is required to take action with respect to this recommendation within 90 days after the certification of the election results.

For the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year (Proposal No. 2), the approval of the Omnibus Incentive Plan (Proposal No. 3), for the non-binding advisory vote to approve the compensation paid to our named executive officers (Proposal No. 4), and for any other matter that may be considered at the Annual Meeting, the approval of such proposals will require the affirmative vote a majority of the votes cast. While the votes on executive compensation (Proposal No. 4) and the

Hilton Grand Vacations	84	2023 PROXY STATEMENT

frequency of the advisory vote on executive compensation (Proposal No. 5) are advisory in nature and non-binding, the Board will review the voting results and take our stockholders’ viewpoint into consideration when making future decisions regarding executive compensation.

15.	How are votes counted?

Proposal No. 1: With respect to the election of directors, you may vote “FOR”, or you may “WITHHOLD” your vote with respect to each Director nominee. Votes that are withheld and broker non-votes will not be included in the vote totals and will not have an effect on the outcome of the election of directors. However, withhold votes will be considered when determining whether a director nominee will be required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee pursuant to our Corporate Governance Guidelines.

Proposal No. 2: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the vote to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year. Abstentions and broker non-votes will not be included in the vote totals for Proposal No. 2 and will have no effect on the outcome of the vote. However, brokers and other financial institutions have discretionary authority to vote on this proposal, if they do not receive voting instructions from a beneficial owner. Such discretionary votes of the broker or other financial institution will be counted in the vote totals and will affect the outcome of the vote.

Proposal No. 3: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the vote to approve the 2023 Omnibus Incentive Plan. Abstentions and broker non-votes will not be included in the vote totals for Proposal No. 3 and will have no effect on the outcome of the vote.

Proposal No. 4: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the non-binding advisory vote to approve the compensation paid to our named executive officers. Abstentions and broker non-votes will not be included in the vote total for Proposal No. 4 and will have no effect on the outcome of the vote.

Proposal No. 5: You may vote “ONE YEAR,” “TWO YEARS”, “THREE YEARS”, or “ABSTAIN” with respect to the non-binding advisory vote to determine whether a non-binding advisory stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years. Abstentions and broker non-votes will not be included in the vote totals for Proposal No. 5 and will have no effect on the outcome of the vote.

16.	Who will count the vote?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and tabulate the votes.

17.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election of each of the Director nominees as set forth in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year;

•	“FOR” the approval of the Omnibus Incentive Plan;

•	“FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers; and

•	“ONE YEAR” for the non-binding advisory vote on the frequency of the advisory vote on executive compensation paid to our named executive officers.

18.	Are there any arrangements or agreements pursuant to which any stockholder is obligated to vote for any of the proposals as recommended by the Board?

Yes. So long as the Apollo Investors own a certain minimum number of shares of our common stock, they are obligated to vote all of their shares as recommended by our Board with respect to routine matters put to a vote of

Hilton Grand Vacations	85	2023 PROXY STATEMENT

our stockholders. All of the proposals to be presented at the Annual Meeting are considered routine matters for this purpose. Therefore, at the Annual Meeting, the Apollo Investors are obligated to vote all of the shares that they owned as of the record date “FOR” each of the director nominees in Proposal No. 1, “FOR” Proposals 2, 3, and 4, and “ONE YEAR” for the vote on the frequency of the advisory vote on the approval of the compensation paid to our named executive officers. As of the record date, the Apollo Investors owned 30,295,825 shares of our common stock, which represents approximately 27.0% of the shares outstanding on the record date. See “Transactions with Related Persons—Apollo Agreements.”

19.	How do I vote my shares without attending the Annual Meeting?

Record Owners: If your shares are registered on the books of the Company via EQ Shareowner Services, our transfer agent, you may vote by the following methods:

•

Online — You may vote online. Go to www.proxyvote.com and following the voting instructions for completing an electronic proxy card. You will need the 16-digit number printed on your proxy card and on your Notice Regarding Internet Availability of Proxy Materials. Online voting will end at 11:59 p.m., Eastern Time, on May 2, 2023.

•

By Telephone — You may vote by telephone. Please call 1-800-690-6903 and follow the recorded voting instructions. You will need the 16-digit number printed on your proxy card and on your Notice Regarding Internet Availability of Proxy Materials. Telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 2, 2023.

•

By Mail — To vote by mail, complete, date and sign your proxy card where indicated, and return the proxy card in the mailing envelope provided to you with the proxy card. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and your title or capacity. Your proxy card mut be received by 5:00 p.m., Eastern Time, on May 2, 2023.

Beneficial Owners: If your shares are held in street name through your broker or other financial institution, please refer to the information provided by your broker or other financial institution, which explains how to submit voting instructions to your broker or other financial institution. In most instances, you will be able to submit voting instructions to your broker or other financial institution online, by telephone and by mail.

The deadline for beneficial owners to vote online or by telephone is the same as that for record owners. Online and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 2, 2023. If you choose to mail your voting instructions, they must be received by your broker’s or other financial institution’s deadline, which can be found in the information provided to you by your broker or other financial institution.

20.	How can I obtain a proxy card?

If you are a stockholder of record (your shares are not held in street name), you may obtain a proxy card by one of the following methods. You will need the 16-digit number printed on your Notice Regarding Internet Availability of Proxy Materials.

•	Online — You may request a proxy card by going to www.proxyvote.com. Follow the instructions on how to request a proxy card.

•	By Telephone — You may request a proxy card by calling 1-800-579-1639 free of charge to you. Follow the recorded instructions on how to request a proxy card.

•

By Email — To request an email copy of the proxy materials, send a blank email to sendmaterial@proxyvote.com. You must put the 16-digit number printed on your Notice Regarding Internet Availability of Proxy Materials in the subject line of the email. You will receive an email with electronic links to the proxy materials and the proxy voting site.

To facilitate timely delivery, all requests for paper copies must be received no later than April 19, 2023.

Hilton Grand Vacations	86	2023 PROXY STATEMENT

21.	How do I vote my shares at the Annual Meeting?

Record Owners: If you are a record owner and prefer to vote your shares in person at the Annual Meeting, you must bring proof of identification along with your Notice Regarding Internet Availability of Proxy Materials or other proof of ownership as of the Record Date. At the meeting, you will need to request a ballot.

Beneficial Owners: If you are a beneficial owner, you may vote in person at the Annual Meeting provided you obtain from the broker or other financial institution in whose name your shares are registered, a signed proxy giving you the right to vote the shares. You will need to check the box on the voting instruction form indicating you plan to attend the Annual Meeting. This will serve as a request to attend the meeting and vote your shares. Your broker should then send you an executed proxy to vote your shares that are registered in the broker’s name, which you must bring to the Annual Meeting in order to vote your shares in person. At the meeting, you will need to request a ballot.

Even if you plan to attend the Annual Meeting, you should submit a proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

22.	May I change my vote or revoke my proxy?

Record Owners: If you are a record owner, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than May 2, 2023;

•	voting again at a later time, online or by telephone before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 2, 2023;

•	submitting a properly signed proxy card with a later date that is received no later than May 2, 2023; or

•	attending the Annual Meeting, revoking your proxy, and voting at the meeting.

Beneficial Owners: If you own HGV shares through a broker or other financial institution, you may submit new voting instructions by contacting your broker or other financial institution.

23.	What does it mean if I receive more than one Notice Regarding Internet Availability of Proxy about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote online or by telephone, vote once for each notice that you receive.

24.	Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to print, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters are properly presented for consideration at the Annual Meeting and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

25.	Who will pay for the cost of this proxy solicitation?

HGV is paying the costs of the solicitation of proxies. We have retained Broadridge Financial Solutions, Inc. to assist in the distribution of the proxy materials to stockholders for an estimated fee of approximately $68,000 plus related direct expenses. We have retained Okapi Partners LLC to assist in the solicitation of proxies for the Annual Meeting for an estimated fee of $15,000 plus expenses. We must also pay brokers and other financial organizations representing beneficial owners certain fees associated with forwarding proxy materials and obtaining voting instructions from beneficial owners of HGV common stock.

A proxy solicitor and/or HGV’s directors, officers, and employees may also solicit proxies by mail, telephone, electronic communication and personal contact. HGV directors, officers and employees will not receive any additional compensation for these activities.

Hilton Grand Vacations	87	2023 PROXY STATEMENT

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2024 annual meeting of stockholders, the proposal must be mailed by certified or registered mail, return receipt requested, to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839. In order for a stockholder proposal to be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2024 annual meeting proxy statement and form of proxy, the proposal must be received by the Secretary on or before November 22, 2023. Failure to deliver a proposal in accordance with this procedure may result in the proposal being excluded from the Company’s proxy statement.

In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our annual meetings of stockholders. To make a director nomination or present other business for consideration at an annual meeting, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice must be mailed by certified or registered mail, return receipt requested to the Office of the Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839, and be received not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2024 annual meeting of stockholders, such a proposal must be received on or after January 4, 2024, but not later than February 3, 2024. In the event that the date of the annual meeting of stockholders to be held in 2024 is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2024 and not later than the 90th day prior to such annual meeting of stockholders to be held in 2024 or, if later, 10 calendar days following the day on which public announcement of the date of such annual meeting of stockholders is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2024 annual meeting of stockholders will confer discretionary authority to vote as the proxyholders deem advisable on such stockholder proposals that are considered untimely. In addition to satisfying the foregoing requirements under SEC Rule 14a-8(e) and Hilton Grand Vacation’s bylaws, stockholders who intend to solicit proxies in support of director nominees other than Hilton Grand Vacation’s nominees, must comply with the universal proxy rules by providing notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than March 4, 2024.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as banks and other financial institutions to deliver one copy of the Notice Regarding Internet Availability of Proxy Materials, or one copy of the proxy materials to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the notice or proxy materials. This process, which is commonly referred to as “householding” provides cost savings for companies and helps the environment by conserving natural resources.

To receive proxy materials or Notices Regarding Internet Availability of Proxy Materials for each stockholder sharing your same address, requests for additional copies can be made by calling 1-866-540-7095 or mailing Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

If at any time you want to participate in householding, or you want to end your participation, record owners may contact HGV’s registrar and transfer agent, EQ Shareowner Services, by phone at 1-800-468-9716 or by mail at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Beneficial owners should contact their broker or other financial institution to change their position with respect to householding.

Hilton Grand Vacations	88	2023 PROXY STATEMENT

AVAILABILITY OF ADDITIONAL MATERIALS

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, and proxy statements. To access these filings, go to our website at investors.hgv.com under the “Financials” heading. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Investor Relations, Hilton Grand Vacations Inc., 5323 Millenia Lakes Boulevard, Suite 400, Orlando, Florida 32839 or by email to IR@hgv.com.

OTHER BUSINESS

The Board does not know of any matters, other than those referred to in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the Annual Meeting. If other matters are presented that properly come before the Annual Meeting, the proxyholders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Charles R. Corbin

General Counsel and Secretary

Hilton Grand Vacations	89	2023 PROXY STATEMENT

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES TO MEASURES DETERMINED IN ACCORDANCE WITH U.S. GAAP

This Proxy Statement discloses certain financial measures that are not recognized under U.S. GAAP, including Economic Adjusted EBITDA and Contract Sales. Reconciliations of net income to Economic Adjusted EBITDA and Sales of VOI, net, to Contract Sales are set forth below.

Economic Adjusted EBITDA is defined as Adjusted EBITDA, as further adjusted for net recognitions and deferrals of revenues and related direct expenses from the sales of VOls under construction. Under Accounting Standards Codification Topic 606 (“ASC 606”), HGV defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed. We refer to this below as “Net Construction Deferral Activity.”

Adjusted EBITDA is calculated as EBITDA, as further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.

EBITDA reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

HGV believes that EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA (which we also sometimes refer to as Adjusted EBITDA, as affected by, or adjusted for, net deferral or “Net Construction Deferral Activity”) provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP.

Some of these limitations are that EBITDA, Adjusted EBITDA and/or Economic Adjusted EBITDA:

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	not reflect our tax expense or the cash requirements to pay our taxes;

•	do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and

•	may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Hilton Grand Vacations	A-1	2023 PROXY STATEMENT

Because of these limitations, EBITDA, Adjusted EBITDA and Economic Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Contract Sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract Sales differ from revenues from the Sales of VOIs, net, that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider Contract Sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization.

EBITDA, Adjusted EBITDA, Economic Adjusted EBITDA and Contract Sales are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA, Economic Adjusted EBITDA and Contract Sales may not be comparable to similarly titled measures of other companies.

Consistent with prior years, for the foregoing reasons, the Compensation Committee selected Economic Adjusted EBITDA as the corporate objective for 2022 for the NEOs’ STI awards, and Economic Adjusted EBITDA and Contract Sales as metrics for the PSUs.

Hilton Grand Vacations	A-2	2023 PROXY STATEMENT

HILTON GRAND VACATIONS INC.

NET INCOME

TO ECONOMIC ADJUSTED EBITDA

(in millions)

	Year Ended December 31,

	2022	2021	2020

Net income	$352	$176	$(201)

Interest expense	$142	$105	$43

Income tax expense	$129	$93	$(79)

Depreciation and amortization	$244	$126	$45

Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	$2	$1	$2

EBITDA	$869	$501	$(190)

Other loss (gain), net	$1	$26	$(3)

Share-based compensation expense	$46	$48	$15

Acquisition and integration-related expense	$67	$106	—

Impairment expense	$17	$2	$209

Other adjustment items (1)	$65	$33	$26

Adjusted EBITDA	$1,065	$716	$57

Net Construction Deferral Activity

Sales of VOI (deferrals) recognition	$31	$133	$(85)

Cost of VOI sales (deferrals) recognition (2)	$11	$38	$(23)

Sales and marketing expense (deferral) recognition	$4	$19	$(13)

Net construction (deferral) recognition (3)	$16	$76	$(49)

Economic Adjusted EBITDA	$1,049	$640	$106

(1)	Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.
(2)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(3)	Represents net deferrals or recognitions of Sales of VOI revenue and direct costs for properties under construction.

Hilton Grand Vacations	A-3	2023 PROXY STATEMENT

HILTON GRAND VACATIONS INC.

SALES OF VOI, net

TO CONTRACT SALES

(in millions)

	Year Ended December 31,

	2022	2021	2020

Sales of VOIs, net	$1,491	$883	$108

Fee-for-service sales (1)	$693	$424	$275

Provision for financing receivables losses	$142	$121	$75

Reportability and other

Net recognition of sales of VOIs under construction (2)	$(31)	$(133)	$85

Fee-for-service sale upgrades, net	$(18)	$(14)	$(16)

Other (3)	$104	$71	$1

Contract Sales	$2,381	$1,352	$528

(1)	Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)	Represents the net recognition of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.

Hilton Grand Vacations	A-4	2023 PROXY STATEMENT

APPENDIX B

HILTON GRAND VACATIONS INC.

2023 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby officers, employees, directors, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.

(b) “Adjustment Event” has the meaning given to such term in Section 12(a) of the Plan.

(c) “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(d) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award, Other Cash-Based Award and Performance Award granted under the Plan.

(e) “Award Agreement” means the document or documents by which each Award (other than an Other Cash-Based Award) is evidenced, which may be in written or electronic form.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, a good faith determination of the Committee or its designee that (i) there is “cause” to terminate a Participant’s employment or service, as defined in and in accordance with any employment or consulting agreement between the Participant and any member of the Company Group or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), any of the following has occurred with respect to a Participant: (A) such Participant has failed to reasonably perform his or her duties to the Service Recipient, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, in a manner that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate, following notice by the Company Group or such Affiliate of such failure, (B) such Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate, (C) such Participant has been convicted of, or pled guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of such Participant that could reasonably be expected to result in harm (whether financially, reputationally or

Hilton Grand Vacations	B-1	2023 PROXY STATEMENT

otherwise) to any member of the Company Group or an Affiliate, (E) the willful violation by such Participant of the written policies of the Service Recipient or any applicable written policies of any member of the Company Group that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate; (F) such Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company Group or an Affiliate (other than good faith expense account disputes); (G) such Participant’s act of personal dishonesty which involves personal profit in connection with such Participant’s employment or service with the Company Group or an Affiliate, or (H) the willful breach by such Participant of fiduciary duty owed to the Service Recipient.

(h) “Change in Control” means:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (clauses (A) and (B), the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant); or (IV) any acquisition in one transaction or a series of related transactions, by any Person directly from The Blackstone Group L.P. and/or its Affiliates;

(ii) during any period of twenty-four (24) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination, 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity) is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

Hilton Grand Vacations	B-2	2023 PROXY STATEMENT

(j) “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(k) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(l) “Company” means Hilton Grand Vacations Inc., a Delaware corporation, and any successor thereto.

(m) “Company Group” means, collectively, the Company and its Subsidiaries.

(n) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(o) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(p) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; or (iii) a material breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group.

(q) “Disability” means, unless in the case of a particular Award the applicable Award Agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee (or its designee) in its sole discretion.

(r) “Effective Date” means May 3, 2023.

(s) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) a director of any member of the Company Group; or (ii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) and (ii) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u) “Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.

(v) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common

Hilton Grand Vacations	B-3	2023 PROXY STATEMENT

Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(w) “GAAP” has the meaning given to such term in Section 7(d) of the Plan.

(x) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(y) “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.

(z) “Minimum Vesting Condition” means, with respect to any Award, that vesting of (or lapsing of restrictions on) such Award does not occur earlier than the first anniversary of the Date of Grant (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service), other than (i) in connection with a Change in Control, or (ii) as a result of a Participant’s death or Disability. For purposes of Awards granted to Non-Employee Directors, the Minimum Vesting Condition shall be deemed satisfied if the vesting period commences on the date of an annual meeting of stockholders and concludes on the date of the next annual meeting of stockholders.

(aa) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company Group.

(bb) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given to such term in Section 7(c)(i) of the Plan.

(ee) “Other Cash-Based Award” means an Award that is not a Stock Appreciation Right or Restricted Stock Unit granted under Section 10 of the Plan that is denominated and/or payable in cash.

(ff) “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award, that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock, and/or (ii) measured by reference to the value of Common Stock.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(hh) “Performance Award” means any Award designated by the Committee as a Performance Award pursuant to Section 11 of the Plan.

(ii) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Award under the Plan.

(jj) “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

Hilton Grand Vacations	B-4	2023 PROXY STATEMENT

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” means the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

(mm) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(nn) “Plan” means this Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan, as it may be amended and restated from time to time.

(oo) “Prior Plans” means the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan, as amended, and the Hilton Grand Vacations Inc. 2017 Plan for Non-Employee Directors.

(pp) “Qualifying Director” means a person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.

(rr) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt) “SAR Period” has the meaning given to such term in Section 8(c) of the Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(ww) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(xx) “Strike Price” has the meaning given to such term in Section 8(b) of the Plan.

(yy) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency

Hilton Grand Vacations	B-5	2023 PROXY STATEMENT

and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership, limited liability company or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner (or functional equivalent thereof) of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(zz) “Substitute Award” has the meaning given to such term in Section 5(e) of the Plan.

(aaa) “Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of (i) granting Awards under uniform terms, conditions and restrictions set forth in such Sub-Plan, or (ii) permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(bbb) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemption provided by Rule 16b-3 promulgated under the Exchange Act, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate

Hilton Grand Vacations	B-6	2023 PROXY STATEMENT

for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to persons who are subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

Hilton Grand Vacations	B-7	2023 PROXY STATEMENT

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b) Subject to Section 12 of the Plan, no more than 5,240,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan, all of which may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan, plus any Shares underlying awards outstanding under the Prior Plans that, on or after the Effective Date, expire or are canceled, forfeited, or terminated without issuance to the holder thereof of the full number of shares of Common Stock to which the award related and thereupon become available for grant under the Plan pursuant to Section 5(e). From and after the Effective Date, no further awards shall be granted under the Prior Plans, and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.16

(c) No more than five percent (5%) of the shares of Common Stock authorized under the Plan may be granted pursuant to Awards which do not satisfy the Minimum Vesting Condition (the “Carve-Out Limit”).

(d) With respect to any one calendar year, the aggregate compensation that may be granted to any Non-Employee Director, including all meeting fees, cash retainers and Awards, shall not exceed $1,000,000, or $1,500,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate grant date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

(e) Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares will again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of Awards if the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been issued in settlement of a SAR or Restricted Stock Unit that only provides for settlement in cash and settles only in cash or in respect of any Other Cash-Based Award. In no event shall (i) shares tendered or withheld on the exercise of Options or other Award for the payment of the exercise or purchase price or withholding taxes, (ii) shares not issued upon the settlement of a SAR that settles in shares of Common Stock (or could settle in shares of Common Stock), or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan.

(f) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(g) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit or the Carve-Out Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

Hilton Grand Vacations	B-8	2023 PROXY STATEMENT

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration; Termination.

(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. Grants of Options that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition, comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, the Carve-Out Limit. Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company- imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient other than for Cause; or (B) a Participant’s Termination by the Service Recipient due to death or Disability, in each case within 12 months following a Change in Control, each outstanding Option granted to such Participant shall become fully vested and immediately exercisable as of the date of such Termination; provided, that in the event the vesting or exercisability of any Option would otherwise be subject to the achievement of performance conditions, the portion of any such Option that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be

Hilton Grand Vacations	B-9	2023 PROXY STATEMENT

reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.

(iii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, after taking into account any accelerated vesting under the above clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for any period of time as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

Hilton Grand Vacations	B-10	2023 PROXY STATEMENT

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration; Termination.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. Grants of SARs that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition, comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, the Carve-Out Limit. SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient other than for Cause; or (B) a Participant’s Termination by the Service Recipient due to death or Disability, in each case within 12 months following a Change in Control, outstanding SARs granted to such Participant shall become fully vested and immediately exercisable as of the date of such Termination; provided, that in the event the vesting or exercisability of any SARs would otherwise be subject to the achievement of performance conditions, the portion of any such SAR that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.

(iii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, after taking into account any accelerated vesting under the above clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period); and (C) a Participant’s Termination for any other reason each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

Hilton Grand Vacations	B-11	2023 PROXY STATEMENT

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided that, notwithstanding the foregoing, dividend rights, if any related to such Restricted Stock shall be subject to the provisions of Section 14(c) herein. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c) Vesting; Termination.

(i) Subject to the Minimum Vesting Condition, Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee. Grants of Restricted Stock and Restricted Stock Units that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition, comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, the Carve-Out Limit.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Company other than for Cause, or (B) a Participant’s

Hilton Grand Vacations	B-12	2023 PROXY STATEMENT

Termination due to death or Disability, in each case within 12 months following a Change in Control, outstanding Restricted Stock and Restricted Stock Units granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such Termination; provided, that in the event the vesting or lapse of restrictions of any Restricted Stock or Restricted Stock Units would otherwise be subject to the achievement of performance conditions, the portion of any such Restricted Stock or Restricted Stock Units that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.

(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement or otherwise, upon the payment by the Company of dividends on shares of Common Stock, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments in cash (unless, the Committee, in its sole discretion, elects to credit such payments in shares of Common Stock or additional Restricted Stock Units having a Fair Market Value equal to the amount of such dividend), and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee, which accumulated dividend equivalents (and earnings or interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or earnings or interest thereon, if applicable).

Hilton Grand Vacations	B-13	2023 PROXY STATEMENT

(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HILTON GRAND VACATIONS INC. 2023 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN HILTON GRAND VACATIONS INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HILTON GRAND VACATIONS INC.

10. Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant Other Equity-Based Awards and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(a) of the Plan. Grants of Other Equity-Based Awards that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition, comprise Awards with respect to a number of shares of Common Stock that does not exceed the Carve-Out Limit.

11. Performance Awards.

(a) General. The Committee shall have the authority to grant any Award under this Plan, including Other Cash-Based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards.

(b) Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, subject to the Minimum Vesting Condition, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e). Within the first ninety (90) days of a Performance Period, the Committee shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing. All Performance Awards shall be evidenced by an Award Agreement or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include, but shall not be limited to, the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to

Hilton Grand Vacations	B-14	2023 PROXY STATEMENT

be measured on a per share basis; (viii) earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) stockholder return; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) timely completion of new product rollouts; (xxiv) timely opening of new facilities; (xxv) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxvi) system-wide revenues; (xxvii) franchise and/or royalty income; (xxviii) comparisons of continuing operations to other operations; (xxix) market share; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets; (xxxii) franchisee growth and retention, co-branding or international operation; (xxxiii) management fee or licensing fee growth; (xxxiv) capital expenditures; (xxxv) guest satisfaction; (xxxvi) RevPAR (revenue per available room); or (xxxvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(d) Payment of Performance Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, a Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that (A) the Performance Goals for such period are achieved, and (B) all or some portion of such Participant’s Performance Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) a Participant’s Termination by the Company other than for Cause, or (y) a Participant’s Termination due to death or Disability, in each case, within twelve (12) months following a Change in Control, the Participant shall receive payment in respect of a Performance Award based on (1) actual performance through the date of Termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case, prorated based on the time elapsed from the Date of Grant to the date of Termination.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Award actually payable for the Performance Period.

Hilton Grand Vacations	B-15	2023 PROXY STATEMENT

(e) Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, Performance Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

12. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Other Cash-Based Awards):

(a) General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; or (III) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

(b) Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:

(i) substitution or assumption of Awards (or awards of an acquiring company), acceleration of the vesting of, exercisability of, lapse of restrictions on, or termination of, Awards, or establishment of a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);

(ii) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per

Hilton Grand Vacations	B-16	2023 PROXY STATEMENT

share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards prior to cancellation, or the underlying shares in respect thereof; and

(iii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, conversion or replacement of any Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the Award (as determined consistent with clause (ii) above), which is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced Award.

Payments to holders pursuant to clauses (ii) or (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Fractional Shares. Any adjustment provided under this Section 12 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

(e) Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 12 shall be conclusive and binding for all purposes.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement,

Hilton Grand Vacations	B-17	2023 PROXY STATEMENT

prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that in no event shall any such amendment alter the Minimum Vesting Condition.

(c) No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General.

(a) Award Agreements. Each Award (other than an Other Cash-Based Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company or a Subsidiary.

(b) Nontransferability. Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award (other than Options and SARs) with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, however, that dividends, dividend equivalents or other similar payments shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Any such dividends, dividend equivalents or other similar payments in respect of unearned or unvested Awards shall be paid within fifteen (16) days after such Awards are earned or vested and become payable or distributable unless the Committee determines otherwise or the Award Agreement provides otherwise. No dividends shall be payable on Options or SARs.

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income,

Hilton Grand Vacations	B-18	2023 PROXY STATEMENT

employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(ii) Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) having an aggregate Fair Market Value equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(e) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(f) No Claim to Awards; No Rights to Continued Employment or Service; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be

Hilton Grand Vacations	B-19	2023 PROXY STATEMENT

controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

(i) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(k) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

Hilton Grand Vacations	B-20	2023 PROXY STATEMENT

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m) Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

Hilton Grand Vacations	B-21	2023 PROXY STATEMENT

(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(s) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month

Hilton Grand Vacations	B-22	2023 PROXY STATEMENT

delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(v) Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

(w) Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:

(i) cancellation of any or all of such Participant’s outstanding Awards; or

(ii) forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and to repay any such gain promptly to the Company.

(x) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(y) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

The foregoing is hereby acknowledged as being Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan as adopted by the Board on March 8, 2023 and approved by the Company’s stockholders on __________, 2023.

Hilton Grand Vacations	B-23	2023 PROXY STATEMENT

5323 Millenia Lakes Boulevard

Orlando, Florida 32839

www.hgv.com

HILTON GRAND VACATIONS INC. 5323 MILLENIA LAKES BLVD., SUITE 400 ORLANDO, FLORIDA 32839 SCAN TO VIEW MATERIALS $ VOTE Your Vote Matters! – here’s how to vote! You may vote online or by phone instead of mailing this card. Have this card in hand and follow the instructions. Votes submitted online or by phone must be received by 11:59 p.m., Eastern Time, on May 2, 2023. ONLINE To vote online, go to www.proxyvote.com or scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) in the subject line. PHONE Call toll free 1-800-690-6903 within the U.S., U.S. territories and Canada. BY MAIL Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IN PERSON At the meeting, you will need to request a ballot to vote the shares. Beneficial owners must obtain a legal proxy from their bank or broker before the meeting. Save paper, time and money! Sign up for electronic delivery at www.proxyvote.com. When prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V00855-P87893 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HILTON GRAND VACATIONS INC. The Board of Directors recommends you vote FOR the For All Withhold For All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. following: 1. The Board of Directors recommends you vote FOR proposals 2, 3, and 4. The Board of Directors recommends you vote ONE YEAR for proposal 5. 2. 3. 4. 5. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Election of Directors Nominees: 01) Mark D. Wang 02) Leonard A. Potter 03) Brenda J. Bacon 04) David W. Johnson 05) Mark H. Lazarus Ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2023 fiscal year. Approve the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan. Approve by non-binding vote the compensation paid to the Company’s named executive officers. Vote, on an advisory basis, on the frequency of non-binding votes on executive compensation. 06) 07) 08) 09) Pamela H. Patsley David Sambur Alex van Hoek Paul W. Whetsell Date Signature (Joint Owners) One Two Year Years ! Date For Against Three Years Abstain Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders and Proxy Statement, and the Annual Report are available at www.proxyvote.com. V00856-P87893 HILTON GRAND VACATIONS INC. Annual Meeting of Stockholders May 3, 2023 8:30 a.m., Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Mark D. Wang, Daniel J. Mathewes and Charles R. Corbin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hilton Grand Vacations Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Hilton Grand Vacations Inc. to be held on May 3, 2023 at 8:30 a.m., Eastern Time or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, “ONE YEAR” FOR PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side